As filed with the United States Securities and Exchange Commission on December 2, 2021
under the Securities Act of 1933, as amended.
No. 333-258599

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Banyan Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware	6770	86-2556699
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
400 Skokie Blvd
Suite 820
Northbrook, Illinois 60062
(847) 757-3812
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jerry Hyman Chairman 400 Skokie Blvd Suite 820 Northbrook, Illinois 60062 (847) 757-3812	Keith Jaffee Chief Executive Officer 400 Skokie Blvd Suite 820 Northbrook, Illinois 60062 (847) 757-3812
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Mark D. Wood Timothy J. Kirby Evan S. Borenstein Katten Muchin Rosenman LLP 575 Madison Avenue New York, New York 10022 Tel: (212) 940-8800	Stuart Neuhauser Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant(2)	23,000,000 units	$10.00	$230,000,000	$25,093.00
Shares of Class A common stock included as part of the units(3)	23,000,000 shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	11,500,000 warrants	—	—	—(4)
Total		—	$23,000,000	$25,093.00(5)

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 3,000,000 units, consisting of 3,000,000 shares of Class A common stock and 1,500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(4)
No fee pursuant to Rule 457(g).

(5)
Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROSPECTUS           SUBJECT TO COMPLETION, DATED           , 2021
$200,000,000
Banyan Acquisition Corporation
20,000,000 Units

Banyan Acquisition Corporation is a newly incorporated blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While we may pursue an initial business combination target in any industry or geographic location (subject to certain limitations described in this prospectus), we currently intend to focus our efforts on identifying business combination targets in the foodservice industry.
This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one share of our Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will become exercisable on the later of 30 days after the completion of our initial business combination and twelve months from the closing of this offering, and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. Subject to the terms and conditions described in this prospectus, we may redeem the warrants once the warrants become exercisable. We have also granted the underwriters a 45-day option to purchase up to an additional 3,000,000 units to cover over-allotments, if any.
We are an “emerging growth company” and “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves risks. See “Risk Factors” beginning on page 39. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.
	Per Unit	Total
Public offering price	$10.00	$200,000,000
Underwriting discounts and commissions(1)	$0.60	$12,000,000
Proceeds, before expenses, to us	$9.40	$188,000,000

(1)
Includes $0.40 per unit, or $8,000,000 (or $9,200,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate, payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. Does not include certain fees and expenses payable to the underwriters in connection with this offering. See also “Underwriting” for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of private placement warrants to our sponsor and BTIG as described in this prospectus, $204,000,000 or $234,600,000 if the underwriters’ over-allotment option is exercised in full ($10.20 per unit, in either case, which does not include up to an additional $0.20 per unit in the aggregate which may be added if we choose to extend the time to complete a business combination in certain instances as further described in this prospectus), will be deposited into a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus), subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.
The underwriters are offering the units for sale on a firm commitment basis. Delivery of the units will be made on or about           , 2021.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Sole Bookrunner
BTIG
The date of this prospectus is           , 2021.

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of our Class A common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below calculated as of two business days prior to the completion of our initial business combination, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable thereon), divided by the number of then issued and outstanding shares of our Class A common stock that were sold as part of the units in this offering, which we refer to collectively as our “public shares” throughout this prospectus, subject to the limitations described herein. If we have not completed our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus), we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable thereon), divided by the number of then issued and outstanding public shares, subject to applicable law and as further described herein.
Our sponsor, Banyan Acquisition Sponsor LLC, a Delaware limited liability company (which we refer to as our “sponsor” throughout this prospectus), has committed to purchase an aggregate of 9,250,000 warrants (or 10,450,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per warrant (for an aggregate of $9,250,000, or $ 10,450,000 if the underwriters’ over-allotment option is exercised in full), and BTIG, LLC (which we also refer to as “BTIG” throughout this prospectus), has committed to purchase an aggregate of 1,000,000 warrants (which is not subject to increase if the underwriters’ over-allotment option is exercised), also at a price of $1.00 per warrant (for an aggregate of $1,000,000), in each case pursuant to a written agreement in a private placement that will close simultaneously with the closing of this offering. We refer to warrants being purchased by our sponsor and BTIG which are described above throughout this prospectus as the “private placement warrants.” Each private placement warrant entitles the holder thereof to purchase one share of Class A common stock at $11.50 per share, subject to adjustment as provided herein.
If we anticipate that we may not be able to consummate our initial business combination within 15 months from the closing of this offering, we may, at our sponsor’s option, extend the period of time to consummate a business combination up to two times without stockholder approval, each for an additional three months (for a total of up to 21 months to complete a business combination) (each such three-month period, a “Funded Extension Period”), so long as our sponsor and/or its affiliates or designees deposit into the trust account: (i) with respect to a single Funded Extension Period, an additional $0.10 per unit (for an aggregate of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full) (an “Extension Payment”), and (ii) with respect to two consecutive Funded Extension Periods, an Extension Payment prior to each Funded Extension Period, or $0.20 per unit in the aggregate (for an aggregate of $4,000,000, or $4,600,000 if the underwriters’ over-allotment option is exercised in full), upon five days advance notice prior to the applicable deadline pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company. However, if, prior to the time that an Extension Payment would otherwise be due for either Funded Extension Period, we enter into a definitive agreement with respect to our initial business combination, no Extension Payment will be required for that Funded Extension Period, and the period of time to consummate a business transaction will be extended for the duration of that Funded Extension Period; provided, that our entry into a definitive agreement may only be used to substitute for a single Extension Payment. Our public stockholders will not be entitled to vote or redeem their shares in connection with any Funded Extension Periods, whether as a result of an Extension Payment or a definitive agreement. As a result, we may affect such an extension even if a majority of our public stockholders do not support such an extension and none of our public stockholders will be able to redeem their shares in connection with such an extension. This feature is different than the traditional special purpose acquisition company structure, in which any extension of the company’s period to complete a business combination requires a vote of the company’s stockholders and such stockholders have the right to redeem their public shares in connection with such vote (although an extension without depositing additional funds into the trust account could still be pursued in the manner available in the traditional special purpose acquisition company structure).

Our initial stockholders currently hold 6,900,000 shares of our Class B common stock (which we refer to as “founder shares” as further described herein), up to 900,000 of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The shares of our Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amounts issued in this offering and related to the closing of our initial business combination, the ratio at which the shares of our Class B common stock will convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the issued and outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, 23% of the sum of all shares of our Class A common stock issued and outstanding upon the completion of this offering, plus all shares of our Class A common stock and equity-linked securities issued or deemed issued in connection with our initial business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination. Prior to our initial business combination, holders of our Class B common stock will have the right to elect all of our directors and may remove members of the board of directors for any reason. On any other matter submitted to a vote of our stockholders, holders of our Class B common stock and holders of our Class A common stock will vote together as a single class, except as required by law.
Prior to this offering, there has been no public market for our units, Class A common stock or warrants. We intend to apply to list our units on the New York Stock Exchange (“NYSE”) under the symbol “BYN.U” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on NYSE. The shares of Class A common stock and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless BTIG, LLC informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) containing an audited balance sheet of the company reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities constituting the units begin separate trading, we expect that the Class A common stock and warrants will be listed on NYSE under the symbols “BYN” and “BYN.WS,” respectively.

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and neither we nor the underwriters take any responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is current only as of the date on the front of this prospectus. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.
Until                 , 2021, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

i

Trademarks
This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ii

SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.
Definitions
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
•
“amended and restated certificate of incorporation” are to our amended and restated certificate of incorporation to be in effect upon completion of this offering;

•
“BTIG” is to BTIG, LLC, an underwriter of this offering;

•
“common stock” are to our Class A common stock and our Class B common stock;

•
“directors” are to our current directors and our director nominees named in this prospectus;

•
“founder shares” are to shares of our Class B common stock initially purchased by our sponsor in a private placement prior to this offering and our shares of Class A common stock that will be issued upon conversion thereof as provided therein;

•
“initial stockholders” are to our sponsor and the other holders of our founder shares prior to this offering (if any);

•
“letter agreement” are to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

•
“management” or our “management team” are to our directors and officers;

•
“private placement warrants” are to the warrants sold to our sponsor and BTIG in a private placement simultaneously with the closing of this offering;

•
“public shares” are to shares of our Class A common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•
“public stockholders” are to the holders of our public shares, including our sponsor, directors and officers to the extent our sponsor, directors or officers purchase public shares, provided their status as a “public stockholder” shall only exist with respect to such public shares;

•
“special advisor” are to Brett Biggs, who will serve as a special advisor to the Company;

•
“sponsor” are to Banyan Acquisition Sponsor LLC, a Delaware limited liability company;

•
“warrants” are to our redeemable warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market); and

•
“we,” “us,” “our” or our “company” are to Banyan Acquisition Corporation, a Delaware corporation.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and the forfeiture by our sponsor of 900,000 founder shares.
General
We are a newly formed blank check company incorporated as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.
We believe that our management team’s decades of experience and relationships with leading businesses in the foodservice industry and their founders, executives and investors, the extensive industry and geographical reach of our management team’s network and our management team’s prior experience in private markets investing will give us a competitive advantage in pursuing a broad range of opportunities in many industries. Although we may pursue an initial business combination target in any sector, industry or geographic location, we currently intend to focus our efforts on identifying business combination targets in the foodservice industry, including:
•
foodservice equipment and supply manufacturers,

•
commercial food manufacturers,

•
commercial food dealers,

•
industry adjacent digital businesses,

•
emerging restaurant concepts, and

•
other similar categories of businesses.

Our management team has decades of experience as operating executives, with demonstrated success growing and investing in foodservice businesses. As both investors and operators, members of our management team have extensive insight into industry and acquisition trends and they have a vast network of industry relationships. Our management team has proficiency in utilizing industry trends and capitalizing on them through acquisition, start-up business creation, and strategic planning. We understand the challenges that the foodservice industry currently faces and believe our team can not only identify a suitable business combination target, but also assist that business in finding opportunities to maximize growth and profitability through strategic plans or acquisition. Additionally, members of our board of directors and our advisors have diverse and additive experiences and networks, enhancing our ability to successfully execute a merger.
We expect to target companies with certain industry and business characteristics, including long term growth prospects, strong management teams, high barriers to entry, opportunities for further acquisition, strong recurring revenues, sustainable operating margins and attractive free cash flow characteristics.
Our Management Team
Our management team consists of individuals who are experienced executives, operators, deal-makers, entrepreneurs and investors, with deep experience driving growth by optimizing operations, identifying strategic growth initiatives, and sourcing/structuring accretive acquisitions. Collectively the team possesses a wide-ranging set of competencies, with exceptional financial acumen and an extensive track record of growth and value creation. Our management team has differentiated experience, representing the two main business verticals within the industry, manufacturing and distribution. This experience is represented across various growth trajectories and strategic plans. The team is led by Jerry Hyman and Keith Jaffee. In addition, our management team controls our sponsor and contributed a significant portion of the funds that our sponsor will use to purchase warrants, which funds will in turn be used to pay our operating expenses and expenses of this offering, including the non-deferred portion of the underwriters’ compensation. Our initial stockholders, consisting of our sponsor, independent directors and certain advisors, also currently own 6,900,000 shares of Class B common stock, up to 900,000 of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The Class B common stock will automatically convert into Class A common stock at the time of our initial business combination or earlier at the option of the holders thereof as described in the section entitled “Description of Securities.” Accordingly, we believe that our management team is incentivized and has the appropriate expertise to identify and acquire a high quality, high growth business in the food service industry.
Our Chairman, Jerry Hyman, is a foodservice industry veteran who spent 17 year as CEO of TriMark USA, from 2003 to 2020, leading it to become the largest foodservice dealer in the United States, and currently serves as its chairman. Jerry joined the business that became TriMark USA in 1981. During his time as CEO, annual revenue increased from approximately $50 million to $2.1 billion. Under Jerry’s leadership, TriMark USA successfully executed an industry roll-up strategy with four successive private equity sponsors. During his tenures with each private equity sponsor, including Bradford Equities, Audax Group, Warburg Pincus, and a joint venture of Blackstone and Centerbridge, Jerry transformed the businesses, through both acquisition-driven and organic growth. Notably, during his tenure as CEO, many of the acquisitions

TriMark USA completed were sourced on a proprietary basis, demonstrating his repeated ability to achieve compelling acquisition multiples. Beyond acquisitions and growth strategies, Jerry undertook a number of initiatives as CEO, including e-commerce, private label product development, and employee development. By 2019, the business had grown to encompass 3,100 employees, over 60 locations, and approximately 3.1 million square feet of warehouse and office space. During the 2008 financial crisis to 2021, Jerry founded NexGen Procurement Corp., a unique industry buying group, whose members consisted of TriMark USA and several of the other largest, competing distributors in the foodservice equipment space, which was created to focus the supply chain of the industry’s largest manufacturers and dealers to maximize profitability through increased volume. From NexGen’s establishment through January 2020, Jerry has served as its President and was also a member of its board until he stepped down from his role as TriMark CEO. Under his leadership, NexGen grew to over $4 billion in purchasing volume and changed the dynamics in the industry.
The career of our CEO, Keith Jaffee, has spanned four decades with a focus on buying and building companies in the commercial foodservice equipment and consumer products sectors. He is a career operator focused on manufacturing and distribution process improvement, business simplification/consolidation, industry relationships, and opportunistic acquisitions that offer value creation through synergy. Keith began his career at AMCO Corporation in 1982, a Chicago-based manufacturer in the foodservice equipment and supply industry, with a primary focus on commercial storage products. Keith served as President and CEO of AMCO from 1986 through 1997. As CEO, Keith oversaw its acquisition by Leggett & Platt (“L&P”), a publicly traded diversified manufacturer. Following the transaction, at L&P Keith served as the President of the Storage Products Group and eventually the Store Fixtures Group. While overseeing these divisions, Keith’s focus was on the acquisition and consolidation of 15 separate businesses in the categories, amounting for hundreds of millions of dollars in completed acquisitions. At L&P in 2000, the combined 25 operating businesses under his management produced significant revenues, primarily from the foodservice and big-box retail channels. In 2001, an investment group led by Keith purchased select businesses of the Storage Products Group division from L&P to form Focus Products Group, where he was the Chairman and CEO from 2001 through 2009. Focus Products Group went on to become a collection of brands and businesses in the housewares, foodservice, and hospitality industry. Through both organic growth and 16 accretive acquisitions, Focus Products Group grew to a business hundreds of millions of dollars in annual revenue in 2006. Keith sold Focus Products Group in 2006 to a Chicago-based private equity group, Sterling Partners, realizing a significant return on invested capital. Since then, Keith has remained active in the industry, most recently serving on the Board of Directors at Edward Don, as Strategic Advisor at Adams Burch, and as financial sponsor of both Snapdrape Brands and FoodServiceExchange. Additionally, from 1998 to 1999 Keith served as the first 2-year President of NAFEM (North American Food Equipment Manufacturers). In 2015, NAFEM honored Keith with its Lifetime Achievement Award.
Our Chief Financial Officer, George Courtot, comes to us with 23 years of experience in the foodservice industry. In 1996, George joined the business that became TriMark USA as Chief Financial Officer. He partnered with Jerry Hyman to complete 14 acquisitions and assist in growing the business to $2.1 billion in revenue. Prior to joining TriMark USA, George worked for 16 years at V.P. Winter Distributing Company (Winter), a wholesale distributor in the millwork distribution industry, privately held and later a subsidiary of a publicly traded United Kingdom company. During his tenure at Winter, George held the positions of Chief Financial Officer and Division President.
Our Directors
Our Directors nominees have a diverse set of experiences, across a number of industries and transactions. Our director nominees are Bruce Lubin, Kimberley Annette Rimsza, Otis Carter and Peter Cameron, each of whom we expect to be independent directors upon consummation of this offering.
Bruce Lubin is the Vice Chairman of CIBC USA which has over $40 billion in assets. Over his 37-year career in commercial banking, he played an integral part of both the growth and M&A strategy of several banks leading several multi-billion dollar transactions. His career began at Exchange National Bank from 1981 to 1989, leading to the ultimate sale to LaSalle National Bank. He then went on to a leadership role at LaSalle, serving as Executive Vice President. Bruce helped to grow LaSalle’s assets significantly from 1989 to 2007. In 2007, Bruce was part of the team that executed a sale to Bank of America for $21 billion. At that time, he left to join publicly-listed Private Bank. As President of Commercial Banking at Private Bank,

he and the team grew assets to many billions of dollars as of 2017, leading to an ultimate sale to CIBC in 2017 for $5 billion. In addition to his current role as Vice Chairman, Bruce serves as the Chairman for the Chicagoland Chamber of Commerce, Board Member of the Governing Committee of AJC, and Board Member of the Civic Consulting Alliance.
Kimberley Annette Rimsza has been involved in the foodservice industry for over 35 years, having sold her family business, of which she was President and CEO, to TriMark USA, in 2007. She was an executive of TriMark USA from 2007 to 2020 and played a key role in M&A during her tenure. As the Executive Vice President of the Western Region, a greater than $600 million annual revenue territory, she was on the senior leadership team which was actively involved in the sale of TriMark USA in 2018 to TriMark USA’s current private equity sponsors, Centerbridge and Blackstone. She was a key contributor in identifying and acquiring two companies in the Western Region, which added over $180 million in annual revenue. Kim began her career in manufacturing, both at Hobart Corporation (ITW) and Groen (Dover). She was also President of the Foodservice Industry’s Trade Organization FEDA (Foodservice Equipment Distributors Association) and has served in a board and officer capacity for several other industry organizations.
Otis Carter has served as General Counsel of CMS/Nextech, a portfolio company of Audax Group, since January 2021, where he is responsible for all legal, governance and compliance matters, as well as executing strategic M&A activities. Prior to CMS/Nextech, he served as General Counsel and Corporate Secretary for TriMark USA from 2014 to 2021, partnering with Mr. Hyman to lead the negotiation and execution of strategic partnerships and M&A transactions that led to TriMark USA becoming the country’s largest commercial foodservice equipment and supplies dealer. Before TriMark USA, Mr. Carter was a private equity attorney with Kirkland & Ellis LLP and Ropes & Gray LLP, representing private equity sponsors, alternative asset managers and their portfolio companies on M&A and financing transactions as large as $7 billion. Mr. Carter earned his J.D. from Washington University in St. Louis, and his M.B.A. from The Wharton School at the University of Pennsylvania.
Peter Cameron is the Co-Owner of Farberware Licensing and Chairman and CEO of Acuity Management Inc. Acuity is an investment management company that owns and operates several commercial real estate and manufacturing enterprises. From 2009 to 2016, Mr. Cameron served as the CEO and later as the Co-Chairman of the Board of Directors of the Lenox Corporation, a manufacturer of tableware, giftware and collectible products. From 2005 to 2008, Mr. Cameron served as CEO of Waterford Wedgwood plc, a manufacturer of fine china and crystal products, and from 1997 to 2003 Mr. Cameron was the CEO and president of All Clad Holdings, a manufacturer of cookware products that was acquired by Waterford in 2004. From 1988 to 1995, Mr. Cameron served in various senior level management capacities within Hanson plc, including as chairman of U.S. Industries Housewares Group, and president and CEO of Farberware, Inc. Prior to that, Cameron was CEO and president of Revereware, a leading manufacturer of branded cookware sold to department store and mass merchant channels. Cameron has also held senior management positions at Polaroid Corp., Bowmar Instrumental Corporation, and Starcraft. Mr. Cameron also serves on the boards of Northeastern University, Chapel Hill, The International Housewares Charity Foundation, Acuity Management, Farberware Licensing Co., Hartmann and Lenox Corporation.
Our Special Advisor
Brett Biggs is the Chief Financial Officer of Walmart and Head of Walmart Enterprise Solutions. As CFO at Walmart since 2016, Brett is responsible for finance functions including strategy, merchandising, logistics, financial services, real estate, operations, and financial planning & analysis. Prior to his current role, Brett served as CFO for other Walmart divisions, including Walmart International, Walmart U.S., and Sam's Club. He also served as Senior Vice President of Operations for Sam's Club, Senior Vice President of Capital Markets, and Senior Vice President International Strategy/M&A. Prior to joining Walmart in 2000, Brett worked in M&A at L&P, where he supported the Storage Products and Store Fixture Groups, which were run by Keith Jaffee. Brett brings significant experience and expertise in a number of areas, including multi-billion-dollar M&A, public company governance, shareholder value creation, capital markets, public company strategy, international operations, and strategy. Alongside the Walmart Executive Team, Brett has helped to create nearly $200 billion in market value for shareholders since assuming the role of CFO.
Our special advisor will assist our management team with sourcing and evaluating business opportunities and devising plans and strategies to optimize any business that we acquire following the consummation of this offering. However, unlike our management team, our special advisor will not be responsible for managing our day-to-day affairs and will have no authority to engage in substantive discussions with business combination targets on our behalf.
Our Approach
Our business strategy is to identify and complete our initial business combination with one or more target companies that complement the experiences and skills of our leadership team and can benefit from their operational and strategic guidance. We will look for a company or companies with strong and proven business practices in place and plan to support the management team to accelerate growth.
The COVID-19 pandemic and subsequent shutdowns decimated the restaurant industry and its affiliated suppliers. We are confident the industry will prove to be resilient due to a pent-up demand, especially for businesses with sufficient and opportunistic capital and the vision to explore further acquisitions or strategic growth plans. We believe the recent turmoil across the foodservice industry presents a unique opportunity to identify, accelerate, and improve an already successful foodservice business. Our management team has a deep understanding of the industry dynamics, distribution, and brands necessary to capitalize on that opportunity. Furthermore, they have a track record of creating significant stockholder value, structuring deals and operating various businesses throughout the industry. This includes implementing strategic growth initiatives for their own businesses that proved to be industry defining as whole.
Upon completion of this offering, our leadership team will leverage their extensive networks of relationships to identify a business combination target. Given the current environment for the industry, we believe the target company that we identify can significantly benefit from our industry experience, expertise, and vision.
Our Opportunity
The foodservice industry is a large, resilient, and fragmented industry, achieving $864.3 billion in revenue in 2019, according to the National Restaurant Association. Within the industry, the global foodservice equipment and supply (“E&S”) space represented $34.7 billion in 2020, according to Grand View Research, which supports not only the restaurant industry but also, hospitals, hotels, nursing homes, and government entities. In addition, the industry supplies products to a number of incremental yet substantive channels including grocery, vending, industrial and residential. The E&S industry has seen some consolidation in recent years but remains generally fragmented, as ownership of businesses often remains with affiliated parties for decades, presenting an opportunity for capital injection and revitalization at these businesses.
As a result of the COVID-19 pandemic, the North American E&S industry experienced a contraction of approximately 22% in 2020. This compares to an estimated 27.8% loss for the broader foodservice industry. Based on a public report by Technomic, a restaurant industry publication, the restaurant industry could experience a full recovery by 2023, which implies a compelling growth trend of approximately 9% annually. Furthermore, industry investment is supported by The Restaurant Revitalization Fund, part of the federal American Rescue Plan Act signed into law on March 11, 2021, which has committed to awarding $28.6 billion of direct funding to restaurants. Additionally, the American Rescue Plan Act also will provide hundreds of billions of dollars of other indirect stimulus, supporting the already pent-up demand, as the consumers should emerge from COVID-19 mandated restrictions with strong savings and spending appetites. The industry has begun its recovery from its second quarter 2020 low point, but the marketplace and segmentation have proven to be non-uniform.
The current crisis brought on by the COVID-19 pandemic has accelerated many of the trends that can be seen across other industry verticals. These include digitization, robotics, food delivery, and sanitization. We believe that the pandemic and the subsequent impact on the industry, creates an opportunity to capitalize on these dynamics. Our deep experience in the industry, navigating various inflection points, will allow us to identify the next generation of public foodservice companies that can benefit from not only our investor’s capital but our proven vision and strategy.

Our Acquisition Criteria
When evaluating target companies, we anticipate that we will use the following base criteria to identify opportunities while remaining open to expanding the evaluation process criteria set forth below. While we will use the criteria and guidelines below for evaluation purposes, we may decide to enter into a business combination with a target company that does not meet any of these criteria. Our specific areas of focus are:
•
Iconic brands or established platforms in the foodservice industry that are leaders in their respective category.

•
Enterprise value range of $1 billion to $5 billion and prepared to operate as a public company from the perspective of its senior management, current ownership, and relevant business metrics.

•
Apparent and accessible opportunities for growth, through organic initiatives or acquisition.

•
Strong and seasoned management that can benefit from our leadership team’s industry focus and expertise, proven track record, and strategic guidance to further expand their position in the industry.

•
Well-incentivized management team that is aligned in an effort to create significant stockholder value.

•
Barriers to entry, including brand, manufacturing ability, intellectual property, distribution capabilities, market positioning, or technology.

•
Strong financial positioning, including strong unit economics, margin sustainability, recurring revenue, and a conservative debt to enterprise value ratio.

•
Demonstrated ability to remain a healthy, growing platform for equity investors despite the industry challenges, with an established business model and sustainable competitive advantages.

•
Attractive valuation relative to its existing financial metrics, and relative to public comparable companies, with potential for further significant operational improvement presenting an attractive potential return for stockholders.

•
Benefits from being publicly traded and having access to the public capital markets, enhancing its ability to pursue accretive acquisitions, high-return capital projects, and/or strengthen its balance sheet.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy materials or tender offer documents, as applicable, that we would file with the SEC. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, directors, officers or special advisor, or making the acquisition through a joint venture or other form of shared ownership with our sponsor, directors or officers. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, directors or officers, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.
Each of our sponsor, directors, officers and special advisor will, directly or indirectly, own founder shares and/or private placement warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, such officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.
Past experience or performance of our sponsor, directors or management team or their respective affiliates is not a guarantee of either (1) our ability to successfully identify and execute a transaction or (2) success with respect to any business combination that we may consummate. You should not rely on the historical record of our sponsor, directors or management team or their respective affiliates as indicative of future performance. See “Risk Factors — Past performance by our management team or their respective affiliates may not be indicative of future performance of an investment in us.” Our management has no prior experience in operating blank check companies or special purpose acquisition companies.
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity subject to his or her fiduciary duties. As a result, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same. However, we do not expect these duties to materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation provides that we renounce our interest in any business combination opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis. In addition, the fiduciary duties and contractual obligations of our officers and directors to other entities, including confidentiality obligations that may restrict their ability to share with us or utilize on our behalf information they learn that could be beneficial to us, may otherwise adversely affect our ability to identify or pursue certain business combination opportunities. Our special advisor will have no fiduciary obligation to present business opportunities to us.
In recent years, and continuing in 2021, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and, as of the date of this prospectus, there are more than 500 special purpose acquisition companies seeking targets for their initial business combination, as well as approximately 300 such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination. Our sponsor and BTIG’s aggregate investment of at least $10,275,000 in a combination of our warrants and Class B common stock will be used to pay for the expenses of this offering, including the non-deferred portion of the underwriters’ compensation, even if an initial business combination is not completed. This combination of factors could lead to our management team, which controls our sponsor, pursuing a business combination that may not be in the best interests of all public stockholders. See also “Risk Factors — As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination” and “Management — Conflicts of Interest.”
Our Chairman is currently a party to an agreement with TriMark USA that contains a non-compete provision that prohibits him from consummating a transaction with a target company that engages in the business of distribution and sale of restaurant equipment and supplies at the distribution level, including as an equityholder of an entity engaged in such a business. In addition, our Chairman has fiduciary and other duties to TriMark USA as a result of serving as its chairman. Our Chairman will honor such fiduciary and other duties (and the other members of our management team will honor any fiduciary or other duties applicable to them). As a result of the foregoing, we currently do not intend to consummate a business combination with a target engaged in the industry sector covered by our Chairman's non-compete. However, we do not believe that the foregoing will materially affect our ability to complete our initial business combination.
Our officers, directors, special advisor and any of their respective affiliates may sponsor or form, or, in the case of individuals, serve as a director, officer or advisor of, other blank check companies similar to ours during the period in which we are seeking an initial business combination. Any such companies may present additional conflicts of interest in pursuing an acquisition target. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.
Initial Business Combination
As required by NYSE listing rules, approval of our initial business combination will require the affirmative vote of a majority of our board of directors, which must include a majority of our independent directors. So long as our securities are then listed on the NYSE, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the net assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of signing a definitive agreement in connection with our initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or an independent valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if the board is less familiar or experienced with the target company’s business, there is a significant amount of uncertainty as to the value of the company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the board determines that outside expertise would be helpful or necessary in conducting such analysis. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% of net assets threshold, unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our stockholders. However, if required under applicable law, any proxy statement that we deliver to stockholders and file with the SEC in connection with a proposed transaction will include such opinion.
Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to register our securities under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of suspending or terminating our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.
We anticipate structuring our initial business combination so that the post-business combination company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-business combination company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-business combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for the post-business combination company not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-business combination company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target or issue a substantial number of new shares to third-parties in connection with financing our initial business combination. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses. If our securities are not then listed on the NYSE for whatever reason, we would no longer be required to meet the foregoing 80% of net asset test.
To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.
The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.
In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor.
Other Considerations
We currently do not have any specific business combination under consideration. Our officers and directors have neither individually selected nor considered a target business nor have they had any substantive discussions regarding possible target businesses among themselves or with our underwriters or other advisors. Our management team and board of directors is regularly made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.
Corporate Information
Our executive offices are located at 400 Skokie Blvd, Suite 820, Northbrook, Illinois 60062, and our telephone number is (847) 757-3812. We maintain a corporate website at. The information contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You should not rely on any such information in making your decision whether to invest in our securities.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

THE OFFERING
In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” of this prospectus.
Securities offered
20,000,000 units (or 23,000,000 units if the underwriters’ over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:
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one share of Class A common stock; and

•
one-half of one redeemable warrant.

Proposed NYSE symbols
Units: “BYN.U” Class A common stock: “BYN” Warrants: “BYN.WS”
Trading commencement and separation of Class A common stock and warrants
The units are expected to begin trading on or promptly after the date of this prospectus. The shares of Class A common stock and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless BTIG, LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.
Separate trading of the Class A common stock and warrants is prohibited until we have filed a Current Report on Form 8-K
In no event will the shares of Class A common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of the company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:
Number issued and outstanding before this offering
0
Number issued and outstanding after this offering
20,000,000(1)
Common stock:
Number issued and outstanding before this offering
6,900,000(2)(3)
Number issued and outstanding after this offering
26,000,000(1)(3)(4)
Warrants:
Number of private placement warrants to be sold in a private placement simultaneously with this offering
10,250,000(5)
Number of warrants to be outstanding after this offering and the sale of private placement warrants
20,250,000(5)
Exercisability
Each whole warrant offered in this offering is exercisable to purchase one share of Class A common stock, subject to adjustment as provided herein, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.
We structured each unit to contain one-half of one redeemable warrant, with each whole warrant exercisable for one share of Class A common stock, as compared to units issued by some other similar blank check companies which contain whole warrants exercisable for one whole share, in order to reduce the dilutive effect of the warrants upon completion of our initial business combination as compared to units that each contain a whole warrant to purchase one whole share, which we believe will make us a more attractive business combination partner for target businesses.
Exercise price
$11.50 per share, subject to adjustment as described herein.
In addition, if (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes

(1)
Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture by our sponsor of 900,000 founder shares.

(2)
Consists solely of founder shares and includes up to 900,000 shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.

(3)
Founder shares are currently classified as shares of Class B common stock, which shares will automatically convert into shares of Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”

(4)
Includes 20,000,000 public shares and 6,000,000 founder shares.

(5)
Includes 9,250,000 private placement warrants to be sold to our sponsor (assuming no exercise of the underwriters’ over-allotment) and 1,000,000 private placement warrants to be sold to BTIG at the closing of this offering.

in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our shares of Class A common stock during the 20-trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 and $10.00 per share redemption trigger prices described below under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” and “Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% and 100%, respectively, of the higher of the Market Value and the Newly Issued Price. We may also reduce the exercise price of the warrants for certain periods of time in certain circumstances in our sole discretion, provided that all warrants are treated equally with respect to any such reductions as described in the warrant agreement.
Exercise period
The warrants will become exercisable on the later of:
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30 days after the completion of our initial business combination; and

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twelve months from the closing of this offering;

provided in each case that we have an effective registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement, including as a result of a notice of redemption described below under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”). If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We are not registering the shares of Class A common stock issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed; provided that if our shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, and we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00
Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):
•
in whole and not in part;

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at a price of $0.01 per warrant;

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upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the last reported sale price of our Class A common stock for any 20-trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Redeemable Warrants —  Public Stockholders’ Warrants — Anti-dilution Adjustments”).
We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Except as described below, none of the private placement warrants will be redeemable by us so long as they are held by our sponsor, BTIG or their permitted transferees.
In addition, for as long as the private placement warrants sold to BTIG are held by BTIG or its designees or affiliates, they will be subject to the lock-up and registration rights limitations imposed by FINRA Rule 5110 and may not be exercised after five years from the commencement of sales in this offering.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00
Once the warrants become exercisable, we may redeem the outstanding warrants:
•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants” based on the redemption date and the “fair market value” of our Class A common stock (as defined below) except as otherwise described in “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants”;

•
if, and only if, the Reference Value (as defined above under “— Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00”) equals or exceeds $10.00 per share as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like); and

•
if the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Redeemable Warrants — Public Stockholders’ Warrants — Anti-dilution Adjustments”), the private placement warrants must also concurrently be called for redemption on the same terms as the outstanding public warrants, as described above.
The “fair market value” of our Class A common stock shall mean the volume weighted average price of our Class A common stock during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. This redemption feature differs from the typical warrant redemption features used in other blank check offerings. We will provide our warrant holders with the final fair market value no later than one business day after the ten-trading day period described above ends. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment).
No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder. See the section entitled “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants” for additional information.
Founder shares
On March 16, 2021, our sponsor paid $25,000, or approximately $0.003 per share, to cover certain of our offering costs in consideration of 8,625,000 founder shares, par value $0.0001 per share and an aggregate of 142,500 of such shares were subsequently transferred to our independent directors, executive officers and certain advisors. On November 30, 2021, our sponsor voluntarily forfeited certain founder shares such that our initial stockholders, consisting of our sponsor, independent directors and certain advisors, now collectively hold 6,900,000 founders shares. Prior to the initial investment in the company of $25,000 by our sponsor, the company had no assets, tangible or intangible. The purchase price of these founder shares was determined by dividing the amount contributed to us by the number of founder shares issued. Our initial stockholders will collectively own approximately 23% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering). If we increase or decrease the size of this offering, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 23% of the outstanding shares of our common stock upon the consummation of this offering. This is different from most other offerings similar to ours where the founder shares represent approximately 20% of all the issued and outstanding shares after the initial public offering. Up to 900,000 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.

The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, except that:
•
prior to our initial business combination, only holders of our Class B common stock have the right to vote on the election of directors and holders of a majority of our outstanding shares of Class B common stock may remove a member of the board of directors for any reason;

•
the founder shares are subject to certain transfer restrictions contained in a letter agreement that our initial stockholders, directors, officers and special advisor have entered into with us, as described in more detail below;

•
our amended and restated certificate of incorporation provides that only public shares and not any founder shares are entitled to redemption rights, and further, our initial stockholders, directors, officers and special advisor have agreed to waive: (1) their redemption rights with respect to any founder shares and public shares held by them, as applicable, in connection with the completion of our initial business combination; (2) their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (3) their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or during any extended time that we have to consummate a business combination beyond 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) as a result of a stockholder vote to amend our amended and restated certificate of incorporation (any extension as a result of such an amendment, a “Stockholder Approval Extension Period”) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). If we submit our initial business combination to our public stockholders for a vote, our initial stockholders, directors, officers and special advisor have agreed to vote any founder shares and public shares held by them in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares, we would need 7,000,001, or 35.0% (assuming all issued and outstanding shares are voted, our initial stockholders do not purchase any shares in or after this offering and the over-allotment option is not exercised), or 500,001, or 2.50% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 20,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved (unless a greater vote is required by applicable law or stock exchange rules);
•
the shares of Class B common stock will automatically convert into shares of our Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below; and

•
the founder shares are entitled to registration rights.

Transfer restrictions on founder
shares
Pursuant to a letter agreement with us, our initial stockholders have agreed, except as set forth herein, not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) one year after the completion of our initial business combination; and (B) subsequent to our initial business combination (x) if the last reported sale price of our shares of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20-trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property (except with respect to permitted transferees as described herein under “Principal Stockholders — Transfers of Founder Shares and Private Placement Warrants”). Any permitted transferees would be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the “lock-up.” See “Underwriting” for a further discussion of such restrictions, including with respect to potential waivers or amendments to such restrictions, which may result in additional securities becoming available for resale into the market, subject to applicable law, which could reduce the market price of our securities.
Founder shares conversion and anti-dilution rights
We have 6,900,000 shares of Class B common stock, par value $0.0001 per share, issued and outstanding. The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in this offering and related to the closing of our initial business combination, the ratio at which the shares of Class B common stock will convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the issued and outstanding shares of our Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 23% of the sum of all shares of common stock issued and outstanding upon the completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with our initial business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination and any private placement-equivalent warrants issued to our sponsor or its affiliates upon conversion of loans made to us. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our shares of Class A common stock issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt. Holders of founder shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.
Election and removal of directors; Voting rights
Prior to our initial business combination, only holders of our Class B common stock will have the right to vote on the election of directors. Holders of the Class A common stock will not be entitled to vote on the election of directors during such time. In addition, prior to our initial business combination, holders of a majority of the outstanding shares of our Class B common stock may remove a member of our board of directors for any reason. These provisions of our amended and restated certificate of incorporation may only be amended if approved by holders of a majority of at least 90% of the outstanding shares of our common stock voting at a stockholder meeting. With respect to any other matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by applicable law or stock exchange rule, holders of our Class A common stock and holders of our Class B common stock will vote together as a single class, with each share entitling the holder to one vote.
Our amended and restated certificate of incorporation provides that our board of directors will be divided into three classes, with only one class of directors being elected in each year and the members of each class (except for those directors appointed prior to our first annual meeting of stockholders) serving three-year terms.
Private placement warrants
Our sponsor has committed to purchase an aggregate of 9,250,000 warrants (or 10,450,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per warrant (for an aggregate of $9,250,000, or $10,450,000 if the underwriters’ over-allotment option is exercised in full), and BTIG has committed to purchase an aggregate of 1,000,000 warrants (which is not subject to increase if the underwriters’ over-allotment option is exercised), also at a price of $1.00 per warrant (for an aggregate of $1,000,000), in each case pursuant to a written agreement in a private placement that will close simultaneously with the closing of this offering. Each private placement warrant entitles the holder thereof to purchase one share of Class A common stock at $11.50 per share, subject to adjustment as provided herein. If we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or during any Stockholder Approval Extension Period, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement warrants will expire worthless. The private placement warrants will not be redeemable by us (except as described above under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”) so long as they are held by our sponsor, BTIG or their permitted transferees. If the private placement warrants are held by holders other than our sponsor, BTIG or their permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Our sponsor, BTIG, as well as their permitted transferees, have the option to exercise the private placement warrants on a cashless basis.
Transfer restrictions on private placement warrants
The private placement warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except as described herein under “Principal Stockholders — Transfers of Founder Shares and Private Placement Warrants.”
In addition, for as long as the private placement warrants sold to BTIG are held by BTIG or its designees or affiliates, they will be subject to the lock-up and registration rights limitations imposed by FINRA Rule 5110 and may not be exercised after five years from the commencement of sales in this offering.

Extension of time to complete business combination
If we anticipate that we may not be able to consummate our initial business combination within 15 months from the closing of this offering, we, at our sponsor’s option, may extend the period of time to consummate a business combination for up to two Funded Extension Periods without stockholder approval (for a total of up to 21 months to complete a business combination), so long as our sponsor or its affiliates or designees deposit into the trust account: (i) with respect to a single Funded Extension Period, an additional Extension Payment (for an aggregate of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full), and (ii) with respect to two consecutive Funded Extension Periods, an Extension Payment prior to each Funded Extension Period, or $0.20 per unit in the aggregate (for an aggregate of $4,000,000, or $4,600,000 if the underwriters’ over-allotment option is exercised in full), upon five days advance notice prior to the applicable deadline pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company. However, if, prior to the time that an Extension Payment would otherwise be due for either Funded Extension Period, we enter into a definitive agreement with respect to our initial business combination, no Extension Payment will be required for that Funded Extension Period, and the period of time to consummate a business transaction will be extended for the duration of that Funded Extension Period; provided, that our entry into a definitive agreement may only be used to substitute for a single Extension Payment. Our public stockholders will not be entitled to vote or redeem their shares in connection with any Funded Extension Periods, whether as a result of an Extension Payment or a definitive agreement. Our sponsor or its affiliates or designees will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the lender’s discretion, converted upon consummation of our business combination into additional warrants at a price of $1.00 per warrant. In the event that we receive notice from our sponsor or its affiliates or designees five days prior to the applicable deadline of the sponsor’s intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our sponsor or its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. To the extent that some, but not all, of the members of our sponsor or its affiliates or designees decide to extend the period of time to consummate our initial business combination, our sponsor or its affiliates or designees may elect to deposit the entire amount required. Any notes issued pursuant to these loans would be in addition to any notes issued pursuant to working capital loans made to us.
Proceeds to be held in trust account
Of the $210,250,000 in proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, or $241,450,000 if the underwriters’ over-allotment option is exercised in full, $204,000,000 ($10.20 per unit), or $234,600,000 ($10.20 per unit) if the underwriters’ over-allotment option is exercised in full (including $8,000,000 (or $9,200,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions), will be deposited into a U.S.-based trust account at J. P. Morgan Chase Bank, N. A. with Continental Stock Transfer & Trust Company acting as trustee), $750,000 will be used to pay expenses in connection with the closing of this offering and $1,500,000 will be used for working capital following this offering. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries.
Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus), subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.
Anticipated expenses and funding sources
Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay taxes or to redeem our public shares in connection with an amendment to our amended and restated certificate of incorporation, as described above. Based upon current interest rates, we expect the trust account to generate approximately $40,000 of interest annually

(assuming an interest rate of 0.02% per year). Unless and until we complete our initial business combination, we may pay our expenses only from:
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the net proceeds of this offering and the sale of the private placement warrants not held in the trust account, which will be approximately $1,500,000 in working capital after the payment of approximately $750,000 in expenses relating to this offering; and

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any loans or additional investments from our sponsor, members of our management team or any of their respective affiliates or other third parties, although they are under no obligation to loan funds to, or otherwise invest in, us; and provided that any such loans will not have any claim on the proceeds held in the trust account except to the extent that such proceeds are released to us upon completion of our initial business combination.

Conditions to completing our initial business combination
There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. NYSE listing rules require that an initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account). We refer to this as the 80% fair market value test. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Even though our board of directors will rely on generally accepted standards, our board of directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of the board of directors in evaluating the fair market value of the target or targets. If our securities are not then listed on the NYSE for whatever reason, we would no longer be required to meet the foregoing 80% of assets test.
We will complete our initial business combination only if the post-business combination company in which our public stockholders own shares will own or acquire 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for the post-business combination company not to be required to register as an investment company under the Investment Company Act. Even if the post-business combination company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test; provided that, in the event that our initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses.
Permitted purchases and other transactions with respect to our securities
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, special advisor or any of their respective affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Any such price per share may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, officers, special advisor or any of their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, our sponsor, directors, officers, special advisor or any of their respective affiliates are under no obligation or duty to do so and they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or warrants in any such transactions. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. If our sponsor, directors, officers, special advisor or any of their respective affiliates engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the sellers or if such purchases are prohibited by Regulation M under the Exchange Act. See “Proposed Business — Permitted purchases and other transactions with respect to our securities” for a description of how our sponsor, directors, officers, special advisor or any of their respective affiliates will select which stockholders to enter into private transactions with.
We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Our sponsor, directors, officers, special advisor or any of their respective affiliates will be restricted from making any purchases if such purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.
Redemption rights for public stockholders upon completion of our initial business combination
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (which interest shall be net of taxes payable thereon), divided by the number of then issued and outstanding public shares, subject to the limitations described herein.
The amount in the trust account is initially anticipated to be $10.20 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our amended and restated certificate of incorporation provides that only public shares and not any founder shares are entitled to redemption rights. Further, our initial stockholders, directors, officers and special advisor have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination.
Manner of conducting redemptions
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (1) in connection with a stockholder meeting called to approve the business combination or (2) by means of a tender offer. Except as required by applicable law or stock exchange rules, the decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval. Asset acquisitions and stock purchases would not typically require stockholder approval under Delaware law while direct mergers with our company where we do not survive and transactions where we seek to amend our amended and restated certificate of incorporation would typically require stockholder approval under Delaware law. Any transactions where we issue more than 20% of our issued and outstanding common stock would typically require stockholder approval under NYSE listing rules. So long as we obtain and maintain a listing for our securities on NYSE, we will be required to comply with NYSE’s stockholder approval rules. We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by applicable law or stock exchange listing requirement or we choose to seek stockholder approval for business or other reasons.
If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:
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conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

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file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.
In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination, and we instead may search for an alternate business combination (including, potentially, with the same target). If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other reasons, we will:
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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange

Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and
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file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public stockholders at least ten days prior to the stockholder vote. However, we expect that a draft proxy statement would be available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any stockholder vote even if we are not able to maintain our NYSE listing or Exchange Act registration.
If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of our common stock voted are voted in favor of the business combination, unless a greater vote is required by applicable law or stock exchange rules. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Our initial stockholders, officers, directors and special advisor will count towards this quorum and have agreed to vote any founder shares and any public shares held by them in favor of our initial business combination. We expect that at the time of any stockholder vote relating to our initial business combination, our initial stockholders and their permitted transferees will own at least 23% of our outstanding shares of common stock entitled to vote thereon. As a result, in addition to our initial stockholders’ founder shares, we would need 7,000,001, or 35.0% (assuming all issued and outstanding shares are voted, our initial stockholders do not purchase any shares in or after this offering and the over-allotment option is not exercised), or 500,001, or 2.50% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 20,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved (unless a greater vote is required by applicable law or stock exchange rules). These quorum and voting thresholds and agreements may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.
Our amended and restated certificate of incorporation provides that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions. Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination (including, potentially, with the same target).
Tendering share certificates in connection with a tender offer or redemption rights
We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the initially scheduled vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate the applicable delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares.
Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold a stockholder vote
Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By imposing such limitations on our stockholders’ ability to redeem to no more than 15% of the shares sold in this offering, as described above, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.
Redemption rights in connection with proposed amendments to our amended and restated certificate of incorporation
Some other blank check companies have a provision in their charter which prohibits the amendment of certain charter provisions. Our amended and restated certificate of incorporation provides that any of its provisions (other than amendments relating to provisions governing the election or removal of directors prior to our initial business combination, which require the approval of a majority of at least 90% of our shares of common stock attending and voting in a stockholder meeting), including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the sale of the private placement warrants into the trust account and not release such amounts except in specified circumstances), may be amended if approved by holders of at least 65% of our issued and outstanding common stock, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least 65% of our issued and outstanding common stock. Unless specified in our amended and restated certificate of incorporation or amended and restated bylaws, or as required by applicable law or stock exchange rules, the affirmative vote of a majority of the outstanding shares of our common stock that are voted is required to approve any such matter voted on by our stockholders, and, prior to our initial business combination, the affirmative vote of holders of a majority of the outstanding shares of our Class B common stock is required to approve the election or removal of directors. Prior to an initial business combination, we may not issue additional securities that can vote pursuant to our amended and restated certificate of incorporation on any initial business combination or any amendments to our amended and restated certificate of incorporation. Our initial stockholders, who will beneficially own 23% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), may participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (which interest shall be net of taxes payable thereon), divided by the number of then issued and outstanding public shares.
Release of funds in trust account on closing of our initial business combination
On the completion of our initial business combination, all amounts held in the trust account will be disbursed directly by the trustee or released to us to pay amounts due to any public stockholders who properly exercise their redemption rights as described above under “Redemption rights for public stockholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is funded using equity consideration or the proceeds of any equity or debt financing, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination
Our sponsor, officers and directors have agreed that we will initially have only 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus)to complete our initial business combination. If we have not completed our initial business combination within such time period or during any Stockholder Approval Extension Period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses, which interest shall be net of taxes payable thereon), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the allotted time period.
Our amended and restated certificate of incorporation provides that only public shares and not any founder shares are entitled to redemption rights. In addition, our initial stockholders have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or during any Stockholder Approval Extension Period. However, if our initial stockholders acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted time frame. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within the allotted time frame and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.
Our sponsor, officers, directors and special advisor have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (which interest shall be net of taxes payable thereon), divided by the number of then issued and outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions.
Limited payments to insiders
There will be no finder’s fees, reimbursements or cash payments made by us to our sponsor, directors, officers or special advisor, or our or any of their respective affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement warrants held in the trust account prior to the completion of our initial business combination:
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repayment of an aggregate of up to $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

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payment to an affiliate of our sponsor of a total of $10,000 per month for office space, support and administrative services (see “Certain Relationships and Related Party Transactions —  Support Services Agreement.”);

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payment of customary fees for financial advisory services;

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reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

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repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our directors and officers to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

These payments may be funded using the net proceeds of this offering and the sale of the private placement warrants not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.
Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, directors or officers, or our or any of their respective affiliates.
Audit committee
We will establish, effective as of the date of this prospectus, and maintain an audit committee, which will be composed entirely of independent directors. Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers or directors, and their respective affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management —  Committees of the Board of Directors — Audit Committee.”
Conflicts of interest
Our management team, in their capacities as directors, officers or employees of our sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our sponsor, or third parties, before they present such opportunities to us. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis. For more information, see the section entitled “Management — Conflicts of Interest.” Our special advisor will have no fiduciary obligation to present business opportunities to us.
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity. See “Risk Factors — Each of our directors and officers are now, and may in the future may become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

We do not believe, however, that the fiduciary duties or contractual obligations of our directors or officers will materially affect our ability to complete our initial business combination.
Indemnity
Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.20 per public share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period) or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of interest which may be withdrawn to pay taxes, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third-party, our sponsor will not be responsible to the extent of any liability for such third-party claims. However, we believe that our sponsor’s only assets are securities of our company. Accordingly, we believe it is unlikely that our sponsor would be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
Risks
We are a newly incorporated company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 39 of this prospectus. Such risks include, but are not limited to:
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We are a recently incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

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Past performance by our management team or their respective affiliates may not be indicative of future performance of an investment in us.

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Our stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even if a majority of our stockholders do not support such a combination.

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Our public stockholders will not be entitled to vote or redeem their shares in connection with any Funded Extension Periods, whether as a result of an Extension Payment or a definitive agreement.

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Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

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If we seek stockholders approval of our initial business combination, our initial stockholders have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote. Accordingly, if we seek stockholder approval of our initial business combination, it is more likely that the necessary stockholder approval will be received than would be the case if our initial stockholders agreed to vote their founder shares in accordance with the majority of the votes cast by our public stockholders.

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The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

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The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

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The requirement that we consummate an initial business combination within 15 months after the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.

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Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the COVID-19 outbreak and the status of debt and equity markets.

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Although we may pursue an initial business combination target in any sector, industry or geographic location, we currently intend to focus our efforts on identifying business combination targets in the foodservice industry. Business combinations with businesses in the foodservice industry entail special considerations and risks.

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If we seek stockholders approval of our initial business combination, our sponsor, directors, executive officers, special advisor and their affiliates may elect to purchase public shares or warrants, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A common stock or public warrants.

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Certain of our officers and directors have or will have direct and indirect economic interests in us and/or our sponsor after the consummation of this offering and such interests may potentially conflict with those of our public stockholders as we evaluate and decide whether to recommend a potential business combination to our public stockholders.

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Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs.

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Our directors, officers, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

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If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

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You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

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NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

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You will not be entitled to protections normally afforded to investors of many other blank check companies.

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Because of our limited resources and the significant and increasing competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we have not consummated our initial business combination within the required time period, our public stockholders may receive only approximately $10.20 per public share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period), or less in certain circumstances, on the liquidation of our trust account, and our warrants will expire worthless.

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If the proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for the 15 months following the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus), it could limit the amount available to fund our search for a target business or businesses and our ability to complete our initial business combination, and we will depend on loans from our sponsor, its affiliates or members of our management team to fund our search and to complete our initial business combination.

SUMMARY FINANCIAL DATA
The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.
	September 30, 2021
Balance Sheet Data:	Actual	As Adjusted
Working capital (deficiency)	$(443,865)	$1,510,936
Total assets	$561,027	$205,510,936
Total liabilities	$575,841	$25,977,850
Value of Class A common stock subject to possible redemption	$—	$204,000,000
Stockholders’ deficit	$(14,814)	$(24,466,914)
The “as adjusted” information gives effect to the sale of the units in this offering, the sale of the private placement warrants, repayment of up to an aggregate of $300,000 in loans made to us by our sponsor and the payment of the estimated expenses of this offering and assumes no exercise of the underwriters’ over-allotment option. The “as adjusted” total assets amount includes the $204,000,000 held in the trust account for the benefit of our public stockholders, which amount, less deferred underwriting commissions, will be available to us only upon the completion of our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus). The “as adjusted” total assets include $8,000,000 being held in the trust account representing deferred underwriting commissions. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.
If no business combination is completed within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus), the proceeds then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (which interest shall be net of taxes payable thereon) and working capital needs as described herein (less $100,000 of interest to pay dissolution expenses) will be used to fund the redemption of our public shares. Our amended and restated certificate of incorporation provides that only public shares and not any founder shares are entitled to redemption rights. Our sponsor and each member of our management team has entered into an agreement with us pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within such time period.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some statements contained in this prospectus are forward-looking in nature. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following:
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our being a newly incorporated company with no operating history and no revenues;

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our ability to select an appropriate target business or businesses;

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our ability to complete our initial business combination;

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our expectations around the performance of a prospective target business or businesses;

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our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

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our directors and officers allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

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certain of our officers and directors having direct and indirect economic interests in us and/or our sponsor after the consummation of this offering which may potentially conflict with those of our public stockholders as we evaluate and decide whether to recommend a potential business combination to our public stockholders;

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our potential ability to obtain additional financing to complete our initial business combination;

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our pool of prospective target businesses;

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our ability to consummate an initial business combination due to the uncertainty resulting from the COVID-19 pandemic and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases);

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the ability of our directors and officers to generate a number of potential business combination opportunities;

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our public securities’ potential liquidity and trading;

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the lack of a market for our securities;

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risks we may face related to the foodservice industry.

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the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

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the trust account being subject to claims of third parties;

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our financial performance following this offering; and

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the other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those expressed or projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.
Risks Relating to Our Search for, and Consummation of or Inability to Consummate, a Business Combination
Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even if a majority of our public stockholders do not support such a combination.
We may choose not to hold a stockholder vote to approve our initial business combination if the business combination would not require stockholder approval under applicable law or stock exchange rules unless we decide to hold a stockholder vote for business or other reasons. For instance, NYSE listing rules currently allow us to engage in a tender offer in lieu of a stockholder meeting, but would require us to obtain stockholder approval if we were seeking to issue more than 20% of our issued and outstanding shares in connection with any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our issued and outstanding shares, we would seek stockholder approval of such business combination. However, except as required by applicable law or stock exchange rules, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the issued and outstanding shares of common stock do not approve of the business combination we consummate. See the section entitled “Proposed Business — Completing Our Initial Business Combination — Stockholders may not have the ability to approve our initial business combination” for additional information.
If we seek stockholder approval of our initial business combination, our initial stockholders, directors, officers and special advisor have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.
Our initial stockholders, directors, officers and special advisor have agreed (and their permitted transferees are required to agree), pursuant to the terms of a letter agreement entered into with us, to vote their founder shares and any public shares held by them in favor of our initial business combination. We expect that our initial stockholders and their permitted transferees will own at least 23% of our issued and outstanding shares of common stock at the time of any such stockholder vote. As a result, in addition to our initial stockholders’ founder shares, we would need 7,000,001, or 35.0% (assuming all issued and outstanding shares are voted, our initial stockholders do not purchase any shares in or after this offering and the over-allotment option is not exercised), or 500,001, or 2.50% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 20,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved (unless a greater vote is required by applicable law or stock exchange rules). Accordingly, if we seek stockholder approval of our initial business combination, it is more likely that the necessary stockholder approval will be received than would be the case if such persons agreed to vote their founder shares in accordance with the majority of the votes cast by our public stockholders.
Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of such business combination.
At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Additionally, since our board of directors may complete a business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination, unless we seek such stockholder approval. Accordingly, if we do not seek stockholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time set forth in our tender offer documents (which will be at least 20 business days) mailed to our public stockholders in which we describe our initial business combination.
The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.
We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If public stockholders holding too many public shares exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination (including, potentially, with the same target). Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.
The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.
At the time we enter into an agreement for our initial business combination, we will not know how many stockholders may exercise their redemption rights and, therefore, we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third-party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, the dilution of any equity issuances would increase to the extent that the anti-dilution provision of the Class B common stock results in the issuance of Class A common stock on a greater than one-to-one basis upon conversion of the Class B common stock at the time of our initial business combination. In addition, the amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per-share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the amount held in trust will continue to reflect our obligation to pay the entire deferred underwriting commissions. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.
The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.
If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful increases. If no initial business combination is successful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.
Because we are offering our units to the public at a price per unit of $10.00 in this offering, and our trust account will initially contain $10.20 per Class A common stock (which amount may be increased if we extend the time to complete a business combination as described in this prospectus), public stockholders may be incentivized to redeem their public shares at the time of our initial business combination.
We are offering our units to the public at a price per unit of $10.00 in this offering, and our trust account will initially contain $10.20 per Class A common stock (which amount may be increased if we extend the time to complete a business combination as described in this prospectus). This is different than some other similarly structured blank check companies for which the trust account will only contain $10.00 per Class A common stock. As a result of the additional funds that could be available to public stockholders upon redemption of Class A ordinary shares, our public stockholders may be more incentivized to redeem their public shares and not to hold their shares through our initial business combination. A higher percentage of redemptions by our public stockholders could make it more difficult for us to complete our initial business combination.
The requirement that we complete our initial business combination 15 months after the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.
Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus). Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the end of the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.
Our public stockholders will not be entitled to vote or redeem their shares in connection with any Funded Extension Periods, whether as a result of an Extension Payment or a definitive agreement.
If we anticipate that we may not be able to consummate our initial business combination within 15 months from the closing of this offering, we may, at our sponsor’s option, extend the period of time to consummate a business combination up to two times without stockholder approval, each for an additional three months (for a total of up to 21 months to complete a business combination), so long as our sponsor and/or its affiliates or designees deposit into the trust account: (i) with respect to a single Funded Extension Period, an additional $0.10 per unit (for an aggregate of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full), and (ii) with respect to two consecutive Funded Extension Periods, an Extension Payment prior to each Funded Extension Period, or $0.20 per unit in the aggregate (for an aggregate of $4,000,000, or $4,600,000 if the underwriters’ over-allotment option is exercised in full), upon five days advance notice prior to the applicable deadline pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company. However, if, prior to the time that an Extension Payment would otherwise be due for either Funded Extension Period, we enter into a definitive agreement with respect to our initial business combination, no Extension Payment will be required for that Funded Extension Period, and the period of time to consummate a business transaction will be extended for the duration of that Funded Extension Period; provided, that our entry into a definitive agreement may only be used to substitute for a single Extension Payment. Our public stockholders will not be entitled to vote or redeem their shares in connection with any Funded Extension Periods, whether as a result of an Extension Payment or a definitive agreement.

As a result, we may affect such an extension even if a majority of our public stockholders do not support such an extension and none of our public stockholders will be able to redeem their shares in connection with such an extension. This feature is different than the traditional special purpose acquisition company structure, in which any extension of the company’s period to complete a business combination would require a vote of the company’s stockholders, with such stockholders having the right to redeem their public shares in connection with such vote. We may also choose to pursue an extension of the time to complete our business combination without depositing additional funds into the trust account, which, consistent with a traditional special purpose acquisition company structure, would require a vote of the company’s stockholders and in connection with which stockholders would have the right to redeem their public shares.
Our sponsor may decide not to extend the term we have to consummate our initial business combination, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, and the warrants will be worthless.
We will have 15 months (subject to certain extensions as described herein) from the closing of this offering to consummate our initial business combination. This 15 month period is shorter than the period of 18 to 24 months that most special purpose acquisition companies have to consummate their initial business combination. As a result, we may have more difficulty consummating our initial business combination prior to the end of the term for doing so. Our sponsor or its affiliates or designees may seek to extend the time we have to complete our business combination by depositing additional funds into the trust account (as described elsewhere in this prospectus) or by seeking stockholder approval to extend such period of time, but they are not obligated to do so. If we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as reasonably possible but not more than five business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such event, the warrants included in the units purchased in this offering will be worthless.
Our initial stockholders own a higher interest in us than most other similarly structured blank check companies.
Our initial stockholders hold 6,900,000 founder shares. The number of founder shares issued to our initial stockholders was determined based on the expectation that such founder shares would represent approximately 23% of all the issued and outstanding shares after this offering (and assumes the initial stockholders do not purchase units in the offering). This is different from most other offerings similar to ours where the founder shares represent approximately 20% of all the issued and outstanding shares after the initial public offering. The founder shares held by our initial stockholders includes an aggregate of up to 900,000 shares which are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, such that after such forfeiture, our initial stockholders will continue to own a number of shares equal to approximately 23% of the shares issued and outstanding after our initial public offering (assuming the initial stockholders do not purchase units in this offering).
Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the COVID-19 outbreak and the status of debt and equity markets.
The COVID-19 outbreak has resulted in, and a significant outbreak of other infectious diseases could result in, a widespread health crisis that has, and in the future could, adversely affected the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete an initial business combination if concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors, limit the ability to conduct due diligence or limit the ability of a potential target company’s personnel, vendors and services providers to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for an initial business combination will depend on future developments, which are highly uncertain and cannot be predicted. The effects of the COVID-19 pandemic on businesses, and the inability to accurately predict the future impact of the pandemic on businesses, has also made determinations and negotiations of valuation more difficult, which could make it more difficult to consummate a business combination transaction If the disruptions posed by COVID-19 or other matters of global concern continue, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.
In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing, which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.
Finally, the outbreak of COVID-19 or other infectious diseases may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the market for our securities.
We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may receive only $10.20 per share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period), or less than such amount in certain circumstances, and our warrants will expire worthless.
We may not be able to find a suitable target business and complete our initial business combination within 15 months after the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus). Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. It may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the market for our securities and cross-border transactions.
If we have not completed our initial business combination within such time period or during any Stockholder Approval Extension Period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable thereon), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, our public stockholders may receive only $10.20 per share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period), or less than $10.20 per share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period), on the redemption of their shares, and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period)” and other risk factors herein.
If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, special advisor or any of their respective affiliates may elect to purchase shares or warrants from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of our securities.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, special advisor or any of their respective affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Any such price per share may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination.

Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, officers, special advisor or any of their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, our sponsor, directors, officers, special advisor or any of their respective affiliates are under no obligation or duty to do so and they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. See “Proposed Business — Permitted purchases and other transactions with respect to our securities” for a description of how our sponsor, directors, officers, special advisor or any of their respective affiliates will select stockholders with which to enter into private transactions. The purpose of such purchases could be to vote such shares in favor of our initial business combination and thereby increase the likelihood of obtaining stockholder approval of our initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. This may result in the completion of our initial business combination that may not otherwise have been possible.
In addition, if such purchases are made, the public “float” of our securities and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a stockholder fails to receive our tender offer or proxy materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. For example, we may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer or proxy materials documents mailed to such holders, or up to two business days prior to the scheduled vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business — Completing Our Initial Business Combination — Tendering share certificates in connection with a tender offer or redemption rights.”
You will not be entitled to certain protections afforded to investors of some other blank check companies.
Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the U.S. securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet of the company demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”
If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our Class A common stock, you will lose the ability to redeem all such shares in excess of 15% of our Class A common stock.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem your Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to your Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.
As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.
In recent years, and continuing in 2021, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and, as of the date of this prospectus, there are more than 500 special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination. In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive targets could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.
Because of our limited resources and the significant and increasing competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we have not completed our initial business combination within the required time period, our public stockholders may receive only approximately $10.20 per share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period), or less in certain circumstances, on our redemption of their shares, and our warrants will expire worthless.
We expect to encounter intense competition from other entities having business objectives similar to ours, including private investors (which may be individuals or investment firms), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do. Our financial resources will be relatively limited when contrasted with those of many of these competitors and such competitors may be able to propose attractive deal terms to a target business, such as a “reverse termination fee” provision and other similar remedies that we do not expect to be able to be able to propose. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, in the event we seek stockholder approval of our initial business combination and we are obligated to pay cash for our shares of Class A common stock, it will potentially reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we have not completed our initial business combination within the required time period, our public stockholders may receive only approximately $10.20 per share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period), or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period)” and other risk factors herein.
Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.
In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed in ways adverse to us and our management team. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future.
The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors. In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.
If the proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for the 15 months following the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus), it could limit the amount available to fund our search for a target business or businesses and our ability to complete our initial business combination, and we will depend on loans from our sponsor, its affiliates or members of our management team to fund our search and to complete our initial business combination.
Of the proceeds of this offering and the sale of the private placement warrants, only approximately $1,500,000 will be available to us initially outside the trust account to fund our working capital requirements. We believe that, upon the closing of this offering, the funds available to us outside of the trust account, together with funds available from loans from our sponsor, its affiliates or members of our management team will be sufficient to allow us to operate for at least the 15 months following the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus); however, we cannot assure you that our estimate is accurate, and our sponsor, its affiliates and members of our management team are under no obligation to advance funds to us in such circumstances. Of the funds available to us, we expect to use a portion to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we enter into a letter of intent where we paid for the right to receive exclusivity from a target business and are subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.
In the event that our offering expenses exceed our estimate of $750,000, we may fund such excess with funds not to be held in the trust account. In such case, unless funded by the proceeds of loans available from our sponsor, its affiliates or members of our management team, the amount of funds we intend to be held outside the trust account after completion of this offering would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $750,000, the amount of funds we intend to be held outside the trust account after completion of this offering would increase by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. If we are required to seek additional capital, we would need to borrow funds from our sponsor, its affiliates, members of our management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor their affiliates is under any obligation to us in such circumstances. Any such advances may be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,500,000 of such loans or advances may be convertible into warrants of the post-business combination company at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor, its affiliates or members of our management team as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we have not consummated our initial business combination within the required time period because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public stockholders may only receive an estimated $10.20 per public share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period), or possibly less, on our redemption of our public shares, and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period)” and other risk factors herein.
If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period).
Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third-party that has not executed a waiver only if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not completed our initial business combination within the required time period, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.20 per public share initially held in the trust account, due to claims of such creditors.
Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.20 per public share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period) or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of interest which may be withdrawn to pay taxes, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third-party, our sponsor will not be responsible to the extent of any liability for such third-party claims. However, we believe that our sponsor’s only assets are securities of our company. Accordingly, we believe it is unlikely that our sponsor would be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.20 per public share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period). In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our directors or officers will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.
Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.
In the event that the proceeds in the trust account are reduced below the lesser of (1) $10.20 per public share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period) or (2) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.20 per share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period).
The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.20 per share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period).
The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event of very low or negative yields, the amount of interest income (which we may withdraw to pay our taxes, if any) would be reduced. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated certificate of incorporation, our public stockholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable thereon (less, in the case we are unable to complete our initial business combination, $100,000 of interest) to pay dissolution expenses. Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.20 per share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period).
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties, thereby exposing the members of our board of directors and us to claims seeking damages, including potential punitive damages.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer,” a “fraudulent conveyance” or a “voidable transfer.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty and/or having acted in bad faith by paying public stockholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims seeking damages, including potential punitive damages.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our public stockholders in connection with our liquidation would be reduced.
If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.
If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:
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restrictions on the nature of our investments; and

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restrictions on the issuance of securities;

each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including:
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registration as an investment company with the SEC;

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adoption of a specific form of corporate structure; and

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reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are currently not subject to.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we have not completed our initial business combination within the required time period, our public stockholders may receive only approximately $10.20 per share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period), or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.
Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability continue as a “going concern.”
As of September 30, 2021, we had $131,976 of cash and a working capital deficit of $443,865. Further, we have incurred and expect to continue to incur significant costs in pursuit of our finance and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.
We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.
If we have not completed our initial business combination within 15 months of the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or during any Stockholder Approval Extension Period, our public stockholders may be forced to wait beyond such period before redemption from our trust account.
If we have not completed our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or during any Stockholder Approval Extension Period, we will distribute the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable thereon), pro rata to our public stockholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of public stockholders from the trust account shall be effected automatically by function of our amended and restated certificate of incorporation prior to any voluntary winding up. If we are required to windup, liquidate the trust account and distribute such amount therein, pro rata, to our public stockholders, as part of any liquidation process, such winding up, liquidation and distribution are subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In that case, investors may be forced to wait beyond the initial 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our amended and restated certificate of incorporation and then only in cases where investors have properly sought to redeem their shares of Class A common stock. Only upon our redemption or any liquidation will public stockholders be entitled to distributions if we have not completed our initial business combination within the required time period and do not amend certain provisions of our amended and restated certificate of incorporation prior thereto.
Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.
Under the Delaware General Corporation Law (the “DGCL”), stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.
However, it is our intention to redeem our public shares as soon as reasonably possible following the 15th month (or the 18th month, in the event we decided to exercise our right to enact one of the available three month Funded Extension Periods, or the 21st month, in the event we decide to exercise our right to enact both of the available three month Funded Extension Periods) from the closing of this offering (or the end of any Stockholder Approval Extension Period) in the event we do not complete our initial business combination, and, therefore, we do not intend to comply with the foregoing procedures.
Because we do not intend to comply with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the ten years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, consultants, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

We may not hold an annual stockholder meeting until after the consummation of our initial business combination. Our public stockholders will not have the right to elect or remove directors prior to the consummation of our initial business combination.
In accordance with NYSE corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on NYSE. We may not hold an annual meeting of stockholders until after we consummate our initial business combination and thus may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company’s bylaws unless such election is made by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL. Until we hold an annual meeting of stockholders, public stockholders may not be afforded the opportunity to discuss company affairs with management. In addition, prior to our initial business combination, (a) as holders of our Class A common stock, our public stockholders will not have the right to vote on the election of our directors, and (b) holders of a majority of the issued and outstanding shares of our Class B common stock may remove a member of our board of directors for any reason.
The grant of registration rights to our initial stockholders and their permitted transferees may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A common stock.
Pursuant to an agreement to be entered into on or prior to the closing of this offering, at or after the time of our initial business combination, our initial stockholders and their permitted transferees can demand that we register the resale of their shares of Class A common stock issuable upon conversion of the founder shares. In addition, our sponsor and its permitted transferees can demand that we register the resale of the private placement warrants and the shares of Class A common stock issuable upon exercise of the private placement warrants, and holders of warrants that may be issued upon conversion of working capital loans may demand that we register the resale of such warrants or the shares of Class A common stock issuable upon exercise of such warrants. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A common stock that is expected when the shares of common stock owned by our initial stockholders or their permitted transferees, our private placement warrants or warrants issued in connection with working capital loans are registered for resale.
Because we are not limited to a particular industry, sector or geography or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.
While we intend to focus our efforts on identifying business combination targets in the foodservice industry, we may seek to complete a business combination with an operating company of any size (subject to our satisfaction of the 80% fair market value test) and in any industry, sector or geography. However, we will not, under our amended and restated certificate of incorporation, be permitted to effectuate our initial business combination solely with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or development stage entity. Although our directors and officers will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to our investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any stockholder or warrant holder who chooses to remain a stockholder or warrant holder, respectively, following our initial business combination could suffer a reduction in the value of their securities. Such stockholders and warrant holders are unlikely to have a remedy for such reduction in value.
We may seek acquisition opportunities in acquisition targets that may be outside of our management’s areas of expertise.
We will consider a business combination outside of our management’s areas of expertise if such business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors relevant to such acquisition. Accordingly, any stockholders or warrant holders who choose to remain a stockholder or warrant holder following our initial business combination could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value.
We may face risks related to the foodservice industry.
Although we may pursue an initial business combination target in any sector, industry or geographic location, we currently intend to focus our efforts on identifying business combination targets in the foodservice industry. Business combinations with businesses in the foodservice industry entail special considerations and risks. The foodservice industry is sensitive to national, regional and local economic conditions. An uneven level of general economic activity, uncertainty in the financial markets, and slow job growth could have a negative impact on consumer confidence, discretionary spending, and accordingly, the foodservice industry in general. If we are successful in completing a business combination with a target business in the foodservice industry, we may also be subject to, and possibly adversely affected by, the following risks: intense competition in the industry, food price fluctuations, costs for freight, raw materials, fuel, energy and other supplies, technology obsolescence, changing consumer behaviors and preferences, labor issues and labor costs and government regulations. In addition, the foodservice industry, including restaurants and their affiliated suppliers, have been, and in the future may continue to be, particularly adversely impacted by the COVID-19 pandemic.
Any of the foregoing could have an adverse impact on our operations following a business combination. However, our efforts in identifying prospective target businesses will not be limited to the foodservice industry. Accordingly, if we acquire a target business in another industry we will be subject to risks attendant with the specific industry in which we operate or target business which we acquire, which may or may not be different than those risks listed above.
Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.
Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these criteria and guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or we decide to obtain stockholder approval for business or other reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we have not completed our initial business combination within the required time period, our public stockholders may receive only approximately $10.20 per share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period), or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.
We may seek acquisition opportunities with an early-stage company, a financially unstable business or an entity lacking an established record of revenue or earnings.
To the extent we complete our initial business combination with an early-stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel as well as risks related to any financial projections we may provide to the public, any changes in these projections or the failure to meet such projections. Although our directors and officers will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.
We are not required to obtain an opinion from an independent investment banking firm or from an independent accounting firm regarding fairness. Consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.
Unless we complete our initial business combination with an affiliated entity, we are not required to obtain an opinion that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.
We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, which may include acting as financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Our underwriters are entitled to receive deferred commissions that will released from the trust account only upon completion of an initial business combination. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.
We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, including, for example, identifying potential business combination targets, providing financial advisory services, acting as a placement agent in a private equity offering or arranging debt financing. We may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters or their respective affiliates and no fees or other compensation for such services will be paid to any of the underwriters or their respective affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering. The underwriters are also entitled to receive deferred commissions that are conditioned on the completion of an initial business combination. The fact that the underwriters’ or their respective affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.
We may issue additional shares of Class A common stock or preferred shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock upon the conversion of the Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated certificate of incorporation. Any such issuances would dilute the interest of our stockholders and likely present other risks.
Our amended and restated certificate of incorporation authorizes the issuance of up to 240,000,000 shares of Class A common stock, par value $0.0001 per share, 60,000,000 shares of Class B common stock, par value $0.0001 per share, and 1,000,000 shares of undesignated preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 220,000,000 and 54,000,000 (assuming in each case that the underwriters have not exercised their over-allotment option) authorized but unissued shares of Class A and Class B common stock, respectively, available for issuance, which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants but not upon conversion of the Class B common stock. Shares of Class B common stock are convertible into shares of our Class A common stock, initially at a one-for-one ratio but subject to adjustment as set forth herein. Immediately after this offering, there will be no preferred shares issued and outstanding.
We may issue a substantial number of additional shares of Class A common stock, and may issue shares of preferred stock, in order to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock to redeem the warrants as described in “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants — Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” or upon conversion of the Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated certificate of incorporation. However, our amended and restated certificate of incorporation provides, among other things, that prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote pursuant to our amended and restated certificate of incorporation on any initial business combination or any amendments to our amended and restated certificate of incorporation. The issuance of additional shares of common or preferred stock:
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may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B common stock resulted in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the Class B common stock;

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may subordinate the rights of holders of common stock if shares of preferred stock are issued with rights senior to those afforded our common stock;

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could cause a change of control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present directors and officers;

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may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us;

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may adversely affect prevailing market prices for our units, Class A common stock and/or warrants; and

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may not result in adjustment to the exercise price of our warrants.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.
We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we have not completed our initial business combination within the required time period, our public stockholders may receive only approximately $10.20 per public share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period), or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.
We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, directors, officers or special advisor which may raise potential conflicts of interest.
In light of the involvement of our sponsor, directors, officers and special advisor with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, directors, officers and special advisor. Certain of our directors and officers also serve as officers and board members for other entities, including those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, directors and officers are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria and guidelines for a business combination as set forth in “Proposed Business — Completing Our Initial Business Combination — Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our independent and disinterested directors.
Since our initial stockholders will lose their entire investment in us if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.
On March 16, 2021, our sponsor paid $25,000, or approximately $0.003 per share, to cover certain of our offering costs in consideration of 8,625,000 founder shares, par value $0.0001 per share, and an aggregate of 142,500 of such shares were subsequently transferred to our independent directors, executive officers and special advisor and other third parties. On November 30, 2021, our sponsor voluntarily forfeited certain founder shares such that our initial stockholders, consisting of our sponsor, independent directors and certain advisors, now collectively hold 6,900,000 founders shares. Our initial stockholders will collectively own approximately 23% of our issued and outstanding shares of common stock after this offering (assuming they do not purchase any units in this offering). If we increase or decrease the size of this offering, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 23% of the issued and outstanding shares of our common stock upon the consummation of this offering. The founder shares will be worthless if we do not complete an initial business combination.
In addition, our sponsor has committed to purchase an aggregate of 9,250,000 warrants (or 10,450,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per warrant (for an aggregate of $9,250,000, or $10,450,000 if the underwriters’ over-allotment option is exercised in full), and BTIG has committed to purchase an aggregate of 1,000,000 warrants (which is not subject to increase if the underwriters’ over-allotment option is exercised), also at a price of $1.00 per warrant (for an aggregate of $1,000,000), in each case pursuant to a written agreement in a private placement that will close simultaneously with the closing of this offering, and such private placement warrants will also be worthless if we do not complete a business combination. Each private placement warrant may be exercised for one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein.

The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering except that: (1) prior to our initial business combination, only holders of our Class B common stock have the right to vote on the election of directors and holders of a majority of our outstanding shares of Class B common stock may remove a member of the board of directors for any reason; (2) the founder shares are subject to certain transfer restrictions contained in a letter agreement that our initial stockholders, directors, officers and special advisor have entered into with us; (3) our amended and restated certificate of incorporation provides that only public shares and not any founder shares are entitled to redemption rights and pursuant to the letter agreement that our initial stockholders, directors, officers and special advisor have entered into with us, our initial stockholders, directors, officers and special advisor have agreed to waive: (i) their redemption rights with respect to any founder shares and public shares held by them, as applicable, in connection with the completion of our initial business combination; (ii) their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (iii) their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or during any Stockholder Approval Extension Period (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); (4) the shares of Class B common stock will automatically convert into shares of our Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below; and (5) the founder shares are entitled to registration rights. If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed (and their permitted transferees are required to agree), pursuant to the terms of a letter agreement entered into with us, to vote their founder shares and any public shares held by them purchased during or after this offering in favor of our initial business combination. While we do not expect our board of directors to approve any amendment to or waiver of the letter agreement or registration rights agreement prior to our initial business combination, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to or waivers of such agreements in connection with the consummation of our initial business combination. Any such amendments or waivers would not require approval from our stockholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities.
The personal and financial interests of our sponsor, directors, officers and special advisor may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the deadline for completing our initial business combination nears.
We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.
Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•
default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•
our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•
our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•
our inability to pay dividends on our common stock;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•
limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•
increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may be able to complete only one business combination with the proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.
The net proceeds from this offering and the sale of the private placement warrants will provide us with $205,500,000 (or $236,100,000 if the underwriters’ over-allotment option is exercised in full) that we may use for working capital and to complete our initial business combination (which includes $8,000,000 (or $9,200,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions being held in the trust account, and excludes estimated expenses of this offering of $750,000).
We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:
•
solely dependent upon the performance of a single business, property or asset; or

•
dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.
If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple target businesses, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.
We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.
In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.
We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our stockholders do not agree.
Our amended and restated certificate of incorporation does not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even if a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, directors, officers, special advisor or any of their respective affiliates. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination (including, potentially, with the same target).
In order to effectuate an initial business combination, blank check companies have, in the past, amended various provisions of their charters and modified governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated certificate of incorporation or governing instruments, including our warrant agreement, in a manner that will make it easier for us to complete our initial business combination that some of our stockholders or warrant holders may not support.
In order to effectuate an initial business combination, blank check companies have, in the past, amended various provisions of their charters and modified governing instruments, including their warrant agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, extended the time to consummate an initial business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. We cannot assure you that we will not seek to amend our charter or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination. To the extent any such amendment would be deemed to fundamentally change the nature of any of the securities offered through the registration statement of which this prospectus forms a part, we would register, or seek an exemption from registration for, the affected securities.
Certain provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of at least 65% of our outstanding common stock, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation and the trust agreement to facilitate the completion of an initial business combination that some of our stockholders may not support.
Our amended and restated certificate of incorporation provides that any of its provisions (other than amendments relating to the election or removal of directors prior to our initial business combination, which require the approval by holders of a majority of at least 90% of the issued and outstanding shares of our common stock voting at a stockholder meeting) related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the sale of the private placement warrants into the trust account and not release such amounts except in specified circumstances and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of at least 65% of our issued and outstanding common stock, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least 65% of our issued and outstanding common stock. Unless specified in our amended and restated certificate of incorporation or amended and restated bylaws, or as required by applicable law or stock exchange rules, the affirmative vote of a majority of the issued and outstanding shares of our common stock that are voted is required to approve any such matter voted on by our stockholders, and, prior to our initial business combination, the affirmative vote of holders of a majority of the issued and outstanding shares of our Class B common stock is required to approve the election or removal of directors. We may not issue additional securities that can vote pursuant to our amended and restated certificate of incorporation on any initial business combination or any amendments to our amended and restated certificate of incorporation. Our initial stockholders, who will beneficially own 23% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), may participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which will govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete our initial business combination with which you do not agree.
Our sponsor, officers, directors and special advisor have agreed, pursuant to a written agreement, that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemptions in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (which interest shall be net of taxes payable thereon), divided by the number of then issued and outstanding public shares. These agreements are contained in a letter agreement that we have entered into with our sponsor, directors, officers and special advisor. Our public stockholders are not parties to, or third-party beneficiaries of, this agreement and, as a result, will not have the ability to pursue remedies against our sponsor, directors, officers or special advisor for any breach of these agreements. As a result, in the event of a breach, our public stockholders would need to pursue a stockholder derivative action, subject to applicable law.
We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.
Although we believe that the net proceeds of this offering and the sale of the private placement warrants will be sufficient to allow us to complete our initial business combination, because we have not yet selected any target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement warrants prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate.
In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our directors, officers, our special advisor or stockholders is required to provide any financing to us in connection with or after our initial business combination. If we have not completed our initial business combination within the required time period, our public stockholders may receive only approximately $10.20 per share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period), or less in certain circumstances, on the liquidation of our trust account, and our warrants will expire worthless.
Our initial stockholders will control the election of our board of directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, they will elect all of our directors prior to our initial business combination and may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.
Upon the closing of this offering, our initial stockholders will own approximately 23% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). This is different from most other offerings similar to ours where the founder shares represent approximately 20% of all the issued and outstanding shares after the initial public offering. In addition, prior to our initial business combination, holders of the Class B common stock will have the right to elect all of our directors and may remove members of the board of directors for any reason. Holders of our public shares will have no right to vote on the election of directors during such time. These provisions of our amended and restated certificate of incorporation may only be amended by holders of a majority of at least 90% of the issued and outstanding shares of our common stock voting at a stockholder meeting. As a result, you will not have any influence over the election of directors prior to our initial business combination.
As a result of their substantial ownership in our company, our initial stockholders may exert a substantial influence on other actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation and approval of major corporate transactions. If our initial stockholders purchase any additional shares of Class A common stock in this offering or in the aftermarket or in privately negotiated transactions, this would increase their influence over these actions. In addition, our board of directors, whose members were elected by our initial stockholders, will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. We may not hold an annual meeting of stockholders to elect new directors prior to the completion of our business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. Accordingly, our initial stockholders will exert significant influence over actions requiring a stockholder vote at least until the completion of our initial business combination.
A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.
Unlike some blank check companies, if

(i)
we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per share of Class A common stock;

(ii)
the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions); and

(iii)
the Market Value is below $9.20 per share,

then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 and $10.00 per share redemption trigger prices described below under “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants —  Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” and “Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% and 100%, respectively, of the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.
Our warrants are expected to be accounted for as a warrant liability and will be recorded at fair value upon issuance with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our Class A common stock or may make it more difficult for us to consummate an initial business combination.
Following the consummation of this offering and the concurrent private placement of warrants, we will issue an aggregate of 20,250,000 warrants in connection with this offering (comprised of the 10,000,000 warrants included in the units and the 10,250,000 private placement warrants, assuming the underwriters’ over-allotment option is not exercised). We expect to account for these as a warrant liability and will record at fair value upon issuance any changes in fair value each period reported in earnings as determined by us based upon a valuation report obtained from our independent third party valuation firm. As such, when our stock price increases, the fair value of the warrant liability would increase, and we would be required to recognize an expense associated with this change in fair value. Similarly, when our stock price decreases, the fair value of the warrant liability would decrease, and we would be required to recognize a gain associated with this change in fair value. The impact of changes in fair value on earnings may have an adverse effect on the market price of our Class A common stock. In addition, potential business combination targets may seek a special purpose acquisition company that does not have warrants that are accounted for as a warrant liability, which may make it more difficult for us to consummate an initial business combination with a target business.
Our warrants and founder shares may have an adverse effect on the market price of our Class A common stock and make it more difficult to effectuate our initial business combination.
We will be issuing warrants to purchase 10,000,000 shares of Class A common stock (or 11,500,000 shares of Class A common stock if the underwriters’ over-allotment option is exercised in full), at a price of $11.50 per whole share (subject to adjustment as provided herein), as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement to our sponsor and BTIG an aggregate of 10,250,000 (or 11,450,000 if the underwriters’ over-allotment option is exercised in full) private placement warrants, each exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. Our initial stockholders currently hold 6,900,000 shares of Class B common stock (up to 900,000 of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised). The shares of Class B common stock are convertible into shares of Class A common stock on a one-for-one basis, subject to adjustment as set forth herein. In addition, if our sponsor, an affiliate of our sponsor or certain of our directors and officers make any working capital loans, up to $1,500,000 of such loans may be converted into warrants, at the price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants. To the extent we issue shares of Class A common stock to effectuate a business combination, the potential for the issuance of a substantial number of additional shares of Class A common stock upon exercise of these warrants or conversion rights could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding shares of Class A common stock and reduce the value of the Class A common stock issued to complete the business combination. Therefore, our warrants and founder shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.
The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our sponsor, BTIG or their permitted transferees: (1) they will not be redeemable by us (except as described below under “Description of Securities — Redeemable Warrants — Public Redeemable Warrants — Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”); (2) they (including the shares of Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until 30 days after the completion of our initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the shares of Class A common stock issuable upon exercise of these warrants) are entitled to registration rights.
Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.
Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
If our management team pursues a company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.
If our management team pursues a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign market, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates. The fact that we are currently incorporated as a Delaware corporation could make us a less attractive acquisition vehicle to a target business outside the United States as compared to an acquisition vehicle incorporated outside the United States.
If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:
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higher costs and difficulties inherent in managing cross-border business operations and complying with commercial and legal requirements of overseas markets;

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rules and regulations regarding currency redemption;

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complex corporate withholding taxes on individuals;

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laws governing the manner in which future business combinations may be effected;

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tariffs and trade barriers;

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regulations related to customs and import/export matters;

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longer payment cycles;

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changes in local regulations as part of a response to the COVID-19 outbreak;

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tax consequences, such as tax law changes, including termination or reduction of tax and other incentives that the applicable government provides to domestic companies, and variations in tax laws as compared to the United States;

•
currency fluctuations and exchange controls, including devaluations and other exchange rate movements;

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rates of inflation, price instability and interest rate fluctuations;

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challenges in collecting accounts receivable;

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cultural and language differences;

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protection of intellectual property rights;

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applicable privacy laws and regulations;

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employment regulations;

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crime, strikes, riots, civil disturbances, terrorist attacks, natural disasters and wars;

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deterioration of political relations with the United States;

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obligatory military service by personnel; and

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government appropriation of assets.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such combination or, if we complete such combination, our operations might suffer, either of which may adversely impact our results of operations and financial condition.
Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.
The federal proxy rules require that a proxy statement with respect to a vote on a business combination include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America (“U.S. GAAP”), or international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”), depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.
We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on stockholders.
We may effect a business combination with a target company in another jurisdiction, reincorporate in the jurisdiction in which the target company or business is located, or reincorporate in another jurisdiction. Such transactions may result in tax liability for a stockholder in the jurisdiction in which the stockholder is a tax resident (or in which its members are resident if it is a tax transparent entity), in which the target company is located, or in which we reincorporate. We do not intend to make any cash distributions to stockholders to pay such taxes. Stockholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

Risks Relating to the Post-Business Combination Company
Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.
Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular target business that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any stockholder or warrant holder who chooses to remain a stockholder or warrant holder, respectively, following our initial business combination could suffer a reduction in the value of their securities. Such stockholders and warrant holders are unlikely to have a remedy for such reduction in value.
We may have limited ability to assess the management of a prospective target business and, as a result, may complete our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.
When evaluating the desirability of completing our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we expected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any stockholder or warrant holder who chooses to remain a stockholder or warrant holder, respectively, following our initial business combination could suffer a reduction in the value of their securities. Such stockholders and warrant holders are unlikely to have a remedy for such reduction in value.
The directors and officers of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.
Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.
We may structure our initial business combination so that the post-transaction company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target business, but we will complete such business combination only if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the issued and outstanding capital stock, shares or other equity securities of a target or issue a substantial number of new shares to third-parties in connection with financing our initial business combination. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our issued and outstanding common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.
If our management following our initial business combination is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues. We will also incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies.
Following our initial business combination, any or all of our management could resign from their positions as officers of the company, and the management of the target business at the time of the business combination could remain in place. Management of the target business may not be familiar with U.S. securities laws including the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and stock exchange rules. The requirements of these rules and regulations will increase legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on the company’s systems and resources. The management team may not successfully or efficiently manage the transition to operating a public company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. If new management is unfamiliar with the requirements of operating a public company regulated by the SEC, they may have to expend time and resources becoming familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.
After our initial business combination, our results of operations and prospects could be subject, to a significant extent, to the economic, political, social and government policies, developments and conditions in the country in which we operate.
The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become or remain profitable.
Risks Relating to Our Management Team
We are dependent upon our directors and officers and their departure could adversely affect our ability to operate.
Our operations are dependent upon a relatively small group of individuals. We believe that our success depends on the continued service of our directors and officers, at least until we have completed our initial business combination. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of our or a target’s key personnel could negatively impact the operations and profitability of our post-combination business.
Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.
In addition, the directors and officers of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.
Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.
Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination agreement and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.
Our directors and officers will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.
Our directors and officers are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other responsibilities. We do not intend to have any full-time employees prior to the completion of our business combination. Each of our directors and officers is engaged in several other business endeavors for which he or she may be entitled to substantial compensation and our directors and officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors will also serve as officers and/or board members for other entities. If our directors’ and officers’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. See “Management — Directors, Director Nominees and Executive Officers” for a discussion of our officers’ and directors’ other business affairs.

Each of our directors, officers and special advisor are now, and may in the future may become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and directors, officers and special advisor are, or may in the future become, affiliated with entities that are engaged in a similar business. Our sponsor and directors and officers are also not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to us completing our initial business combination. As a result, our sponsor, officers, directors and special advisor could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. However, we do not believe that any potential conflicts would materially affect our ability to complete our initial business combination.
As described in “Management — Conflicts of Interest,” each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she will honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one reasonable for us to pursue. In addition, the fiduciary duties and contractual obligations of our officers and directors to other entities, including confidentiality obligations that may restrict their ability to share with us or utilize on our behalf information they learn that could be beneficial to us, may otherwise adversely affect our ability to identify or pursue certain business combination opportunities. Our special advisor will have no fiduciary obligation to present business opportunities to us.
Our Chairman is currently a party to an agreement with TriMark USA that contains a non-compete provision that prohibits him from consummating a transaction with a target company that engages in the business of distribution and sale of restaurant equipment and supplies at the distribution level, including as an equityholder of an entity engaged in such a business. In addition, our Chairman has fiduciary and other duties to TriMark USA as a result of serving as its chairman. Our Chairman will honor such fiduciary and other duties (and the other members of our management team will honor any fiduciary or other duties applicable to them). As a result of the foregoing, we currently do not intend to consummate a business combination with a target engaged in the industry sector covered by our Chairman’s non-compete. However, we do not believe that the foregoing will materially affect our ability to complete our initial business combination.
For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, see “Management — Directors, Director Nominees and Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”
Our directors, officers, special advisor security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.
We have not adopted a policy that expressly prohibits our directors, officers, special advisor, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

Members of our management team and board of directors have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, may be, or may become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. The defense or prosecution of these matters could be time-consuming and could divert our management’s attention, and may have an adverse effect on us, which may impede our ability to consummate an initial business combination.
During the course of their careers, members of our management team and board of directors have had significant experience as founders, board members, officers, executives or employees of other companies. As a result of their involvement and positions in these companies, certain of those persons have been, may be or may in the future become involved in litigation, investigations or other proceedings, including relating to the business affairs of such companies, transactions entered into by such companies, or otherwise. Individual members of our management team and board of directors also may become involved in litigation, investigations or other proceedings involving claims or allegations related to or as a result of their previous personal conduct, either in their capacity as a corporate officer or director or otherwise, and may be personally named in such actions and potentially subject to personal liability as a result of their previous individual conduct or otherwise. Any such liability may or may not be covered by insurance and/or indemnification, depending on the facts and circumstances. The defense or prosecution of these matters could be time-consuming. Any litigation, investigations or other proceedings and the potential outcomes of such actions may divert the attention and resources of our management team and board of directors away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.
Risks Relating to our Securities
You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares and/or warrants, potentially at a loss.
Our public stockholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) our completion of an initial business combination, and then only in connection with those shares of Class A common stock that such stockholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any public shares properly submitted for redemption in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus), subject to applicable law and as further described herein. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares and/or warrants, potentially at a loss.
NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
We intend to apply to have our units listed on the NYSE on the date of this prospectus and our Class A common stock and warrants on or promptly after their date of separation. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the NYSE listing standards, we cannot assure you that our securities will be, or will continue to be, listed on the NYSE in the future or prior to our initial business combination. In order to continue listing our securities on the NYSE prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum market capitalization (generally $50,000,000) and a minimum number of holders of our securities (generally 300 public holders).
Additionally, our units will not be traded after completion of our initial business combination and, in connection with our initial business combination, we will be required to demonstrate compliance with the NYSE’s initial listing requirements, which are more rigorous than the NYSE’s continued listing requirements, in order to continue to maintain the listing of our securities on the NYSE. For instance, our share price would generally be required to be at least $4.00 per share, our total market capitalization would be required to be at least $200.0 million, the aggregate market value of publicly held shares would be required to be at least $100.0 million and we would be required to have at least 400 round lot stockholders. We cannot assure you that we will be able to meet those listing requirements at that time
If NYSE delists any of our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:
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a limited availability of market quotations for our securities;

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reduced liquidity for our securities;

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a determination that our Class A common stock are a “penny stock” which would require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A common stock and warrants will be listed on NYSE, our units, Class A common stock and warrants will qualify as covered securities under such statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on NYSE, our securities would not qualify as covered securities under such statute and we would be subject to regulation in each state in which we offer our securities.
We are not registering the shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis, and such warrants could expire worthless.
We are not registering the shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed that, as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the issuance of such shares, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the above requirements, we will be required to permit holders to exercise their warrants on a cashless basis, in which case, the number of shares of Class A common stock that you will receive upon cashless exercise will be based on a formula subject to a maximum amount of shares equal to 0.361 shares of Class A common stock per warrant (subject to adjustment). However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if our shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to cashless settle any warrant, or issue securities or other compensation in exchange for the warrants, in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and no exemption is available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A common stock included in the units. There may be a circumstance where an exemption from registration exists for holders of our private placement warrants to exercise their warrants while a corresponding exemption does not exist for holders of the public warrants included as part of units sold in this offering. In such an instance, our sponsor and its permitted transferees (which may include our directors, officers or special advisor) would be able to exercise their warrants and sell the shares of Class A common stock underlying their warrants while holders of our public warrants would not be able to exercise their warrants and sell the underlying shares of Class A common stock. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A common stock for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their warrants.
You will experience immediate and substantial dilution upon the purchase of our Class A common stock.
The difference between the public offering price per share (allocating all of the unit purchase price to the shares of Class A common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of Class A common stock after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 140.8% (or $14.08 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $(4.08) and the initial offering price of $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the Class B common stock result in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the Class B common stock at the time of our initial business combination and would become exacerbated to the extent that public stockholders seek redemptions from the trust. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A common stock.
The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.
We are offering our units at an offering price of $10.00 per unit, implying an initial value of $10.00 per public share. However, prior to this offering, our sponsor paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.0042 per share (giving effect to the forfeiture of 1,725,000 shares by our Sponsor on November 30, 2021). As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the founder shares are converted into public shares. For example, the following table shows the dilutive effect of the founder shares on the implied value of the public shares upon the consummation of our initial business combination, assuming that our equity value at that time is $196,000,000, which is the amount in cash we would have for our initial business combination in the trust account after giving effect to the payment of $8,000,000 of deferred underwriting commissions, assuming the underwriters’ over-allotment option is not exercised, no interest is earned on the funds held in the trust account, and no public shares are redeemed in connection with our initial business combination, and without taking into account any other potential impacts on our valuation at such time, such as the trading price of our public shares, the business combination transaction costs any equity issued or cash paid to the target’s equityholders or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects, or the impact of our public and private warrants. At such valuation, each share of our common stock would have an implied value of $7.54 per share upon consummation of our initial business combination, which would be a 24.6% decrease as compared to the initial implied value per public share of $10.00 (the price per unit in this offering, assuming no value is ascribed to the public warrants).
Public shares	20,000,000
Founder shares	6,000,000
Total shares	26,000,000
Total funds in trust available for initial business combination (less deferred underwriting commissions)	$196,000,000
Initial implied value per public share	$10.00
Implied value per share upon consummation of initial business combination	$7.54
Our management team and our sponsor may make a profit on any initial business combination, even if any public stockholders who did not redeem their shares would experience a loss on that business combination. As a result, the economic interests of our management team and our sponsor may not fully align with the economic interests of public stockholders.
Like most SPACs, our structure may not fully align the economic interests of our sponsor and those persons, including our officers and directors, who have interests in our sponsor with the economic interests of our public stockholders. Upon the closing of this offering, assuming no exercise of the underwriters’ over-allotment option, our sponsor and BTIG will have invested in us an aggregate of $10,275,000, comprised of the $25,000 purchase price for the founder shares and the $10,250,000 purchase price for the private placement warrants. Assuming a trading price of $10.00 per share upon consummation of our initial business combination, the 6,000,000 founder shares would have an aggregate implied value of $60,000,000. Even if the trading price of our Class A common stock was as low as $1.71 per share, and the private placement warrants were worthless, the value of the founder shares would be equal to our sponsor’s initial investment in us. As a result, so long as we complete an initial business combination, our sponsor is likely to be able to recoup its investment in us and make a substantial profit on that investment, even if our public shares lose significant value. Accordingly, our sponsor and members of our management team who own interests in our sponsor may have incentives to pursue and consummate an initial business combination quickly, with a risky or not well established target business, and/or on transaction terms favorable to the equityholders of the target business, rather than continue to seek a more favorable business combination transaction that could result in an improved outcome for our public stockholders or liquidate and return all of the cash in the trust to the public stockholders. For the foregoing reasons, you should consider our sponsor’s and management team's financial incentive to complete an initial business combination when evaluating whether to invest in this offering and/or redeem your shares prior to or in connection with an initial business combination.
We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 65% of the then outstanding public warrants. As a result, the exercise price of the warrants could be increased, the exercise period could be shortened and the number of shares of our Class A common stock purchasable upon exercise of a warrant could be decreased, all without the approval of the holders thereof.
Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the interest of the registered holders of the warrants; provided that the approval by the holders of at least 65% of the then outstanding public warrants is required to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, 65% of the number of the then outstanding private placement warrants. Although our ability to amend the terms of the public warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of shares of our Class A common stock purchasable upon exercise of a warrant.
Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.
Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “NY foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (a “NY enforcement action”), and (y) having service of process made upon such warrant holder in any such NY enforcement action by service upon such warrant holder’s counsel in the NY foreign action as agent for such warrant holder. Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.
This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.
We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous or undesirable to you, thereby making your warrants worthless.
We have the ability to redeem the outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant if, among other things, the Reference Value equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Redeemable Warrants — Public Stockholders’ Warrants — Anti-dilution Adjustments”). See “Description of Securities — Redeemable Warrants — Public

Stockholders’ Warrants — Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.” If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants as described above could force you to: (1) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous or undesirable for you to do so; (2) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (3) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, we expect would be substantially less than the market value of your warrants. If, following our exercise of our redemption rights, a warrant holder fails to comply with the procedures for exercising its warrants, such warrant holder would be required to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, we expect would be substantially less than the market value of the warrants. None of the private placement warrants will be redeemable by us (except as described below under “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants — Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”) so long as they are held by our sponsor, BTIG or their permitted transferees.
In addition, we have the ability to redeem the outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant if, among other things, the Reference Value equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Redeemable Warrants — Public Stockholders’ Warrants — Anti-dilution Adjustments”). In such a case, the holders will be able to exercise their warrants prior to redemption for a number of shares of Class A common stock determined based on the redemption date and the fair market value of our Class A common stock. See “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants — Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.” Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the-money,” in which case you would lose the potential embedded value from a subsequent increase in the value of the Class A common stock had your warrants remained outstanding. The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of shares of Class A common stock received is capped at 0.361 shares of Class A common stock per warrant (subject to adjustment) irrespective of the remaining life of the warrants.
Because each unit contains one-half of one redeemable warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.
Each unit contains one-half of one redeemable warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the units, and only whole warrants will trade. If, upon exercise of warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A to be issued to the warrant holder. This is different from other offerings similar to ours whose units include one share of Class A common stock and one whole warrant to purchase one share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for a half of the number of shares compared to units that each contain a whole warrant to purchase one whole share, thus making us, we believe, a more attractive business combination partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.
The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.
Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A common stock and warrants underlying the units, include:
•
the history and prospects of companies whose principal business is the acquisition of other companies;

•
prior offerings of those companies;

•
our prospects for acquiring an operating business at attractive values;

•
our capital structure;

•
an assessment of our management and their experience in identifying operating companies;

•
general conditions of the securities markets at the time of this offering; and

•
other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.
There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 outbreak. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.
Provisions in our amended and restated certificate of incorporation may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A common stock and could entrench management.
Our amended and restated certificate of incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred stock, and the fact that prior to the completion of our initial business combination only holders of our shares of Class B common stock, which are held by our initial stockholders, are entitled to vote on the election of directors, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
General Risk Factors
We are a newly incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.
We are a newly incorporated company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.
Past performance by our management team or their respective affiliates may not be indicative of future performance of an investment in us.
Information regarding performance is presented for informational purposes only. Any past experience or performance of our management team and their respective affiliates is not a guarantee of either: (1) our ability to successfully identify and execute a transaction or (2) success with respect to any business combination that we may consummate. You should not rely on the historical record of the performance of our management team or their respective affiliates as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. Our management has no experience in operating special purpose acquisition companies.
Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.
We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.
We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
Since only holders of our Class B common stock will have the right to vote on the election of directors, upon the listing of our shares on the NYSE, the NYSE may consider us to be a “controlled company” within the meaning of the NYSE rules and, as a result, we may qualify for exemptions from certain corporate governance requirements.
After completion of this offering, and prior to consummation of our initial business combination, only holders of our Class B common stock will have the right to vote on the election of directors. As a result, the NYSE may consider us to be a “controlled company” within the meaning of the NYSE corporate governance standards. Under the NYSE corporate governance standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:
•
we have a board that includes a majority of “independent directors,” as defined under the rules of the NYSE;

•
we have a compensation committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•
we have a nominating and corporate governance committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We do not currently intend to utilize these exemptions and intend to comply with the corporate governance requirements of the NYSE, subject to applicable phase-in rules applicable to non-controlled companies. However, if we determine in the future to utilize some or all of these exemptions, you will not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements.
Our amended and restated certificate of incorporation will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with our company or our company’s directors, officers or other employees.
Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (1) derivative action or proceeding brought on behalf of our company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of our company to our company or our stockholders, or any claim for aiding and abetting any such alleged breach, (3) action asserting a claim against our company or any director, officer or employee of our company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws, or (4) action asserting a claim against us or any director, officer or employee of our company governed by the internal affairs doctrine, except for, as to each of (1) through (4) above, any claim (a) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (c) for which the Court of Chancery does not have subject matter jurisdiction. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.
Notwithstanding the foregoing, our amended and restated certificate of incorporation provides that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against us or our directors, officers, other employees or agents. Although we believe these provisions benefit us by providing increased consistency in the application of federal securities laws in the types of lawsuits to which it applies, the provisions may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us and may have the effect of discouraging lawsuits against our directors and officers. Any person or entity purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in our amended and restated certificate of incorporation.
There may be tax consequences to our business combinations that may adversely affect us.
While we expect to undertake any merger or acquisition so as to minimize taxes both to the acquired business and/or asset and us, such business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes on the acquired business and/or asset and us.
An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.
An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the share of Class A common stock and the one-half of one redeemable warrant included in each unit could be challenged by the IRS or the courts. In addition, if we are determined to be a personal holding company for U.S. federal income tax purposes, our taxable income would be subjected to an additional 20% federal income tax, which would reduce the net after-tax amount of interest income earned on the funds placed in our trust account. Furthermore, the U.S. federal income tax consequences of a cashless exercise of warrants included in the units we are issuing in this offering and of a redemption of warrants for Class A common stock are unclear under current law. Finally, it is unclear whether the redemption rights with respect to our shares suspend the running of a U.S. holder’s holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Class A common stock is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividends” for federal income tax purposes. See the section titled “U.S. Federal Income Tax Considerations” for a summary of the material U.S. federal income tax consequences of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

USE OF PROCEEDS
We are offering 20,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of private placement warrants to our sponsor and BTIG will be used as set forth in the following table.
	Without Over-allotment Option	Over-allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$200,000,000	$230,000,000
Gross proceeds from private placement warrants offered in the private placement	10,250,000	11,450,000
Total gross proceeds	$210,250,000	$241,450,000
Estimated offering expenses(2)
Underwriting commissions (2.0% of gross proceeds from units offered to public, excluding deferred portion)(3)	$4,000,000	$4,600,000
Legal fees and expenses	250,000	250,000
Printing and engraving expenses	40,000	40,000
Accounting fees and expenses	160,000	160,000
SEC/FINRA Expenses	89,890	89,890
Travel and road show	20,000	20,000
NYSE listing and filing fees	85,000	85,000
Miscellaneous(4)	105,110	105,110
Total estimated offering expenses (excluding underwriting commissions)	$750,000	$750,000
Proceeds after estimated offering expenses	$205,500,000	$236,100,000
Held in trust account(3)	$204,000,000	$234,600,000
% of public offering size	102%	102%
Not held in trust account	$1,500,000	$1,500,000
The following table shows the use of the approximately $1,500,000 of net proceeds not held in the trust account.(5)
	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(6)	$400,000	26.7%
Legal and accounting fees related to regulatory reporting obligations	160,000	10.7%
Payment for office space, administrative and support services(7)	210,000	14%
NYSE continued listing fees	165,000	11%
Director & Officer liability insurance premiums(8)	500,000	33.3%
Working capital to cover miscellaneous expenses and reserves	65,000	4.3%
Total(9)	$1,500,000	100.0%

(1)
Includes amounts payable to public stockholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)
A portion of the offering expenses have been paid from the proceeds of a loan from our sponsor of up to $300,000 as described in this prospectus. As of September 30, 2021, we had borrowed $289,425 under the promissory note. These loans will be repaid upon completion of this offering out of the $750,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions). These expenses are estimates only. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)
The underwriters have agreed to defer underwriting commissions equal to 4.0% of the gross proceeds of this offering. Upon completion of our initial business combination, $8,000,000, which constitutes the underwriters’ deferred commissions (or $9,200,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account, and the remaining funds, less amounts used to pay redeeming stockholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)
Includes organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.

(5)
These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. Based upon current interest rates, we estimate that the interest earned on the trust account will be approximately $60,000 per year however this is an estimate and we can provide no assurances regarding the actual amount. This estimate assumes an interest rate of 0.02% per annum based upon current yields of securities in which the trust account may be invested. In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsor and BTIG. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

(6)
Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

(7)
This amount represents payment to an affiliate of our sponsor of a total of $10,000 per month for office space, support and administrative services. See “Certain Relationships and Related Party Transactions — Support Services Agreement.” Upon the earlier of consummation of our initial business combination and our liquidation, we will cease paying these monthly fees.

(8)
This amount represents the approximate amount of director and officer liability insurance premiums we anticipate paying following the completion of this offering and until we complete a business combination.

(9)
Assumes a 21-month period prior to consummation of a business combination.

Of the net proceeds of this offering and the sale of private placement warrants to our sponsor and BTIG, $204,000,000 (or $234,600,000 if the underwriters’ over-allotment option is exercised in full), including $8,000,000 (or $9,200,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will, upon the consummation of this offering, be placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Based upon current interest rates, we estimate that the interest earned on the trust account will be approximately $40,000 per year, assuming an interest rate of 0.02% per year. We will not be permitted to withdraw any of the principal or interest held in the trust account except for the withdrawal of interest to pay taxes, if any. Based on current interest rates, we expect that interest earned on the trust account will be sufficient to pay taxes. The funds held in the trust account will not otherwise be released from the trust account until the earliest of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus), subject to applicable law.
The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination and to pay the deferred underwriting commissions. If our initial business combination is funded using equity consideration or the proceeds of any equity or debt financing, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.
We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or any of their respective affiliates, but such persons are not under any obligation to loan funds to, or otherwise invest in, us.
We will enter into a support services agreement pursuant to which we will pay an affiliate of our sponsor a total of $10,000 per month for office space, support and administrative services. See “Certain Relationships and Related Party Transactions — Support Services Agreement.” Upon the earlier of consummation of our initial business combination and our liquidation, we will cease paying these monthly fees.
Our sponsor has agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of September 30, 2021, we had borrowed $289,425 under the promissory note. These loans are non-interest bearing, unsecured and are due at the earlier of March 1, 2022 and the closing of this offering. These loans will be repaid upon completion of this offering out of the $750,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions).

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsor and BTIG. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, special advisor or any of their respective affiliates may also purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. See “Proposed Business — Permitted purchases and other transactions with respect to our securities” for a description of how such persons will determine from which stockholders to seek to acquire shares. The price per share paid in any such transaction may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the sellers or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.
We may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions and the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If public stockholders holding too many public shares exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with such redemption and the related business combination, and may instead search for an alternate business combination (including, potentially, with the same target).
Our public stockholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) our completion of an initial business combination, and then only in connection with those shares of Class A common stock that such stockholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus), subject to applicable law. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants.

Our amended and restated certificate of incorporation provides that only public shares and not any founder shares are entitled to redemption rights. Our initial stockholders, directors, officers and special advisor have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination or certain amendments to our amended and restated certificate of incorporation as described elsewhere in this prospectus. In addition, our initial stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the prescribed time frame. However, if our initial stockholders acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

DIVIDEND POLICY
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of this offering, in which case we will effect a stock dividend or other appropriate mechanism immediately prior to the consummation of this offering in an amount as to maintain the number of founder shares at 23% of our issued and outstanding shares of common stock upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION
The difference between the public offering price per Class A common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per Class A common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A common stock which may be redeemed for cash), by the number of outstanding shares of Class A common stock.
At September 30, 2021, our net tangible book deficit was $(443,865), or approximately $(0.06) per share of Class B common stock. After giving effect to the sale of 20,000,000 shares of Class A common stock included in the units we are offering by this prospectus, the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at September 30, 2021 would have been $(24,466,914) or $(4.08), representing an immediate increase in net tangible book value (as decreased by the value of 20,000,000 shares of Class A common stock that may be redeemed for cash and assuming no exercise of the underwriters’ over-allotment option) of $(4.02) per share to our initial stockholders as of the date of this prospectus and an immediate dilution of $14.08 per share or 140.8% to our public stockholders not exercising their redemption rights. The dilution to new investors if the underwriters exercise the over-allotment option in full would be an immediate dilution of $14.07 per share or 140.7%.
The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants:
	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$10.00
Net tangible book deficit before this offering	(0.06)	(0.06)
Increase attributable to public stockholders	(4.02)	(4.01)
Pro forma net tangible book value after this offering and the sale of the private placement warrants	(4.08)	(4.07)
Dilution to public stockholders	$14.08	$14.07
Percentage of dilution to public stockholders	140.8%	140.7%
For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $204,000,000 because holders of up to 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per-share redemption price equal to the amount in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of shares of Class A common stock sold in this offering.

The following table sets forth information with respect to our initial stockholders and the public stockholders:
	Shares Purchased		Total Consideration		Average Price per share
	Number	Percentage	Amount	Percentage
Class B common stock(1)	6,000,000	23.0%	$25,000	0.01%	$0.004
Public Stockholders	20,000,000	77.0%	$200,000,000	99.99%	$10.00
	26,000,000	100.0%	$200,025,000	100.0%

(1)
Assumes the full forfeiture of 900,000 shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.

(2)
Assumes conversion of Class B common stock into Class A common stock on a one-for-one basis. The dilution to public stockholders would increase to the extent that the anti-dilution provisions of the Class B common stock result in the issuance of shares of Class A common stock on a greater than one-to-one basis upon such conversion.

The pro forma net tangible book value per share after this offering is calculated as follows:
	Without Over-allotment	With Over-allotment
Numerator:
Net tangible book deficit before this offering	$(443,865)	$(443,865)
Net proceeds from this offering and sale of the private placement warrants	205,500,000	236,100,000
Plus: Offering costs accrued or paid in advance, excluded from tangible book value before this offering	454,801	454,801
Less: Warrant Liability(1)	(17,977,850)	(20,373,680)
Less: Deferred underwriting commissions	(8,000,000)	(9,200,000)
Less: Proceeds held in trust subject to redemption	(204,000,000)	(234,600,000)
	$(24,466,914)	$(28,062,744)
Denominator:
Common stock outstanding prior to this offering	6,900,000	6,900,000
Common stock forfeited if over-allotment is not exercised	(900,000)	—
Common stock included in the units offered	20,000,000	23,000,000
Less: Common stock subject to redemption	(20,000,000)	(23,000,000)
	6,000,000	6,900,000

(1)
The Company will account for the 20,250,000 warrants to be issued in connection with the Proposed Public Offering (the 10,000,000 Public Warrants and the 10,250,000 private placement warrants assuming the underwriters’ over-allotment option is not exercised) in accordance with the guidance contained in ASC 815-40. Such guidance provides that, because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company will classify each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations.

CAPITALIZATION
The following table sets forth our capitalization at September 30, 2021, and as adjusted to give effect to the sale of our 20,000,000 units in this offering for $200,000,000 (or $10.00 per unit) and the sale of 10,250,000 private placement warrants to our sponsor and BTIG for $10,250,000 (or $1.00 per warrant) and the application of the estimated net proceeds derived from the sale of such securities:
	September 30, 2021
	Actual	As Adjusted(2)
Promissory note – related party(1)	$289,425	$—
Deferred underwriting commissions	—	8,000,000
Warrant Liability(3)	—	17,977,850
Class A common stock, $0.0001 par value, 240,000,000 shares authorized: ‑0‑ and 20,000,000 shares are subject to possible redemption(4)(5)	—	204,000,000
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, actual and as adjusted; none issued or outstanding, actual and as adjusted	—	—
Class B common stock, $0.0001 par value, 60,000,000 shares authorized, actual and as adjusted; 6,900,000 and 6,000,000 shares issued and outstanding, actual and as adjusted, respectively	690	600
Additional paid-in capital(6)	24,310	—
Accumulated deficit	(14,064)	(24,467,514)
Total stockholders’ equity	$10,936	$(24,466,914)
Total capitalization	$300,361	$205,510,936

(1)
Our sponsor has agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of September 30, 2021, there was $289,425 outstanding under the promissory note.

(2)
Assumes no exercise of the underwriters’ option to purchase additional units and the corresponding forfeiture of 900,000 shares of Class B common stock held by our sponsor.

(3)
We will account for the 20,250,000 warrants to be issued in connection with this offering (the 10,000,000 warrants included in the units and the 10,250,000 private placement warrants, assuming the underwriters’ over-allotment option is not exercised) in accordance with the guidance contained in ASC 815-40. Derivatives and Hedging — Contracts in Entity’s Own Equity. Such guidance provides that, because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, we will classify each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in our statement of operations. The warrants are also subject to re-evaluation of the proper classification and accounting treatment at each reporting period.

(4)
The as adjusted amount is presented net of proceeds allocated to the public warrants and net of allocated transaction costs related to this offering. The shares of Class A common stock contain redemption rights that make them redeemable by our public stockholders. Accordingly, they are classified within temporary equity in accordance with the guidance provided in ASC 480-10-S99-3A.

(5)
Upon the completion of our initial business combination, we will provide our public stockholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of then-outstanding public shares, subject to the limitations described herein whereby redemptions cannot cause our net tangible assets to be less than $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination. In accordance with the

SEC’s penny stock rules, we will calculate net tangible assets as total assets less intangible assets and liabilities. We expect our net tangible assets following this offering to exceed $5,000,001, as our total assets will primarily consist of the $204,000,000 of proceeds in the trust account and our total liabilities will consist of the warrant liability, deferred underwriting commissions and accrued offering costs.
(6)
As adjusted additional paid-in capital includes the excess of proceeds from the sale of the private placement warrants over their estimated fair value at issuance as a deemed capital contribution from our sponsor and BTIG, compared to total proceeds of $205,500,000.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
We are a blank check company incorporated as a Delaware corporation on March 10, 2021 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing or other sources.
The issuance of additional shares of our common stock or preferred stock in a business combination:
•
may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B common stock resulted in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the Class B common stock;

•
may subordinate the rights of holders of common stock if preferred stock are issued with rights senior to those afforded our common stock;

•
could cause a change of control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present directors and officers;

•
may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us;

•
may adversely affect prevailing market prices for our units, Class A common stock and/or warrants; and

•
may not result in adjustment to the exercise price of our warrants.

Similarly, if we issue debt or otherwise incur significant indebtedness, it could result in:
•
default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•
our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•
our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•
our inability to pay dividends on our common stock;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•
limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•
increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at September 30, 2021 we had $131,976 in cash, a working capital deficit of approximately $443,865 and deferred offering costs of $454,801. Further, we expect to continue to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.
Results of Operations and Known Trends or Future Events
We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.
Liquidity and Capital Resources
Our liquidity needs have been satisfied prior to the completion of this offering through receipt of $25,000 from the sale of the founder shares to our sponsor and up to $300,000 in loans from our sponsor under an unsecured promissory note. As of September 30, 2021, we had borrowed $289,425 under the promissory note. We estimate that the net proceeds from (1) the sale of the units in this offering, after deducting offering expenses of approximately $750,000 and underwriting commissions of $4,000,000 (excluding deferred underwriting commissions of $8,000,000), or $4,600,000 (excluding deferred underwriting commissions of $9,200,000) if the underwriters’ over-allotment option is exercised in full, and (2) the sale of private placement warrants to our sponsor and BTIG for a purchase price of $10,250,000 (or $11,450,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) will be $205,500,000 (or $236,100,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $204,000,000 (or $234,600,000 if the underwriters’ over-allotment option is exercised in full), an amount equal to this gross proceeds of this offering, including $8,000,000 (or $9,200,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions will be deposited into the trust account. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries. The remaining $1,500,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $750,000 we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $750,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (which interest shall be net of taxes payable thereon and excluding deferred underwriting commissions) to complete our initial business combination. We may withdraw interest to pay taxes, if any. Delaware franchise tax is based on our authorized shares or on our assumed par and non-par capital, whichever yields a lower result. Under the authorized shares method, each share is taxed at a graduated rate based on the number of authorized shares with a maximum aggregate tax of $200,000 per year. Under the assumed par value capital method, Delaware taxes each $1,000,000 of assumed par value capital at the rate of $350; where assumed par value would be (1) our total gross assets following this offering, divided by (2) our total issued shares of common stock following this offering, multiplied by (3) the number of our authorized shares following this offering. Based on the number of shares of our common stock authorized and outstanding and our estimated total gross proceeds after the completion of this offering, our annual franchise tax obligation is expected to be capped at the maximum amount of annual franchise taxes payable by us as a Delaware corporation of $200,000. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the only taxes payable by us out of the funds in the trust account will be income and franchise taxes, if any. We expect the interest earned on the amount in the trust account will be sufficient to pay our taxes. To the extent that shares of our common stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.
Prior to the completion of our initial business combination, we will have available to us $1,500,000 of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure and negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.
We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination, other than any funds available from loans from our sponsor, its affiliates or members of our management team. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsor and BTIG. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
We expect our primary liquidity requirements during that period to include approximately $400,000 for legal, accounting, due diligence, travel and other expenses in connection with any business combinations; $160,000 for legal and accounting fees related to regulatory reporting requirements; $165,000 for NYSE continued listing fees; $240,000 for administrative and support services; $500,000 for Director & Officer liability insurance premiums, and approximately $35,000 for general working capital that will be used for miscellaneous expenses and reserves net of estimated interest income.
These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.
Additionally, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we have not consummated our initial business combination within the required time period because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account.
Controls and Procedures
We are not currently required to evaluate and report on our system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.
Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of our internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:
•
staffing for financial, accounting and external reporting areas, including segregation of duties;

•
reconciliation of accounts;

•
proper recording of expenses and liabilities in the period to which they relate;

•
evidence of internal review and approval of accounting transactions;

•
documentation of processes, assumptions and conclusions underlying significant estimates; and

•
documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.
Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.
Quantitative and Qualitative Disclosures about Market Risk
The net proceeds of this offering and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions
On March 16, 2021, our sponsor paid $25,000, or approximately $0.003 per share, to cover certain of our offering costs in consideration of 8,625,000 founder shares and an aggregate of 142,500 of such shares were subsequently transferred to our independent directors, executive officers and special advisor and other third parties. On November 30, 2021, our sponsor voluntarily forfeited certain founder shares such that our initial stockholders, consisting of our sponsor, independent directors and certain advisors, now collectively hold 6,900,000 founders shares. The purchase price of the founder shares was determined by dividing the amount of cash used to purchase such shares by the number of founder shares issued. Our initial stockholders will collectively own approximately 23% of our issued and outstanding shares of common stock after this offering (assuming they do not purchase any units in this offering). If we increase or decrease the size of this offering, we will effect a stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 23% of our issued and outstanding shares of common stock upon the consummation of this offering. Up to 900,000 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.
We will enter into a support services agreement pursuant to which we will pay an affiliate of our sponsor a total of $10,000 per month for office space, support and administrative services. See “Certain Relationships and Related Party Transactions — Support Services Agreement.” Upon the earlier of consummation of our initial business combination and our liquidation, we will cease paying these monthly fees.
Our sponsor, directors, officers and special advisor, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, directors, officers, special advisor or our or any of their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
Our sponsor has agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of September 30, 2021, we had borrowed $289,425 under the promissory note. These loans are non-interest bearing, unsecured and are due at the earlier of March 1, 2022 and the closing of this offering. These loans will be repaid upon completion of this offering out of the $750,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions).
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsor and BTIG. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
Our sponsor has committed to purchase an aggregate of 9,250,000 warrants (or 10,450,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per warrant (for an aggregate of $9,250,000, or $10,450,000 if the underwriters’ over-allotment option is exercised in full), and BTIG has committed to purchase an aggregate of 1,000,000 warrants (which is not subject to increase if the underwriters’ over-allotment option is exercised), also at a price of $1.00 per warrant (for an aggregate of $1,000,000), in each case pursuant to a written agreement in a private placement that will close simultaneously with the closing of this offering. Each private placement warrant entitles the holder thereof to purchase one share of Class A common stock at $11.50 per share, subject to adjustment as provided herein. The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our sponsor, BTIG or their permitted transferees: (1) they will not be redeemable by us (except as described below under “Description of Securities — Redeemable Warrants — Public Redeemable Warrants — Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”); (2) they (including the shares of Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until 30 days after the completion of our initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the shares of Class A common stock issuable upon exercise of these warrants) are entitled to registration rights.
Pursuant to a registration rights agreement that we will enter into with our initial stockholders on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and holders of warrants issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions, as described herein. We will bear the costs and expenses of filing any such registration statements. See “Principal Stockholders — Registration Rights.”
Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results
As of September 30, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.
JOBS Act
The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things: (1) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act; (2) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (3) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (4) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the principal executive officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS
General
We are a newly formed blank check company incorporated as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.
We believe that our management team’s decades of experience and relationships with leading businesses in the foodservice industry and their founders, executives and investors, the extensive industry and geographical reach of our management team’s network and our management team’s prior experience in private markets investing will give us a competitive advantage in pursuing a broad range of opportunities in many industries. Although we may pursue an initial business combination target in any sector, industry or geographic location, we currently intend to focus our efforts on identifying business combination targets in the foodservice industry, including:
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foodservice equipment and supply manufacturers,

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commercial food manufacturers,

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commercial food dealers,

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industry adjacent digital businesses,

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emerging restaurant concepts, and

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other similar categories of businesses.

Our management team has decades of experience as operating executives, with demonstrated success growing and investing in foodservice businesses. As both investors and operators, members of our management team have extensive insight into industry and acquisition trends and they have a vast network of industry relationships. Our management team has proficiency in utilizing industry trends and capitalizing on them through acquisition, start-up business creation, and strategic planning. We understand the challenges that the foodservice industry currently faces and believe our team can not only identify a suitable business combination target, but also assist that business in finding opportunities to maximize growth and profitability through strategic plans or acquisition. Additionally, members of our board of directors and our advisors have diverse and additive experiences and networks, enhancing our ability to successfully execute a merger.
We expect to target companies with certain industry and business characteristics, including long term growth prospects, strong management teams, high barriers to entry, opportunities for further acquisition, strong recurring revenues, sustainable operating margins and attractive free cash flow characteristics.
Our Management Team
Our management team consists of individuals who are experienced executives, operators, deal-makers, entrepreneurs and investors, with deep experience driving growth by optimizing operations, identifying strategic growth initiatives, and sourcing/structuring accretive acquisitions. Collectively the team possesses a wide-ranging set of competencies, with exceptional financial acumen and an extensive track record of growth and value creation. Our management team has differentiated experience, representing the two main business verticals within the industry, manufacturing and distribution. This experience is represented across various growth trajectories and strategic plans. The team is led by Jerry Hyman and Keith Jaffee. In addition, our management team controls our sponsor and contributed a significant portion of the funds that our sponsor will use to purchase warrants, which funds will in turn be used to pay our operating expenses and the non-deferred portion of the underwriters’ compensation. Our initial stockholders, consisting of our sponsor, independent directors and certain advisors, also currently own 6,900,000 shares of Class B common stock, up to 900,000 of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The Class B common stock will automatically convert into Class A common stock at the time of our initial business combination or earlier at the option of the holders thereof as described in the section entitled “Description of Securities.” Accordingly, we believe that our management team is incentivized and has the appropriate expertise to identify and acquire a high quality, high growth business in the food service industry.
Our Chairman, Jerry Hyman, is a foodservice industry veteran who spent 17 year as CEO of TriMark USA, from 2003 to 2020, leading it to become the largest foodservice dealer in the United States, and currently serves as its chairman. Jerry joined the business that became TriMark USA in 1981. During his time as CEO, annual revenue increased from approximately $50 million to $2.1 billion. Under Jerry’s leadership, TriMark USA successfully executed an industry roll-up strategy with four successive private equity sponsors. During his tenures with each private equity sponsor, including Bradford Equities, Audax Group, Warburg Pincus, and a joint venture of Blackstone and Centerbridge, Jerry transformed the businesses, through both acquisition-driven and organic growth. Notably, during his tenure as CEO, many of the acquisitions TriMark USA completed were sourced on a proprietary basis, demonstrating his repeated ability to achieve compelling acquisition multiples. Beyond acquisitions and growth strategies, Jerry undertook a number of initiatives as CEO, including e-commerce, private label product development, and employee development. By 2019, the business had grown to encompass 3,100 employees, over 60 locations, and approximately 3.1 million square feet of warehouse and office space. During the 2008 financial crisis to 2021, Jerry founded NexGen Procurement Corp., a unique industry buying group, whose members consisted of TriMark USA and several of the other largest, competing distributors in the foodservice equipment space, which was created to focus the supply chain of the industry’s largest manufacturers and dealers to maximize profitability through increased volume. From NexGen’s establishment through January 2020, Jerry has served as its President and was also a member of its board until he stepped down from his role as TriMark CEO. Under his leadership, NexGen grew to over $4 billion in purchasing volume and changed the dynamics in the industry.
The career of our CEO, Keith Jaffee, has spanned four decades with a focus on buying and building companies in the commercial foodservice equipment and consumer products sectors. He is a career operator focused on manufacturing and distribution process improvement, business simplification/consolidation, industry relationships, and opportunistic acquisitions that offer value creation through synergy. Keith began his career at AMCO Corporation in 1982, a Chicago-based manufacturer in the foodservice equipment and supply industry, with a primary focus on commercial storage products. Keith served as President and CEO of AMCO from 1986 through 1997. As CEO, Keith oversaw its acquisition by Leggett & Platt (“L&P”), a publicly traded diversified manufacturer. Following the transaction, at L&P Keith served as the President of the Storage Products Group and eventually the Store Fixtures Group. While overseeing these divisions, Keith’s focus was on the acquisition and consolidation of 15 separate businesses in the categories, amounting hundreds of millions of dollars in completed acquisitions. At L&P in 2000, the combined 25 operating businesses under his management produced significant revenues, primarily from the foodservice and big-box retail channels. In 2001, an investment group led by Keith purchased select businesses of the Storage Products Group division from L&P to form Focus Products Group, where he was the Chairman and CEO from 2001 through 2009. Focus Products Group went on to become a collection of brands and businesses in the housewares, foodservice, and hospitality industry. Through both organic growth and 16 accretive acquisitions, Focus Products Group grew to a business with hundreds of millions of dollars in annual revenue in 2006. Keith sold Focus Products Group in 2006 to a Chicago-based private equity group, Sterling Partners, realizing a significant return on invested capital. Since then, Keith has remained active in the industry, most recently serving on the Board of Directors at Edward Don, as Strategic Advisor at Adams Burch, and as financial sponsor of both Snapdrape Brands and FoodServiceExchange. Additionally, from 1998 to 1999 Keith served as the first 2-year President of NAFEM (North American Food Equipment Manufacturers). In 2015, NAFEM honored Keith with its Lifetime Achievement Award.
Our Chief Financial Officer, George Courtot, comes to us with 23 years of experience in the foodservice industry. In 1996, George joined the business that became TriMark USA as Chief Financial Officer. He partnered with Jerry Hyman to complete 14 acquisitions and assist in growing the business to $2.1 billion in revenue. Prior to joining TriMark USA, George worked for 16 years at V.P. Winter Distributing Company (Winter), a wholesale distributor in the millwork distribution industry, privately held and later a subsidiary of a publicly traded United Kingdom company. During his tenure at Winter, George held the positions of Chief Financial Officer and Division President.

Our Directors
Our Directors have a diverse set of experiences, across a number of industries and transactions. Our director nominees are Bruce Lubin, Kimberley Annette Gill Rimsza, Otis Carter and Peter Cameron, each of whom we expect to be independent directors upon consummation of this offering.
Bruce Lubin is the Vice Chairman of CIBC USA which has over $40 billion in assets. Over his 37-year career in commercial banking, he played an integral part of both the growth and M&A strategy of several banks leading several multi-billion dollar transactions. His career began at Exchange National Bank, from 1981 to 1989, leading to the ultimate sale to LaSalle National Bank. He then went on to a leadership role at LaSalle, serving as Executive Vice President. Bruce helped to grow LaSalle’s assets significantly from 1989 to 2007. In 2007, Bruce was part of the team that executed a sale to Bank of America for $21 billion. At that time, he left to join publicly-listed Private Bank. As President of Commercial Banking at Private Bank, he and the team grew assets to many billions of dollars as of 2017, leading to an ultimate sale to CIBC in 2017 for $5 billion. In addition to his current role as Vice Chairman, Bruce serves as the Chairman for the Chicagoland Chamber of Commerce, Board Member of the Governing Committee of AJC, and Board Member of the Civic Consulting Alliance.
Kimberley Annette Gill Rimsza has been involved in the foodservice industry for over 35 years, having sold her family business, of which she was President and CEO, to TriMark USA, in 2007. She was an executive of TriMark USA from 2007 to 2020 and played a key role in M&A during her tenure. As the Executive Vice President of the Western Region, a greater than $600 million annual revenue territory, she was on the senior leadership team which was actively involved in the sale of TriMark USA in 2018 to TriMark USA’s current private equity sponsors, Centerbridge and Blackstone. She was a key contributor in identifying and acquiring two companies in the Western Region, which added over $180 million in annual revenue. Kim began her career in manufacturing, both at Hobart Corporation (ITW) and Groen (Dover). She was also President of the Foodservice Industry’s Trade Organization FEDA (Foodservice Equipment Distributors Association) and has served in a board and officer capacity for several other industry organizations.
Otis Carter has served as General Counsel of CMS/Nextech, a portfolio company of Audax Group, since January 2021, where he is responsible for all legal, governance and compliance matters, as well as executing strategic M&A activities. Prior to CMS/Nextech, he served as General Counsel and Corporate Secretary for TriMark USA from 2014 to 2021, partnering with Mr. Hyman to lead the negotiation and execution of strategic partnerships and M&A transactions that led to TriMark USA becoming the country’s largest commercial foodservice equipment and supplies dealer. Before TriMark USA, Mr. Carter was a private equity attorney with Kirkland & Ellis LLP and Ropes & Gray LLP, representing private equity sponsors, alternative asset managers and their portfolio companies on M&A and financing transactions as large as $7 billion. Mr. Carter earned his J.D. from Washington University in St. Louis, and his M.B.A. from The Wharton School at the University of Pennsylvania.
Peter Cameron is the Co-Owner of Farberware Licensing and Chairman and CEO of Acuity Management Inc. Acuity is an investment management company that owns and operates several commercial real estate and manufacturing enterprises. From 2009 to 2016, Mr. Cameron served as the CEO and later as the Co-Chairman of the Board of Directors of the Lenox Corporation, a manufacturer of tableware, giftware and collectible products. From 2005 to 2008, Mr. Cameron served as CEO of Waterford Wedgwood plc, a manufacturer of fine china and crystal products, and from 1997 to 2003 Mr. Cameron was the CEO and president of All Clad Holdings, a manufacturer of cookware products that was acquired by Waterford in 2004. From 1988 to 1995, Mr. Cameron served in various senior level management capacities within Hanson plc, including as chairman of U.S. Industries Housewares Group, and president and CEO of Farberware, Inc. Prior to that, Cameron was CEO and president of Revereware, a leading manufacturer of branded cookware sold to department store and mass merchant channels. Cameron has also held senior management positions at Polaroid Corp., Bowmar Instrumental Corporation, and Starcraft. Mr. Cameron also serves on the boards of Northeastern University, Chapel Hill, The International Housewares Charity Foundation, Acuity Management, Farberware Licensing Co., Hartmann and Lenox Corporation.
Our Special Advisor
Brett Biggs is the Chief Financial Officer of Walmart and Head of Walmart Enterprise Solutions. As CFO at Walmart since 2016, Brett is responsible for finance functions including strategy, merchandising, logistics, financial services, real estate, operations, and financial planning & analysis. Prior to his current role, Brett served as CFO for other Walmart divisions, including Walmart International, Walmart U.S., and Sam's Club. He also served as Senior Vice President of Operations for Sam's Club, Senior Vice President of Capital Markets, and Senior Vice President International Strategy/M&A. Prior to joining Walmart in 2000, Brett worked in M&A at L&P, where he supported the Storage Products and Store Fixture Groups, which were run by Keith Jaffee. Brett brings significant experience and expertise in a number of areas, including multi-billion-dollar M&A, public company governance, shareholder value creation, capital markets, public company strategy, international operations, and strategy. Alongside the Walmart Executive Team, Brett has helped to create nearly $200 billion in market value for shareholders since assuming the role of CFO.
Our special advisor will assist our management team with sourcing and evaluating business opportunities and devising plans and strategies to optimize any business that we acquire following the consummation of this offering. However, unlike our management team, our special advisor will not be responsible for managing our day-to-day affairs and will have no authority to engage in substantive discussions with business combination targets on our behalf.
Our Approach
Our business strategy is to identify and complete our initial business combination with one or more target companies that complement the experiences and skills of our leadership team and can benefit from their operational and strategic guidance. We will look for a company or companies with strong and proven business practices in place and plan to support the management team to accelerate growth.
The COVID-19 pandemic and subsequent shutdowns decimated the restaurant industry and its affiliated suppliers. We are confident the industry will prove to be resilient due to a pent-up demand, especially for businesses with sufficient and opportunistic capital and the vision to explore further acquisitions or strategic growth plans. We believe the recent turmoil across the foodservice industry presents a unique opportunity to identify, accelerate, and improve an already successful foodservice business. Our management team has a deep understanding of the industry dynamics, distribution, and brands necessary to capitalize on that opportunity. Furthermore, they have a track record of creating significant stockholder value, structuring deals and operating various businesses throughout the industry. This includes implementing strategic growth initiatives for their own businesses that proved to be industry defining as whole.
Upon completion of this offering, our leadership team will leverage their extensive networks of relationships to identify a business combination target. Given the current environment for the industry, we believe the target company that we identify can significantly benefit from our industry experience, expertise, and vision.
Our Opportunity
The foodservice industry is a large, resilient, and fragmented industry, achieving $864.3 billion in revenue in 2019, according to the National Restaurant Association. Within the industry, the global foodservice equipment and supply (“E&S”) space represented $34.7 billion in 2020, according to Grand View Research, which supports not only the restaurant industry but also, hospitals, hotels, nursing homes, and government entities. In addition, the industry supplies products to a number of incremental yet substantive channels including grocery, vending, industrial and residential. The E&S industry has seen some consolidation in recent years but remains generally fragmented, as ownership of businesses often remains with affiliated parties for decades, presenting an opportunity for capital injection and revitalization at these businesses.
As a result of the COVID-19 pandemic, the North American E&S industry experienced a contraction of approximately 22% in 2020. This compares to an estimated 27.8% loss for the broader foodservice industry. Based on a public report by Technomic, a restaurant industry publication, the restaurant industry could experience a full recovery by 2023, which implies a compelling growth trend of approximately 9% annually. Furthermore, industry investment is supported by The Restaurant Revitalization Fund, part of the federal American Rescue Plan Act signed into law on March 11, 2021, which has committed to awarding $28.6 billion of direct funding to restaurants. Additionally, the American Rescue Plan Act also will provide hundreds of billions of dollars of other indirect stimulus, supporting the already pent-up demand, as the consumers should emerge from COVID-19 mandated restrictions with strong savings and spending appetites. The industry has begun its recovery from its second quarter 2020 low point, but the marketplace and segmentation have proven to be non-uniform.
The current crisis brought on by the COVID-19 pandemic has accelerated many of the trends that can be seen across other industry verticals. These include digitization, robotics, food delivery, and sanitization. We believe that the pandemic and the subsequent impact on the industry, creates an opportunity to capitalize on these dynamics. Our deep experience in the industry, navigating various inflection points, will allow us to identify the next generation of public foodservice companies that can benefit from not only our investor’s capital but our proven vision and strategy.
Our Acquisition Criteria
When evaluating target companies, we anticipate that we will use the following base criteria to identify opportunities while remaining open to expanding the evaluation process criteria set forth below. While we will use the criteria and guidelines below for evaluation purposes, we may decide to enter into a business combination with a target company that does not meet any of these criteria. Our specific areas of focus are:
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Iconic brands or established platforms in the foodservice industry that are leaders in their respective category.

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Enterprise value range of $1 billion to $5 billion and prepared to operate as a public company from the perspective of its senior management, current ownership, and relevant business metrics.

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Apparent and accessible opportunities for growth, through organic initiatives or acquisition.

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Strong and seasoned management that can benefit from our leadership team’s industry focus and expertise, proven track record, and strategic guidance to further expand their position in the industry.

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Well-incentivized management team that is aligned in an effort to create significant stockholder value.

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Barriers to entry, including brand, manufacturing ability, intellectual property, distribution capabilities, market positioning, or technology.

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Strong financial positioning, including strong unit economics, margin sustainability, recurring revenue, and a conservative debt to enterprise value ratio.

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Demonstrated ability to remain a healthy, growing platform for equity investors despite the industry challenges, with an established business model and sustainable competitive advantages.

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Attractive valuation relative to its existing financial metrics, and relative to public comparable companies, with potential for further significant operational improvement presenting an attractive potential return for stockholders.

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Benefits from being publicly traded and having access to the public capital markets, enhancing its ability to pursue accretive acquisitions, high-return capital projects, and/or strengthen its balance sheet.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy materials or tender offer documents, as applicable, that we would file with the SEC. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, directors, officers or special advisor, or making the acquisition through a joint venture or other form of shared ownership with our sponsor, directors or officers. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, directors or officers, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.
Each of our sponsor, directors, officers and special advisor will, directly or indirectly, own founder shares and/or private placement warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, such officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.
Past experience or performance of our sponsor, directors or management team or their respective affiliates is not a guarantee of either (1) our ability to successfully identify and execute a transaction or (2) success with respect to any business combination that we may consummate. You should not rely on the historical record of our sponsor, directors or management team or their respective affiliates as indicative of future performance. See “Risk Factors — Past performance by our management team or their respective affiliates may not be indicative of future performance of an investment in us.” Our management has no prior experience in operating blank check companies or special purpose acquisition companies.
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity subject to his or her fiduciary duties. As a result, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same. However, we do not expect these duties to materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation provides that we renounce our interest in any business combination opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis. In addition, the fiduciary duties and contractual obligations of our officers and directors to other entities, including confidentiality obligations that may restrict their ability to share with us or utilize on our behalf information they learn that could be beneficial to us, may otherwise adversely affect our ability to identify or pursue certain business combination opportunities. Our special advisor will have no fiduciary obligation to present business opportunities to us.
Our officers, directors, special advisor and any of their respective affiliates may sponsor or form, or, in the case of individuals, serve as a director, officer or advisor of, other blank check companies similar to ours during the period in which we are seeking an initial business combination. Any such companies may present additional conflicts of interest in pursuing an acquisition target. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.
Initial Business Combination
As required by NYSE listing rules, approval of our initial business combination will require the affirmative vote of a majority of our board of directors, which must include a majority of our independent directors. So long as our securities are then listed on the NYSE, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the net assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of signing a definitive agreement in connection with our initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or an independent valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if the board is less familiar or experienced with the target company’s business, there is a significant amount of uncertainty as to the value of the company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the board determines that outside expertise would be helpful or necessary in conducting such analysis. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% of net assets threshold, unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our stockholders. However, if required under applicable law, any proxy statement that we deliver to stockholders and file with the SEC in connection with a proposed transaction will include such opinion.
Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to register our securities under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of suspending or terminating our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.
We anticipate structuring our initial business combination so that the post-business combination company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-business combination company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-business combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for the post-business combination company not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-business combination company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target or issue a substantial number of new shares to third-parties in connection with financing our initial business combination. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses. If our securities are not then listed on the NYSE for whatever reason, we would no longer be required to meet the foregoing 80% of net asset test.
To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.
The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.
In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor.
Other Considerations
We currently do not have any specific business combination under consideration. Our officers and directors have neither individually selected nor considered a target business nor have they had any substantive discussions regarding possible target businesses among themselves or with our underwriters or other advisors. Our management team and board of directors is regularly made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.
Status as a Public Company
We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer target businesses an alternative to the traditional initial public offering through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. In this situation, the owners of the target business would exchange their capital stock, shares or other equity securities in the target business for our shares or for a combination of our shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.
Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital, including potentially for use in connection with acquisitions and other strategic transactions, and an additional means of providing management incentives consistent with stockholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.
We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Financial Position
With funds available for a business combination initially in the amount of $187,250,000 assuming no redemptions and after payment of $8,000,000 of deferred underwriting fees (or $215,450,000 assuming no redemptions and after payment of $9,200,000 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full), in each case, after payment of estimated offering expenses of $750,000 but including the $1,500,000 of offering proceeds held outside the trust account, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third-party financing and there can be no assurance it will be available to us.
Completing Our Initial Business Combination
We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to complete our initial business combination using cash from the proceeds of this offering and the sale of the private placement warrants, our shares, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.
If our initial business combination is funded using equity consideration or the proceeds of any equity or debt financing, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemptions of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.
We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.
We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account.
In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law or stock exchange listing rules or we decide to do so for business or other reasons, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third-party with respect to raising any additional funds through the sale of securities or otherwise.
Selection of a Target Business and Structuring of our Initial Business Combination
NYSE listing rules require that our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the trust account (excluding any deferred underwriting commissions and taxes payable on the income earned on the trust account). We refer to this as the “80% fair market value test.” The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.
In any case, we will only complete an initial business combination if the post-business combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for the post-business combination company not to be required to register as an investment company under the Investment Company Act. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination.
To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.
In evaluating a prospective target business, we expect to conduct a thorough due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information, which will be made available to us.
The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.
Lack of Business Diversification
For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. If we complete our initial business combination with only a single entity, our lack of diversification may:
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subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

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cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team
Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of completing our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.
Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
Stockholders May Not Have the Ability to Approve our Initial Business Combination
We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated certificate of incorporation. However, we will seek stockholder approval if it is required by applicable law or stock exchange listing requirement, or we may decide to seek stockholder approval for business or other reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.
Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target with a subsidiary of the company	No
Merger of the company with a target	Yes
However, under the NYSE’s listing rules, stockholder approval would typically be required for our initial business combination if, for example:
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we issue (other than in a public offering for cash) shares of our common stock that will be equal to or in excess of 20% of the number of our shares of common stock then outstanding;

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any of our directors, officers or substantial security holder (as defined by the NYSE rules) has a 5% or greater interest, directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of common stock could result in an increase in issued and outstanding common stock or voting power of 1% or more (or 5% or more if the related party involved is classified as such solely because such person is a substantial security holder);

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the issuance or potential issuance of shares of our common stock will result in our undergoing a change of control; or

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we seek to amend our amended and restated certificate of incorporation.

The decision as to whether we will seek stockholder approval of a proposed business combination in those instances in which stockholder approval is not required by applicable law or stock exchange rule will be made by us, solely in our discretion, and will be based on business and other reasons, which include a variety of factors, including, but not limited to:
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the timing of the transaction, including in the event we determine stockholder approval would require additional time and there is either not enough time to seek stockholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

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the expected cost of holding a stockholder vote;

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the risk that the stockholders would fail to approve the proposed business combination;

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other time and budget constraints of the company; and

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additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to stockholders.

Permitted Purchases and Other Transactions with Respect to our Securities
In the event we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, special advisor or any of their respective affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of securities such persons may purchase. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, officers, special advisor or any of their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our initial stockholders, directors, officers, special advisor or any of their respective affiliates determine to undertake any such transactions, such transactions could have the effect of influencing the vote necessary to approve such transaction. None of the funds held in the trust account will be used to purchase public shares or warrants in any such transactions. They will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the sellers or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to (1) refrain from purchasing securities during certain blackout periods and when they are in possession of any material non-public information and (2) clear certain trades prior to execution.
In the event that our sponsor, directors, officers, special advisor or any of their respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling stockholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.
The purpose of such transaction could be to (1) vote in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of our initial business combination, (2) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.
In addition, if such purchases are made, the public “float” of our securities and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
Our sponsor, directors, officers, special advisor and/or any of their respective affiliates anticipate that they may identify the stockholders with whom our sponsor, directors, officers, special advisor or any of their respective affiliates may pursue privately negotiated transactions by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders (in the case of public shares) following our mailing of tender offer or proxy materials in connection with our initial business combination. To the extent that our sponsor, directors, officers, special advisor or any of their respective affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination. Such persons would select the stockholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. Our sponsor, directors, officers, special advisor or any of their respective affiliates will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.
Our sponsor, directors, officers, special advisor and/or any of their respective affiliates will be restricted from making purchases of our common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.
Redemption Rights for Public Stockholders upon Completion of our Initial Business Combination
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (which interest shall be net of taxes payable thereon), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. At the completion of our initial business combination, we will be required to purchase any public shares properly delivered for redemption and not withdrawn. The amount in the trust account is initially anticipated to be $10.20 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our initial stockholders, directors, officers and special advisor have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination.
Manner of Conducting Redemptions
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (1) in connection with a stockholder meeting called to approve the business combination or (2) by means of a tender offer. Except as required by applicable law or stock exchange rules, the decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval. Asset acquisitions and stock purchases would not typically require stockholder approval under Delaware law while direct mergers with our company where we do not survive and transactions where we seek to amend our amended and restated certificate of incorporation would typically require stockholder approval under Delaware law. Any transactions where we issue more than 20% of our issued and outstanding common stock would typically require stockholder approval under NYSE listing rules. See “Proposed Business — Stockholders May Not Have the Ability to Approve our Initial Business Combination.” We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by applicable law or stock exchange listing requirement or we choose to seek stockholder approval for business or other reasons.
If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:
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conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

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file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.
In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination, and we instead may search for an alternate business combination (including, potentially, with the same target).
If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:
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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

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file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public stockholders at least ten days prior to the stockholder vote. However, we expect that a draft proxy statement would be available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any stockholder vote even if we are not able to maintain our NYSE listing or Exchange Act registration.
In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon completion of the initial business combination.
If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of our common stock voted are voted in favor of the business combination, unless a greater vote is required by applicable law or stock exchange rules. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Our initial stockholders, officers, directors and special advisor will count towards this quorum and have agreed to vote any founder shares and any public shares held by them in favor of our initial business combination. These quorum and voting thresholds and agreements, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. Our amended and restated certificate of incorporation provides that only public shares and not any founder shares are entitled to redemption rights. In addition, our initial stockholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of a business combination.
Our amended and restated certificate of incorporation provides that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions. Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination (including, potentially, with the same target).
Limitation on Redemption upon Completion of our Initial Business Combination if we Seek Stockholder Approval
Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By imposing such limitations on our stockholders’ ability to redeem no more than 15% of the shares sold in this offering, without our prior consent, as described above, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.
Tendering Stock Certificates in Connection with a Tender Offer or Redemption Rights
We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the initially scheduled vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the initially scheduled vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a stockholder vote, a final proxy statement would be mailed to public stockholders at least ten days prior to the stockholder vote. However, we expect that a draft proxy statement would be available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short period in which to exercise redemption rights, it is advisable for stockholders to use electronic delivery of their public shares.
There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.
The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.
Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or two business days prior to the scheduled date of the stockholder meeting set forth in our proxy materials, as applicable (unless we elect to allow additional withdrawal rights). Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.
If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.
If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or during any Stockholder Approval Extension Period.
Extension of Time to Complete Business Combination
If we anticipate that we may not be able to consummate our initial business combination within 15 months from the closing of this offering, we may, at our sponsor’s option, extend the period of time to consummate a business combination for up to two Funded Extension Periods without stockholder approval (for a total of up to 21 months to complete a business combination), so long as our sponsor or its affiliates or designees deposit into the trust account: (i) with respect to a single Funded Extension Period, an additional Extension Payment (for an aggregate of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full), and (ii) with respect to two consecutive Funded Extension Periods, an Extension Payment prior to each Funded Extension Period, or $0.20 per unit in the aggregate (for an aggregate of $4,000,000, or $4,600,000 if the underwriters’ over-allotment option is exercised in full), upon five days advance notice prior to the applicable deadline pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company. However, if, prior to the time that an Extension Payment would otherwise be due for either Funded Extension Period, we enter into a definitive agreement with respect to our initial business combination, no Extension Payment will be required for that Funded Extension Period, and the period of time to consummate a business transaction will be extended for the duration of that Funded Extension Period; provided, that our entry into a definitive agreement may only be used to substitute for a single Extension Payment. Our public stockholders will not be entitled to vote or redeem their shares in connection with any Funded Extension Periods, whether as a result of an Extension Payment or a definitive agreement. Our sponsor or its affiliates or designees will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the lender’s discretion, converted upon consummation of our business combination into additional warrants at a price of $1.00 per warrant. In the event that we receive notice from our sponsor or its affiliates or designees five days prior to the applicable deadline of the sponsor’s intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our sponsor or its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. To the extent that some, but not all, of the members of our sponsor or its affiliates or designees decide to extend the period of time to consummate our initial business combination, our sponsor or its affiliates or designees may elect to deposit the entire amount required. Any notes issued pursuant to these loans would be in addition to any notes issued pursuant to working capital loans made to us.
Redemption of Public Shares and Liquidation if No Initial Business Combination
Our sponsor, directors and officers have agreed that we will initially have only 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) to complete our initial business combination. If we have not completed our initial business combination within such period or during any Stockholder Approval Extension Period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable thereon), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the prescribed time period.
Our amended and restated certificate of incorporation provides that only public shares and not any founder shares are entitled to redemption rights. Furthermore, our initial stockholders, directors, officers and special advisor have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the prescribed time period or during any Stockholder Approval Extension Period. However, if our initial stockholders, directors, officers or special advisor acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted time frame to complete our initial business combination.
Our sponsor, directors, officers and special advisor have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (which interest shall be net of taxes payable thereon), divided by the number of then issued and outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions.
We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1,500,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.
If we were to expend all of the net proceeds of this offering and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.20. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.20. See “Risk Factors — If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period)” and other risk factors described above. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.
Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third-party that has not executed a waiver only if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.
Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.20 per public share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period) or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third-party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We believe that our sponsor’s only assets are securities of our company and, therefore, we believe it is unlikely that our sponsor would be able to satisfy those obligations. We have not asked our sponsor to reserve for such indemnification obligations, and therefore, no funds are currently set aside to cover any such obligations. None of our other officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the trust account are reduced below (1) $10.20 per public share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period) or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.20 per share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period). See “Risk Factors — If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period)” and other risk factors described above.
We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $1,500,000 from the proceeds of this offering and the sale of the private placement warrants, with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $750,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $750,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidating distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.
Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the required time period, is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If we have not completed our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or during any Stockholder Approval Extension Period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (which interest shall be net of taxes payable thereon and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following the end of our acquisition period and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.
Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent ten years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account.
As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below: (1) $10.20 per public share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period); or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third-party, our sponsor will not be responsible to the extent of any liability for such third-party claims.
If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.20 per share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period) to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer,” a “fraudulent conveyance” or a “voidable transfer.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to and/or may have acted in bad faith, and thereby exposing itself and our company to claims seeking damages, including potential punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. See “Risk Factors — If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims seeking damages, including potential punitive damages.”
Our public stockholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) our completion of an initial business combination, and then only in connection with those shares of Class A common stock that such stockholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus), subject to applicable law. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants.
Amended and Restated Certificate of Incorporation
Our amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Our amended and restated certificate of incorporation will provide that, if we seek to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, we will provide public stockholders with the opportunity to redeem their public shares in connection with any such amendment. Our amended and restated certificate of incorporation provides that only public shares and not any founder shares are entitled to redemption rights. Furthermore, our initial stockholders, officers, directors and special advisor have agreed to waive any redemption rights with respect to any founder shares and any public shares held by them in connection with any such amendment. Specifically, our amended and restated certificate of incorporation provides, among other things, that:
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prior to the consummation of our initial business combination, we shall either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to redeem their public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction, into their pro rata share of the aggregate amount then on deposit in the trust account, calculated as of two business days prior to the completion of our initial business combination, including interest (which interest shall be net of taxes payable thereon), or (2) provide our public stockholders with the opportunity to tender their public shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, calculated as of two business days prior to the completion of our initial business combination, including interest (which interest shall be net of taxes payable thereon), in each case subject to the limitations described herein;

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we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation;

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solely if we seek stockholder approval, a majority of the outstanding shares of our common stock voted are voted in favor of the business combination at a duly held stockholders meeting, unless a greater vote is required by applicable law or stock exchange rules;

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if we have not completed our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or during any Stockholder Approval Extension Period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable thereon, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law; and

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prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote pursuant to our amended and restated certificate of incorporation on any initial business combination or any amendments to our amended and restated certificate of incorporation.

These provisions cannot be amended without the approval of holders of at least 65% of our issued and outstanding common stock.
Additionally, our amended and restated certificate of incorporation provides that, prior to our initial business combination, only holders of our Class B common stock will have the right to vote on the election of directors and that holders of a majority of the outstanding shares of our Class B common stock may remove a member of the board of directors for any reason. These provisions of our amended and restated certificate of incorporation may only be amended if approved by holders of a majority of at least 90% of the outstanding shares of our common stock voting at a stockholder meeting.
Unless specified in our amended and restated certificate of incorporation or amended and restated bylaws, or as required by applicable law or stock exchange rules, the affirmative vote of holders of a majority of the outstanding shares of our common stock that are voted is required to approve any such matter voted on by our stockholders.
Comparison of Redemption or Purchase Prices in Connection with our Initial Business Combination and if we Fail to Complete our Initial Business Combination.
The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we have not completed our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or during any Stockholder Approval Extension Period.
	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The	If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, special advisor or any of their respective affiliates may purchase	If we have not completed our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this

Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.20 per public share), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of then issued and outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 following such redemptions, and any limitations (including, but not limited to, cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit to the prices that our sponsor, directors, officers, special advisor or their affiliates may pay in these transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the sellers or if such purchases are prohibited by Regulation M under the Exchange Act. None of the funds in the trust account will be used to purchase shares in such transactions. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.	offering if we extend the time to complete a business combination as described in this prospectus) or during any Stockholder Approval Extension Period, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.20 per share), including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable thereon), divided by the number of then issued and outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Impact to remaining stockholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions and interest withdrawn in order to pay taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there will be no impact to our remaining stockholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial stockholders, who will be our only remaining stockholders after such redemptions.
Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419
The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.
	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$204,000,000 of the net proceeds of this offering and the sale of the private placement warrants will be deposited into a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $169,200,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	$204,000,000 of the net proceeds of this offering and the sale of the private placement warrants held in trust will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the

	Terms of Our Offering	Terms Under a Rule 419 Offering
	conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	United States.
Receipt of interest on escrowed funds	Interest income (if any) on proceeds from the trust account to be paid to stockholders is reduced by (1) any taxes paid or payable thereon and (2) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.
Limitation on fair value or net assets of target business	The NYSE rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the income earned on the trust account) at the time of signing the agreement to enter into the initial business combination. If our securities are not then listed on the NYSE for whatever reason, we would no longer be required to meet the foregoing 80% of net asset test.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The shares of Class A common stock and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless BTIG, LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such	No trading of the units or the underlying shares of Class A common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.
The units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination and twelve months from the closing of this offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest, which interest shall be net of taxes payable thereon, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by applicable law or stock exchange rules to hold a stockholder vote. If we are not required by applicable law or stock exchange rules and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on

Terms of Our Offering	Terms Under a Rule 419 Offering
redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a stockholder vote, a final proxy statement would be mailed to public stockholders at least ten days prior to the stockholder vote. However, we expect that a draft proxy statement would be available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of our common stock voted are voted in favor of the business combination, unless a greater vote is required by applicable law or stock exchange rules. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Additionally, each public stockholder may elect to redeem its public shares without voting	deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
and, if they do vote, irrespective of whether they vote for or against the proposed transaction.
Business combination deadline	If we have not completed our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or during any Stockholder Approval Extension Period, we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus), subject to applicable law.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.
Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold a stockholder vote	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with	Most blank check companies provide no restrictions on the ability of stockholders to redeem shares based on the number of shares held by such stockholders in connection with an initial business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect Excess Shares (more than an aggregate of 15% of the shares sold in this offering), without our prior consent. Our public stockholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.
Tendering share certificates in connection with a tender offer or redemption rights	We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the initially scheduled vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer	In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such stockholders to arrange for them to deliver their certificate to verify ownership.

Terms of Our Offering	Terms Under a Rule 419 Offering
period, or up to two business days prior to the initially scheduled vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.
Competition
We expect to encounter intense and increasing competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment firms), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, in the event we seek stockholder approval of our initial business combination and we are obligated to pay cash for our shares of Class A common stock, it will potentially reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.
Conflicts of Interest
Our management team, in their capacities as directors, officers or employees of our sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our sponsor, or third parties, before they present such opportunities to us. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis. For more information, see the section entitled “Management — Conflicts of Interest.”
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity. See “Risk Factors — Each of our directors and officers are now, and may in the future may become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.” In addition, the fiduciary duties and contractual obligations of our officers and directors to other entities, including confidentiality obligations that may restrict their ability to share with us or utilize on our behalf information they learn that could be beneficial to us, may otherwise adversely affect our ability to identify or pursue certain business combination opportunities. Our special advisor will have no fiduciary obligation to present business opportunities to us.
Our Chairman is currently a party to an agreement with TriMark USA that contains a non-compete provision that prohibits him from consummating a transaction with a target company that engages in the business of distribution and sale of restaurant equipment and supplies at the distribution level, including as an equityholder of an entity engaged in such a business. In addition, our Chairman has fiduciary and other duties to TriMark USA as a result of serving as its chairman. Our Chairman will honor such fiduciary and other duties (and the other members of our management team will honor any fiduciary or other duties applicable to them). As a result of the foregoing, we currently do not intend to consummate a business combination with a target engaged in the industry sector covered by our Chairman’s non-compete. However, we do not believe that the foregoing will materially affect our ability to complete our initial business combination.
We do not believe, however, that the fiduciary duties or contractual obligations of our directors or officers will materially affect our ability to complete our initial business combination.
Indemnity
Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.20 per public share (subject to increase for any additional amounts deposited into the trust account in respect of any Funded Extension Period) or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of interest which may be withdrawn to pay taxes, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third-party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We believe that our sponsor’s only assets are securities of our company and, therefore, we believe it is unlikely that our sponsor would be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations.
Facilities
We currently maintain our executive offices are located at 400 Skokie Blvd, Suite 820, Northbrook, Illinois 60062. We consider our current office space adequate for our current operations.
Employees
We currently have three officers and do not intend to have any full-time employees prior to the completion of our initial business combination. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any such person will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.
Periodic Reporting and Financial Information
We will register our units, Class A common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public auditors.
We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, U.S. GAAP or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with PCAOB standards. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.
We will be required to evaluate our internal control procedures beginning with our Annual Report on Form 10-K for the year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of suspending or terminating our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT
Directors, Director Nominees and Officers
Name	Age	Title
Jerry Hyman	66	Chairman
Keith Jaffee	61	Chief Executive Officer and Director
George Courtot	66	Chief Financial Officer
Bruce Lubin	68	Director Nominee
Kimberley Annette Rimsza	59	Director Nominee
Otis Carter	43	Director Nominee
Peter Cameron	74	Director Nominee
Our directors, director nominees and officers are as follows:
Jerry Hyman has served as our Chairman since our inception in March 2021. Mr. Hyman is a foodservice industry veteran who serves as Chairman of TriMark USA and previously served as Chief Executive Officer of TriMark USA, from 2003 to January 2020. Mr. Hyman joined the business that became TriMark USA in 1981. In addition, from 2008 until January 2020, Mr. Hyman served as President and member of the board of directors of NexGen Procurement Corp, a unique industry buying group. My Hyman is also a Director of Deiorios Foods. We believe Mr. Hyman’s experience as a foodservice industry executive, including 17 years as Chief Executive Officer of TriMark USA, make him qualified to serve on our board of directors.
Keith Jaffee has served as our Chief Executive Officer and a director since our inception in March 2021. Mr. Jaffee has served as Chairman of Middleton Partners since 2010. From 2001 to 2009 Mr. Jaffee was Chairman and Chief Executive Officer of Focus Products, a collection of brands and businesses in the housewares, foodservice, and hospitality industry. Prior to that, Mr. Jaffee was President of Storage Products Group at Leggett & Platt from 1997 to 2001 and President of the Leggett & Platt Store Fixture Group from 1997 to 2001. Previously, Mr. Jaffee was President of NAFEM (North American Food Equipment Manufacturers). We believe Mr. Jaffee’s experience buying and building companies in the commercial foodservice equipment and consumer products sectors make him qualified to serve on our board of directors.
George Courtot has served as our Chief Financial Officer since March 2021. Mr. Courtot served as Chief Financial Officer of TriMark USA from 1998 to December 2018 and as Business Liaison — Information Technology at TriMark USA from January 2019 to July 2019. Prior to TriMark USA, Mr. Courtot spent 16 years at V.P. Winter Distributing Company where he most recently held the position of Division President.
Bruce Lubin, will be appointed to our board of directors in connection with this offering. Since January 2020, Mr. Lubin has served as the Vice Chairman of CIBC USA and prior to that was President, Commercial Banking from September 2017 to January 2020. From 2007 to 2017 he was President of Commercial Banking at Private Bank, which was acquired by CIBC. Prior to that, Mr. Lubin held several leadership roles at LaSalle National Bank, from 1989 to 2007. Mr. Lubin also serves as the Chairman for the Chicagoland Chamber of Commerce, board member of the Governing Committee of AJC, and board member of the Civic Consulting Alliance. We believe Mr. Lubin’s experience in commercial banking, and track record pursuing both growth and M&A strategies for several banks, make him qualified to serve on our board of directors.
Kimberley Annette Rimsza, will be appointed to our board of directors in connection with this offering. Ms. Rimsza was an executive at TriMark USA from 2007 to February 2021, most recently serving as Executive Vice Present of the Western Region from January 2016 until February 2021 and President of TriMark Gill Group, a division of TriMark USA from 2007 to 2015. Prior to its sale to TriMark USA, Ms. Rimsza served as President and CEO of The Gill Group from 1992 to 2007. Ms. Rimsza was also previously President of the Foodservice Industry’s Trade Organization FEDA (Foodservice Equipment Distributors Association). We believe Ms. Rimsza’s experience as a food service industry executive, including with respect to financial and sales operations matters, make her qualified to serve on our board of directors.

Otis Carter, will be appointed to our board of directors in connection with this offering. Mr. Carter has served as General Counsel of CMS/Nextech, a portfolio company of Audax Group, since January 2021. Prior to that he served as General Counsel and Corporate Secretary for TriMark USA from 2014 to January 2021. Before joining TriMark USA, Mr. Carter was a private equity attorney with Kirkland & Ellis LLP and Ropes & Gray LLP, representing private equity sponsors, alternative asset managers and their portfolio companies on M&A and financing transactions. We believe Mr. Carter’s experience serving as an executive of businesses in the foodservice industry and as an M&A and financing attorney make him qualified to serve on our board of directors.
Peter Cameron, will be appointed to our board of directors in connection with this offering. Mr. Cameron is the Co-Owner of Farberware Licensing and Chairman and CEO of Acuity Management Inc. Acuity is an investment management company that owns and operates several commercial real estate and manufacturing enterprises. From 2009 to 2016, Mr. Cameron served as the CEO and later as the Co-Chairman of the Board of Directors of the Lenox Corporation, a manufacturer of tableware, giftware and collectible products. From 2005 to 2008, Mr. Cameron served as CEO of Waterford Wedgwood plc, a manufacturer of fine china and crystal products, and from 1997 to 2003 Mr. Cameron was the CEO and president of All Clad Holdings, a manufacturer of cookware products that was acquired by Waterford in 2004. From 1988 to 1995, Mr. Cameron served in various senior level management capacities within Hanson plc, including as chairman of U.S. Industries Housewares Group, and president and CEO of Farberware, Inc. Prior to that, Cameron was CEO and president of Revereware, a leading manufacturer of branded cookware sold to department store and mass merchant channels. Cameron has also held senior management positions at Polaroid Corp., Bowmar Instrumental Corporation, and Starcraft. Mr. Cameron also serves on the boards of Northeastern University, Chapel Hill, The International Housewares Charity Foundation, Acuity Management, Farberware Licensing Co., Hartmann and Lenox Corporation. We believe Mr. Cameron’s experience in the foodservice/consumer industries and as a senior manager makes him qualified to serve on our board of directors.
Special Advisor
Brett Biggs will be our special advisor. Mr. Biggs is the Chief Financial Officer of Walmart and Head of Walmart Enterprise Solutions, a position he has held since 2016. Prior to his current role, Mr. Biggs served as CFO for other Walmart divisions, including Walmart International, Walmart U.S., and Sam's Club. He also served as Senior Vice President of Operations for Sam's Club, Senior Vice President of Capital Markets, and Senior Vice President International Strategy/M&A. Prior to joining Walmart in 2000, Mr. Biggs worked in M&A at L&P, where he supported the Storage Products and Store Fixture Groups.
Our special advisor will assist our management team with sourcing and evaluating business opportunities and devising plans and strategies to optimize any business that we acquire following the consummation of this offering. However, unlike our management team, our special advisor will not be responsible for managing our day-to-day affairs and will have no authority to engage in substantive discussions with business combination targets on our behalf.
Number, Terms of Office and Election of Directors and Officers
Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that our board of directors will consist of five members.
Our board of directors will be divided into three classes, with only one class of directors being elected in each year and the members of each class (except for those directors appointed prior to our first annual meeting of stockholders) serving three-year terms. In accordance with the NYSE corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on NYSE, although we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company’s bylaws unless such election is made by written consent in lieu of such a meeting. The term of office of the first class of directors, consisting of Bruce Lubin and Peter Cameron, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Kimberley Annette Rimsza and Otis Carter, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Jerry Hyman and Keith Jaffee, will expire at the third annual meeting of stockholders.
Prior to our initial business combination, holders of our Class B common stock will have the right to elect all of our directors and remove members of the board of directors for any reason, and holders of our public shares will not have the right to vote on the election of directors during such time. These provisions of our amended and restated certificate of incorporation may only be amended if approved by holders of a majority of at least 90% of the issued and outstanding shares of our common stock voting at a stockholder meeting. Approval of our initial business combination will require the affirmative vote of a majority of our board directors, which must include a majority of our independent directors. Subject to any other special rights applicable to the stockholders, prior to our initial business combination, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board of directors, or by holders of a majority of the issued and outstanding shares of our Class B common stock.
Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated bylaws as it deems appropriate. Our amended and restated bylaws provide that our officers may consist of a Chairman, Chief Executive Officer, a President, a Chief Financial Officer, Vice Presidents, a Secretary, Assistant Secretaries, a Treasurer and such other offices as may be determined by the board of directors.
Director Independence
NYSE listing rules require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person that satisfies the applicable objective standards set forth in the listing rules and that, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect to have three “independent directors” as defined in the NYSE listing rules and applicable SEC rules prior to completion of this offering. Our board has determined that each of Bruce Lubin, Kimberley Annette Rimsza, Otis Carter and Peter Cameron is an independent director under applicable SEC and NYSE listing rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Officer and Director Compensation
None of our directors or officers has received directly from us any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on NYSE through the earlier of consummation of our initial business combination and our liquidation, pursuant to a support services agreement we will enter into with an affiliate of our sponsor, we will pay such affiliate of our sponsor a total of $10,000 per month for office, support and administrative services. In addition, our sponsor, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, directors, officers or our or any of their respective affiliates.
After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other compensation from the combined company. All compensation will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our officers after the completion of our initial business combination will be determined by a compensation committee constituted solely by independent directors.

We are not party to any agreements with our directors and officers that provide for benefits upon termination of employment. The existence or terms of any such employment or consulting arrangements may influence our management’s motivation in identifying or selecting a target business, and we do not believe that the ability of our management to remain with us after the consummation of our initial business combination should be a determining factor in our decision to proceed with any potential business combination.
Committees of the Board of Directors
Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will have three standing committees: an audit committee; a compensation committee; and a nominating and corporate governance committee. Subject to phase-in rules, the NYSE listing rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the NYSE listing rules require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that will be approved by our board of directors and will have the composition and responsibilities described below. The charter of each committee will be available on our website following the closing of this offering.
Audit Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. The members of our audit committee will be Bruce Lubin, Kimberley Annette Rimsza and Otis Carter. Bruce Lubin will serve as chairman of the audit committee.
Each member of the audit committee is financially literate and our board of directors has determined that Bruce Lubin qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.
We will adopt an audit committee charter, which will detail the purpose and principal functions of the audit committee, including:
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assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm;

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the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

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pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

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reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

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setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

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setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

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obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

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meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

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reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

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reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. The members of our compensation committee will be Bruce Lubin, Kimberley Annette Rimsza and Otis Carter. Otis Carter will serve as chairman of the compensation committee. We will adopt a compensation committee charter, which will detail the purpose and responsibility of the compensation committee, including:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

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reviewing and approving the compensation of all of our other executive officers;

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reviewing our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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assisting management in complying with our proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

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producing a report on executive compensation to be included in our annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NYSE and the SEC.
Nominating and Corporate Governance Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating and corporate governance committee of the board of directors. The members of our nominating and corporate governance committee will be Bruce Lubin, Kimberley Annette Rimsza and Otis Carter. Kimberley Annette Rimsza will serve as chair of the nominating and corporate governance committee. We will adopt a nominating and corporate governance committee charter, which will detail the purpose and responsibilities of the nominating and corporate governance committee, including:
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identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board of directors, and recommending to the board of directors candidates for nomination for election at the annual stockholder meeting or to fill vacancies on the board of directors;

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developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines and other corporate governance related policies;

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coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

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reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The nominating and corporate governance committee charter will also provide that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.
Code of Ethics
Prior to the closing of this offering, we will adopt a code of ethics and business conduct (our “Code of Ethics”) applicable to our directors, officers and employees. We will file a copy of our form of our Code of Ethics as an exhibit to the registration statement of which this prospectus forms a part. You will be able to review this document by accessing our public filings at the SEC’s website at www.sec.gov and on our website. In addition, a copy of our Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K or on our website, if any. See “Where You Can Find Additional Information.”
Conflicts of Interest
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis. Our directors and officers are also not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. See “Risk Factors — Each of our directors and officers are now, and may in the future may become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.” Our special advisor will have no fiduciary obligation to present business opportunities to us.
We do not believe, however, that the fiduciary duties or contractual obligations of our directors or officers will materially affect our ability to identify and pursue business combination opportunities or complete our initial business combination.
Our directors, officers and special advisor may become involved with subsequent special purpose acquisition companies similar to our company. Potential investors should also be aware of the following potential conflicts of interest:

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None of our directors, officers or special advisor is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

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In the course of their other business activities, our directors, officers and special advisor may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our directors and officers may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our directors’ and officers’ other affiliations, see “— Directors, Director Nominees and Officers.”

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Our amended and restated certificate of incorporation provides that only public shares and not any founder shares are entitled to redemption rights and our initial stockholders, directors, officers and special advisor have further agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the consummation of our initial business combination. Additionally, our initial stockholders have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate our initial business combination within 15 (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) months after the closing of this offering or during any Stockholder Approval Extension Period. However, if our initial stockholders (or any of our directors, officers, special advisor or affiliates) acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate our initial business combination within the prescribed time frame. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless.

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Pursuant to a letter agreement that our initial stockholders, directors, officers and special advisor have entered into with us, with certain limited exceptions, the founder shares will not be transferable, assignable or salable by our initial stockholders until the earlier of: (1) one year after the completion of our initial business combination; and (2) subsequent to our initial business combination (x) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20-trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, the private placement warrants and the shares of Class A common stock underlying such warrants, will not be transferable, assignable or salable by our sponsor until 30 days after the completion of our initial business combination.

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Since our sponsor and directors, officers and special advisor may directly or indirectly own our securities following this offering, our directors, officers and special advisor may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

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Our directors and officers may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.

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Our directors and officers may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such directors and officers was included by a target business as a condition to any agreement with respect to our initial business combination.

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The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

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the corporation could financially undertake the opportunity;

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the opportunity is within the corporation’s line of business; and

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it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our directors and officers have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our directors or officers in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have, and there will not be any expectancy that any of our directors or officers will offer any such corporate opportunity of which he or she may become aware to us. Below is a table summarizing the entities to which our directors, officers and director nominees currently have fiduciary duties or contractual obligations:
Individual	Entity	Entity’s Business	Affiliation
Jerry Hyman	TriMark USA	Foodservice	Chairman
	Deiorios Foods	Foodservice	Director
Keith Jaffee	Middleton Partners	Investments	Chairman
Bruce Lubin	CIBC USA	Banking	Vice Chairman
	Chicagoland Chamber of Commerce	Non-profit organization	Chairman
	AJC	Non-profit organization	Board member
Kimberley Annette Rimsza	—	—	—
Otis Carter	CMS/Nextech	Commercial services	General Counsel
Peter Cameron	Farberware Licensing	Cookware	Co-Owner
	Acuity Management	Investments	Chairman and CEO
	Northeastern University	Educational Institution	Board member
	Chapel Hill	Educational Institution	Board member
	International Housewares Charity	Non-profit organization	Board member
	Hartmann	Luggage and leather goods	Board member
	Lenox Corporation	Serveware	Board member
Accordingly, if any of the above directors or officers become aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to identify and pursue business combination opportunities or complete our initial business combination. Our special advisor will have no fiduciary obligation to present business opportunities to us.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, directors, officers or special advisor. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor or any of our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

In addition, our sponsor or any of its affiliates may make additional investments in the company in connection with the initial business combination, although our sponsor and its affiliates have no obligation or current intention to do so. If our sponsor or any of its affiliates elects to make additional investments, such proposed investments could influence our sponsor’s motivation to complete an initial business combination.
In the event that we submit our initial business combination to our public stockholders for a vote, our initial stockholders, directors and officers have agreed, pursuant to the terms of a letter agreement entered into with us, to vote (and their permitted transferees are required to agree) any founder shares and public shares held by them in favor of our initial business combination.
Limitation on Liability and Indemnification of Directors and Officers
Our amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL.
We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our amended and restated bylaws also permits us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will obtain a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers.
Our indemnification obligations may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our Class A common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:
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each person known by us to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock;

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each of our directors, officers and director nominees; and

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all our directors, officers and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.
The post-offering ownership percentage column below assumes that the underwriters do not exercise their over-allotment option, that our sponsor forfeits 900,000 founder shares, and that there are 26,000,000 shares of our common stock issued and outstanding after this offering.
	Number of Shares Beneficially Owned(2)	Approximate Percentage of Issued and Outstanding Common Stock
Name and Address of Beneficial Owner(1)		Before Offering	After Offering(2)
Banyan Acquisition Sponsor LLC(3)	6,757,500	97.9%	22.6%
Jerry Hyman(3)	6,757,500	97.9%	22.6%
Keith Jaffee(3)	6,757,500	97.9%	22.6%
George Courtot	5,000	*	*
Bruce Lubin	37,500	*	*
Kimberley Annette Rimsza	25,000	*	*
Otis Carter	25,000	*	*
Peter Cameron	*	*	*
All executive officers, directors and director nominees as a group (7 individuals)	6,850,000(4)	100.0%	23.1%

*
Less than one percent.

(1)
Unless otherwise noted, the business address of each of the entities or individuals listed in the above table is c/o Banyan Acquisition Corporation, 400 Skokie Blvd, Suite 820, Northbrook, Illinois 60062.

(2)
Interests shown consist solely of founder shares, currently classified as shares of Class B common stock. Such founder shares will convert into shares of Class A common stock on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities.”

(3)
Banyan Acquisition Sponsor LLC, our sponsor, is the record holder of 6,757,500 shares of Class B common stock, 900,000 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised. Jerry Hyman and Keith Jaffee are the members of the board of managers of our sponsor. As a result, Mr. Hyman and Mr. Jaffee may be deemed to share beneficial ownership of the shares held by our sponsor.

(4)
Does not include 50,000 founder shares previously transferred to certain of our advisors.

Immediately after this offering, our initial stockholders will beneficially own approximately 23% of the then issued and outstanding shares of common stock (assuming our initial stockholders do not purchase any units in this offering) and will have the right to elect all of our directors prior to our initial business combination as a result of holding all of the founder shares. Holders of our public shares will not have the right to elect any directors to our board of directors prior to our initial business combination. In addition, because of their ownership block, our initial stockholders may be able to effectively influence the outcome of all other matters requiring approval by our stockholders, including amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions. If we increase or decrease the size of this offering, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 23% of our issued and outstanding shares of our common stock upon the consummation of this offering.
In addition, our sponsor has committed to purchase an aggregate of 9,250,000 warrants (or 10,450,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per warrant (for an aggregate of $9,250,000, or $10,450,000 if the underwriters’ over-allotment option is exercised in full), and BTIG has committed to purchase an aggregate of 1,000,000 warrants (which is not subject to increase if the underwriters’ over-allotment option is exercised), also at a price of $1.00 per warrant (for an aggregate of $1,000,000), in each case pursuant to a written agreement in a private placement that will close simultaneously with the closing of this offering, and such private placement warrants will also be worthless if we do not complete a business combination. Each private placement warrant may be exercised for one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. If we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or during any Stockholder Approval Extension Period, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our sponsor, BTIG or their permitted transferees: (1) they will not be redeemable by us (except as described below under “Description of Securities — Redeemable Warrants — Public Redeemable Warrants — Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”); (2) they (including the shares of Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until 30 days after the completion of our initial business combination, as described below; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the shares of Class A common stock issuable upon exercise of these warrants) are entitled to registration rights, as described below.
Our sponsor and our directors and officers are deemed to be our “promoters” as such term is defined under the federal securities laws. See “Certain Relationships and Related Party Transactions” for additional information regarding our relationships with our promoters.
Transfers of Founder Shares and Private Placement Warrants
The founder shares, private placement warrants and any shares of Class A common stock issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreement with us to be entered into by our initial stockholders, directors, officers and special advisor. Those lock-up provisions provide that such securities are not transferable or salable (1) in the case of the founder shares, until the earlier of: (A) one year after the completion of our initial business combination; and (B) subsequent to our initial business combination (x) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20-trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property, and (2) in the case of the private placement warrants and the respective shares of Class A common stock underlying such warrants, until 30 days after the completion of our initial business combination. The foregoing restrictions are not applicable to transfers (a) to our directors, officers, advisors or BTIG, any affiliates or family members of any of our directors, officers, advisors or BTIG, any members of our sponsor, or any affiliates of our sponsor or any employee of such affiliates, (b) in the case of an individual, by gift to a member of the individual’s immediate family, any estate planning vehicle or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of our liquidation prior to our completion of our initial business combination; (g) by virtue of the laws of Delaware or our sponsor’s limited liability company agreement, as amended, upon dissolution of our sponsor; or (h) in the event of our completion of a liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of our public stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.
Registration Rights
The holders of the founder shares, private placement warrants and any warrants that may be issued on conversion of working capital loans (and any shares of Class A common stock issuable upon the exercise of the private placement warrants or warrants issued upon conversion of the working capital loans and upon conversion of the founder shares) will be entitled to registration rights pursuant to a registration rights agreement requiring us to register such securities for resale. The holders will have the right to require us to register for resale these securities pursuant to a shelf registration under Rule 415 under the Securities Act. The holders of a majority of these securities will also be entitled to make up to three demands, plus short form registration demands, that we register such securities. In addition, the holders will be entitled to certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
On March 16, 2021, our sponsor paid $25,000, or approximately $0.003 per share, to cover certain of our offering costs in consideration for 8,625,000 founder shares and an aggregate of 142,500 of such shares were subsequently transferred to our independent directors, executive officers and special advisor and other third parties. On November 30, 2021, our sponsor voluntarily forfeited certain founder shares such that our initial stockholders, consisting of our sponsor, independent directors and certain advisors, now collectively hold 6,900,000 founders shares. Our initial stockholders will collectively own approximately 23% of our issued and outstanding shares of common stock after this offering (assuming they do not purchase any units in this offering). If we increase or decrease the size of this offering, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 23% of our issued and outstanding shares of our common stock upon the consummation of this offering. Up to 900,000 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.
In addition, our sponsor has committed to purchase an aggregate of 9,250,000 warrants (or 10,450,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per warrant (for an aggregate of $9,250,000, or $10,450,000 if the underwriters’ over-allotment option is exercised in full), and BTIG has committed to purchase an aggregate of 1,000,000 warrants (which is not subject to increase if the underwriters’ over-allotment option is exercised), also at a price of $1.00 per warrant (for an aggregate of $1,000,000), in each case pursuant to a written agreement in a private placement that will close simultaneously with the closing of this offering., and such private placement warrants will also be worthless if we do not complete a business combination. Each private placement warrant may be exercised for one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. The private placement warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of our initial business combination.
As more fully discussed in “Management — Conflicts of Interest,” if any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our directors and officers currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.
We will enter into a support services agreement pursuant to which we will pay an affiliate of our sponsor a total of $10,000 per month for office space, support and administrative services. See “— Support Services Agreement.” Upon the earlier of consummation of our initial business combination and our liquidation, we will cease paying these monthly fees. Accordingly, in the event the consummation of our initial business combination takes 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus), our sponsor will be paid a total of $150,000 ($10,000 per month) for these services.
Our sponsor, directors, officers and special advisor, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, directors, officers, special advisor or our or any of their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
Our sponsor has agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of September 30, 2021, we had borrowed $289,425 under the promissory note. These loans are non-interest bearing, unsecured and are due at the earlier of March 1, 2022 and the closing of this offering. These loans will be repaid upon completion of this offering out of the $750,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions). The value of our sponsor’s interest in this loan transaction corresponds to the principal amount outstanding under any such loan.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsor and BTIG. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver of any and all rights to seek access to funds in our trust account.
After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive officer and director compensation.
We have entered into a registration rights agreement with respect to the founder shares, private placement warrants and warrants issued upon conversion of working capital loans (if any), which is described under the heading “Principal Stockholders — Registration Rights.”
Support Services Agreement
We will enter into a support services agreement with an affiliate of our sponsor pursuant to which we will pay a total of $10,000 per month to such affiliate of our sponsor for office space, support and administrative services. Upon the earlier of consummation of our initial business combination and our liquidation, we will cease paying these monthly fees. Accordingly, in the event the consummation of our initial business combination takes 15 months, our sponsor will be paid a total of $150,000 ($10,000 per month) for these services.
Related Party Policy
We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.
Prior to the closing of this offering, we will adopt our Code of Ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board of directors) or as disclosed in our public filings with the SEC. Under our Code of Ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the Code of Ethics that we plan to adopt prior to the consummation of this offering is included as an exhibit to the registration statement of which this prospectus forms a part.
In addition, our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, directors or officers, or our or any of their respective affiliates.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
Furthermore, there will be no finder’s fees, reimbursements or cash payments made by us to our sponsor, directors or officers, or our or any of their respective affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement warrants held in the trust account prior to the completion of our initial business combination:
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Repayment of an aggregate of up to $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

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payment to an affiliate of our sponsor of a total of $10,000 per month for office space, support and administrative services (see “Certain Relationships and Related Party Transactions — Support Services Agreement.”);

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Payment of customary fees for financial advisory services;

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Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

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Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our directors and officers to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender.

The above payments may be funded using the net proceeds of this offering and the sale of the private placement warrants not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

DESCRIPTION OF SECURITIES
Pursuant to our amended and restated certificate of incorporation, our authorized capital stock will consist of 240,000,000 shares of Class A common stock, $0.0001 par value each, 60,000,000 shares of Class B common stock, $0.0001 par value each, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value each. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.
Units
Each unit has an offering price of $10.00 and consists of one share of Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of the company’s shares of Class A common stock. This means only a whole warrant may be exercised at any given time by a warrant holder.
The shares of Class A common stock and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless BTIG, LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock and warrants. Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.
In no event will the shares of Class A common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of the company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K, which will include this audited balance sheet, promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.
Common Stock
Upon the closing of this offering 26,000,000 shares of our common stock will be issued and outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 900,000 founder shares by our sponsor), including:
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20,000,000 shares of Class A common stock underlying the units being offered in this offering; and

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6,000,000 shares of Class B common stock held by our initial stockholders.

If we increase or decrease the size of this offering, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 23% of our issued and outstanding shares of our common stock upon the consummation of this offering.
Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders and vote together as a single class, except as required by law; provided, that, prior to our initial business combination, holders of our Class B common stock will have the right to elect all of our directors and remove members of the board of directors for any reason, and holders of our Class A common stock will not be entitled to vote on the election of directors during such time. These provisions of our amended and restated certificate of incorporation may only be amended if approved by holders of a majority of at least 90% of the outstanding shares of our common stock voting at a stockholder meeting. On any other matter submitted to a vote of our stockholders, holders of our Class B common stock and holders of our Class A common stock will vote together as a single class, except as required by applicable law or stock exchange rule.
Unless specified in our amended and restated certificate of incorporation or amended and restated bylaws, or as required by applicable law or stock exchange rules, the affirmative vote of holders of a majority of the outstanding shares of our common stock that are voted is required to approve any such matter voted on by our stockholders, and, prior to our initial business combination, the affirmative vote of holders of a majority of the outstanding shares of our Class B common stock is required to approve the election or removal of directors. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the Class B common stock voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.
Because our amended and restated certificate of incorporation authorize the issuance of up to 240,000,000 shares of Class A common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of Class A common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with our initial business combination.
In accordance with NYSE corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on NYSE. We may not hold an annual meeting of stockholders until after we consummate our initial business combination and thus may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company’s bylaws unless such election is made by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (which interest shall be net of taxes payable thereon), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.20 per public share (subject to increase in the event we choose to extend the time period available to complete our initial business combination as further described herein). The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial owner must identify itself in order to validly redeem its shares. Our amended and restated certificate of incorporation provides that only public shares and not any founder shares are entitled to redemption rights. Furthermore, our initial stockholders, directors, officers and special advisor have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination or certain amendments to our amended and restated certificate of incorporation as described elsewhere in this prospectus. Permitted transferees of our initial stockholders, directors, officers or special advisor will be subject to the same obligations.
Unlike some blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by applicable law or stock exchange listing requirements, if a stockholder vote is not required by applicable law or stock exchange listing requirements and we do decide to not hold a stockholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated certificate of incorporation require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or we decide to obtain stockholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of our common stock voted are voted in favor of the business combination, unless a greater vote is required by applicable law or stock exchange rules. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. However, the participation of our sponsor, directors, officers, special advisor or any of their respective affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our issued and outstanding shares of common stock, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give not less than ten days nor more than 60 days prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial stockholders, may make it more likely that we will consummate our initial business combination.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares of common stock sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our stockholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. As a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.
If we seek stockholder approval in connection with our initial business combination, our initial stockholders have agreed (and their permitted transferees will be required to agree), pursuant to the terms of a letter agreement entered into with us, to vote their founder shares and any public shares held by them in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares, we would need 7,000,001, or 35.0% (assuming all issued and outstanding shares are voted, our initial stockholders do not purchase any shares in or after this offering and the over-allotment option is not exercised), or 500,001, or 2.50% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 20,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved (unless a greater vote is required by applicable law or stock exchange rules). Additionally, each public stockholder may elect to redeem its public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction.
Pursuant to our amended and restated certificate of incorporation, if we have not completed our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or during any Stockholder Approval Extension Period, we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable thereon), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our initial stockholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or during any Stockholder Approval Extension Period. However, if our initial stockholders, directors acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.
In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders at such time will be entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (which interest shall be net of taxes payable thereon), upon the completion of our initial business combination, subject to the limitations described herein.
Founder Shares
The founder shares are currently designated as shares of Class B common stock and are identical to the shares of Class A common stock included in the units being sold in this offering, and holders of founder shares have the same stockholder rights as public stockholders, except that: (1) prior to our initial business combination, only holders of our Class B common stock have the right to vote on the election of directors and holders of a majority of our outstanding shares of Class B common stock may remove a member of the board of directors for any reason; (2) the founder shares are subject to certain transfer restrictions contained in a letter agreement that our initial stockholders, directors and officers have entered into with us; (3) our amended and restated certificate of incorporation provides that only public shares and not any founder shares are entitled to redemption rights and pursuant to such letter agreement, our initial stockholders, directors and officers have agreed to waive: (i) their redemption rights with respect to any founder shares and public shares held by them, as applicable, in connection with the completion of our initial business combination; (ii) their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (iii) their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or during any Stockholder Approval Extension Period (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); (4) the Class B common stock will automatically convert into shares of our Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below; and (5) the founder shares are entitled to registration rights. If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed (and their permitted transferees are required to agree), pursuant to the terms of a letter agreement entered into with us, to vote their founder shares and any public shares held by them purchased during or after this offering in favor of our initial business combination.
The shares of Class B common stock will automatically convert into Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in this offering and related to the closing of our initial business combination, the ratio at which the shares of Class B common stock will convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the issued and outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, subject to adjustment for stock splits, stock dividends, rights issuances, consolidations, reorganizations, recapitalizations and the like, in the aggregate, on an as-converted basis, 23% of the sum of all common stock issued and outstanding upon the completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with our initial business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination.
Pursuant to a letter agreement that our initial stockholders, directors, officers and special advisor have entered into with us, with certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our directors, officers and special advisor and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of: (A) one year after the completion of our initial business combination; and (B) subsequent to our initial business combination (x) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20-trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.
Preferred Stock
Our amended and restated certificate of incorporation will authorize 1,000,000 shares of preferred stock and provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue shares of preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no shares of preferred stock issued and outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
No shares of preferred stock are being issued or registered in this offering.
Redeemable Warrants
Public Stockholders’ Warrants
Each whole warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 30 days after the completion of our initial business combination and twelve months from the closing of this offering. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to cashless settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.
We are not registering the shares of Class A common stock issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, and we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Notwithstanding the above, if our shares of Class A common stock are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in the preceding sentence shall mean the volume weighted average price of the shares of Class A common stock for the ten trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00. Once the warrants become exercisable, we may redeem the warrants (except as described herein with respect to the private placement warrants):
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in whole and not in part;

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at a price of $0.01 per warrant;

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upon not less than 30 days’ prior written notice of redemption to each warrant holder;

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if, and only if, the last reported sale price of our Class A common stock for any 20-trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders (which we refer to as the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Redeemable Warrants — Public Stockholders’ Warrants — Anti-dilution Adjustments”).

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Redeemable Warrants — Public Stockholders’ Warrants — Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00. Once the warrants become exercisable, we may redeem the outstanding warrants:
•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A common stock (as defined below) except as otherwise described below;

•
if, and only if, the Reference Value (as defined above under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Redeemable Warrants — Public Stockholders’ Warrants — Anti-dilution Adjustments”); and

•
if the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Redeemable Warrants — Public Stockholders’ Warrants — Anti-dilution Adjustments”), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

During the period beginning on the date the notice of redemption is given, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our Class A common stock during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the ten-trading day period described above ends.

Pursuant to the warrant agreement, references above to Class A common stock shall include a security other than Class A common stock into which the Class A common stock have been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of shares of Class A common stock to be issued upon exercise of the warrants if we are not the surviving entity following our initial business combination.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.
Redemption Date	Fair Market Value of Class A Common Stock
(period to expiration of warrants)	<$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	>$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366‑day year, as applicable. For example, if the volume weighted average price of our Class A common stock during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our Class A common stock during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Class A common stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A common stock.
This redemption feature differs from the typical warrant redemption features used in some other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of Class A common stock are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, we can redeem the warrants when the shares of Class A common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the shares of Class A common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A common stock than they would have received if they had chosen to exercise their warrants for shares of Class A common stock if and when such shares of Class A common stock were trading at a price higher than the exercise price of $11.50.
No fractional shares of Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of Class A common stock pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of Class A common stock, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Redemption Procedures.   A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock issued and outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments.   If the number of issued and outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding shares of Class A common stock. A rights offering made to all or substantially all holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the “historical fair market value” (as defined below) will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (1) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A common stock) and (2) one minus the quotient of (x) the price per share of Class A common stock paid in such rights offering and (y) the historical fair market value. For these purposes, (1) if the rights offering is for securities convertible into or exercisable for shares of Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) “historical fair market value” means the volume weighted average price of Class A common stock during the ten-trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay to all or substantially all of the holders of Class A common stock a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A common stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each shares of Class A common stock in respect of such event.
If the number of issued and outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding shares of Class A common stock.
Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.
In addition, if (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A common stock during the 20-trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 and $10.00 per share redemption trigger prices described above under “— Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” and “— Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% and 100%, respectively, of the higher of the Market Value and the Newly Issued Price.
In case of any reclassification or reorganization of the issued and outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a merger or consolidation in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares, stock or other equity securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such merger or consolidation that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s amended and restated certificate of incorporation or as a result of the redemption of shares of Class A common stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70%

of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. We may also reduce the exercise price of the warrants for certain periods of time in certain circumstances in our sole discretion, provided that all warrants are treated equally with respect to any such reductions as described in the warrant agreement.
The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that (a) the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants and (b) all other modifications or amendments require the vote or written consent of at least 65% of the then outstanding public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, at least 65% of the then outstanding private placement warrants. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
No fractional warrants will be issued upon separation of the units and only whole warrants will trade.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Private Placement Warrants
Except as described below, the private placement warrants are identical to the warrants sold as part of the units in this offering. The private placement warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Stockholders — Transfers of Founder Shares and Private Placement Warrants,” to our directors, officers and special advisor and other persons or entities affiliated with our sponsor) and they will not be redeemable by us (except as described below under “Description of Securities — Redeemable Warrants — Public Redeemable Warrants — Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”) so long as they are held by our sponsor, BTIG or their permitted transferees. Our sponsor, BTIG, or their permitted transferees, has the option to exercise the private placement warrants on a cashless basis and have certain registration rights described herein. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. If the private placement warrants are held by holders other than our sponsor, BTIG or its permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. In addition, for as long as the private placement warrants sold to BTIG are held by BTIG or its designees or affiliates, they will be subject to the lock-up and registration rights limitations imposed by FINRA Rule 5110 and may not be exercised after five years from the commencement of sales in this offering.
Except as described under “— Description of Securities — Redeemable Warrants — Public Redeemable Warrants — Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00,” if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) less the exercise price of the warrants by (y) the historical fair market value. For these purposes, the “historical fair market value” shall mean the average last reported sale price of the Class A common stock for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsor, BTIG and their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may loan us funds as may be required, although they are under no obligation to advance funds or invest in us. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants.
Dividends
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of this offering, in which case we will effect a stock dividend or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 23% of our issued and outstanding shares of common stock upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Our Transfer Agent and Warrant Agent
The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Our Amended and Restated Certificate of Incorporation
Our amended and restated certificate of incorporation contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions (other than amendments relating to provisions governing the election or removal of directors prior to our initial business combination, which require the approval of a majority of at least 90% of the outstanding shares of our common stock voting in a stockholder meeting) cannot be amended without the approval of the holders of at least 65% of our outstanding common stock. Our initial stockholders, who collectively will beneficially own 23% of our shares of common stock upon the closing of this offering (assuming they do not purchase any units in this offering), may participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Unless specified in our amended and restated certificate of incorporation or amended and restated bylaws, or as required by applicable law or stock exchange rules, the affirmative vote of a majority of the outstanding shares of our common stock that are voted is required to approve any such matter voted on by our stockholders, and, prior to our initial business combination, the affirmative vote of holders of a majority of the outstanding shares of our Class B common stock is required to approve the election or removal of directors. Specifically, our amended and restated certificate of incorporation provides, among other things, that:
•
if we have not completed our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or during any Stockholder Approval Extension Period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable thereon), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

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prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote pursuant to our amended and restated certificate of incorporation on any initial business combination;

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although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our officers, we are not prohibited from doing so;

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if a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

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as long as our securities are listed on NYSE, our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in trust (excluding any deferred underwriting commissions and taxes payable on the income earned on the trust account);

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if our stockholders approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (which interest shall be net of taxes payable thereon), divided by the number of then issued and outstanding public shares; and
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we will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

In addition, our amended and restated certificate of incorporation provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions.
Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation
We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
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a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an interested stockholder; or

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an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

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A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

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our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Our amended and restated certificate of incorporation provides that prior to our initial business combination, holders of our Class B common stock will have the right to elect all of our directors and may remove members of our board of directors for any reason.
Exclusive Forum for Certain Lawsuits
Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (1) derivative action or proceeding brought on behalf of our company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of our company to our company or our stockholders, or any claim for aiding and abetting any such alleged breach, (3) action asserting a claim against our company or any director, officer or employee of our company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws, or (4) action asserting a claim against us or any director, officer or employee of our company governed by the internal affairs doctrine except for, as to each of (1) through (4) above, any claim (a) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (c) for which the Court of Chancery does not have subject matter jurisdiction. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.
Notwithstanding the foregoing, our amended and restated certificate of incorporation provides that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, our amended and restated certificate of incorporation will provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against us or our directors, officers, other employees or agents. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us and may have the effect of discouraging lawsuits against our directors and officers. Any person or entity purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in our amended and restated certificate of incorporation.
Special Meeting of Stockholders
Our amended and restated bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman, if any.
Action by Written Consent
Subsequent to the consummation of the offering, any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to our Class B common stock.
Classified Board of Directors
Our board of directors will initially be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our amended and restated certificate of incorporation provides that prior to our initial business combination, holders of our Class B common stock will have the right to elect all of our directors and remove members of the board of directors for any reason, and holders of our public shares will not have the right to vote on the election of directors during such time. Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, following our initial business combination any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our amended and restated bylaws provide for advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with (and only with) the notice periods contained therein. Our amended and restated bylaws will also specify requirements as to the form and content of a stockholder’s notice. Our amended and restated bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.
Securities Eligible for Future Sale
Immediately after this offering we will have 26,000,000 (or 29,900,000 if the underwriters’ over-allotment option is exercised in full) shares of common stock issued and outstanding. Of these shares, the 20,000,000 shares of Class A common stock (or 23,000,000 shares if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 6,000,000 (or 6,900,000 if the underwriters’ over-allotment option is exercised in full) founder shares and all 10,250,000 (or 11,450,000 if the underwriters’ over-allotment option is exercised in full) private placement warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and are subject to transfer restrictions as set forth elsewhere in this prospectus. See “Underwriting” for a further discussion of such restrictions, including with respect to potential waivers or amendments to such restrictions, which may result in additional securities becoming available for resale into the market, subject to applicable law, which could reduce the market price of our securities.
Rule 144
Subject to the restrictions discussed below, pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of shares of common stock then issued and outstanding, which will equal 260,000 shares immediately after this offering (or 299,000 if the underwriters exercise their over-allotment option in full); or

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the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their founder shares and our sponsor and BTIG will be able to sell their private placement warrants, pursuant to Rule 144 without registration, commencing one year after we have completed our initial business combination and filed current Form 10 type information with the SEC.
Registration Rights
The holders of the founder shares, private placement warrants and any warrants that may be issued on conversion of working capital loans (and any shares of Class A common stock issuable upon the exercise of the private placement warrants or warrants issued upon conversion of the working capital loans and upon conversion of the founder shares) will be entitled to registration rights pursuant to a registration rights agreement requiring us to register such securities for resale. The holders will have the right to require us to register for resale these securities pursuant to a shelf registration under Rule 415 under the Securities Act. The holders of a majority of these securities will also be entitled to make up to three demands, plus short form registration demands, that we register such securities. In addition, the holders will be entitled to certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.
Listing of Securities
We intend to apply to list our units, Class A common stock and warrants on NYSE under the symbols “BYN.U,” “BYN,” and “BYN.WS,” respectively. We expect that our units will be listed on NYSE promptly on or after the effective date of the registration statement. Following the date the shares of our Class A common stock and warrants are eligible to trade separately, we anticipate that the shares of Class A common stock and warrants will be listed separately and as a unit on NYSE. We cannot guarantee that our securities will be approved for listing on NYSE.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of U.S. federal income tax considerations generally applicable to the ownership and disposition of our units, shares of Class A common stock and warrants, which we refer to collectively as our securities. Because the components of a unit are separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A common stock and one-half of one redeemable warrant components of the unit, as the case may be. As a result, the discussion below with respect to actual holders of Class A common stock and warrants should also apply to holders of units (as the deemed owners of the underlying Class A common stock and warrants that comprise the units). This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes (generally, property held for investment) and is applicable only to holders who purchased units in this offering.
This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:
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our founders, sponsor, initial stockholders, officers, directors special advisor or holders of our Class B common stock or private placement warrants;

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financial institutions or financial services entities;

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brokers, dealers and traders in securities or foreign currencies

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traders that elect to use a mark-to-market method of accounting;

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governments or agencies or instrumentalities thereof;

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S corporations;

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regulated investment companies;

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real estate investment trusts;

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expatriates or former long-term residents of the United States;

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persons that actually or constructively own five percent or more of our voting shares;

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insurance companies;

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dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

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persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

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persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

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persons required to accelerate the recognition of any item of gross income with respect to Class A common stock or warrants as a result of such income being recognized on an applicable financial statement;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

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tax-exempt entities (including private foundations).

If a partnership (including an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership or other pass-through entity will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership or other pass-through entity and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership or other pass-through entity holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.
This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.
Personal Holding Company Status
We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation will generally be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (1) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (2) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).
Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds, and charitable trusts, it is possible that more than 50% of our stock will be owned or deemed owned (pursuant to the constructive ownership rules) by five or fewer such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.
General Treatment of Units
There is no authority directly addressing the treatment, for U.S. federal income tax purposes, of instruments with terms substantially the same as the units and, therefore, their treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our Class A common stock and one-half of one redeemable warrant to acquire one share of our Class A common stock. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you agree to adopt such treatment for tax purposes. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of Class A common stock and the one-half of one redeemable warrant based on their respective relative fair market values (as determined by such holder based on all the relevant facts and circumstances) at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. A holder’s initial tax basis in the Class A common stock and the one-half of one redeemable warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of Class A common stock and one-half of one warrant comprising the unit, and the amount realized on the disposition should be allocated between the share of Class A common stock and the one-half of one warrant based on their respective relative fair market values (as determined by each such unit holder based on all the relevant facts and circumstances) at the time of disposition. The separation of the Class A common stock and warrant constituting a unit should not be a taxable event for U.S. federal income tax purposes.
The foregoing treatment of the units and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there is no authority that directly addresses instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Each prospective investor is urged to consult its tax advisors regarding the U.S. federal, state, local and any foreign tax consequences of an investment in a unit (including alternative characterizations of a unit and its components). The following discussion is based on the assumption that the characterization of the Class A common stock and warrants and the allocation described above are respected for U.S. federal income tax purposes.
U.S. Holders
For purposes of this summary, a “U.S. Holder” is a beneficial holder of our securities who or that, for U.S. federal income tax purposes is:
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an individual who is a citizen or resident of the United States;

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a corporation or other entity treated as a corporation for U.S. federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a U.S. person.

A “non-U.S. Holder” is a beneficial holder of our securities who or that is neither a U.S. Holder nor a partnership or other pass-through entity for U.S. federal income tax purposes.
Taxation of Distributions
If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our Class A common stock, such distributions will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A common stock and will be treated as described under “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below.
Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A common stock described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.
Possible Constructive Distributions with respect to Warrants
The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrants) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Class A common stock, or as a result of the issuance of a stock dividend to holders of shares of our Class A common stock, in each case which is taxable to such U.S. Holders as described under “— U.S. Holders — Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if such U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest. Generally, a U.S. Holder’s adjusted tax basis in its warrant would be increased to the extent any such constructive distribution is treated as a dividend.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants
A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Class A common stock and warrants which, in general, would include a redemption of Class A common stock or warrants that is treated as a sale of such securities as described below, and including as a result of a dissolution and liquidation in the event we do not complete an initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus). Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A common stock or warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A common stock or warrant is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A common stock or warrant based upon the then fair market values of the Class A common stock and the warrant included in the unit) and (2) the U.S. Holder’s adjusted tax basis in its Class A common stock or warrant so disposed of. A U.S. Holder’s adjusted tax basis in its Class A common stock or warrant will generally equal the U.S. Holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of Class A common stock or warrant or, as discussed below, the U.S. Holder’s initial basis for Class A common stock received upon exercise of a warrant) less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.
Redemption of Class A Common Stock
In the event that a U.S. Holder’s Class A common stock is redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities — Common Stock” or if we purchase a U.S. Holder’s Class A common stock in an open market transaction (each of which we refer to as a “redemption”), the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of Class A common stock under the tests described below, the tax consequences to the U.S. Holder will be the same as described under “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” above. If the redemption does not qualify as a sale of Class A common stock, the U.S. Holder will be treated as receiving a corporate distribution, the tax consequences of which are described above under “— U.S. Holders —  Taxation of Distributions”. Whether the redemption qualifies for sale treatment will depend primarily on the total number of shares of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of owning warrants) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A common stock will generally be treated as a sale of the Class A common stock (rather than as a corporate distribution) if the redemption (1) is “substantially disproportionate” with respect to the U.S. Holder, (2) results in a “complete termination” of the U.S. Holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. A redemption of a U.S. Holder’s stock will be substantially disproportionate with respect to the U.S. Holder if the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of common stock is, among other requirements, less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to our initial business combination, the shares of our Class A common stock may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (2) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock (including any stock constructively owned by the U.S. Holder as a result of owning warrants). The redemption of the Class A common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder is urged to consult its tax advisors as to the tax consequences of a redemption, including the application of the constructive ownership rules described above.
If none of the foregoing tests is satisfied, the redemption will be treated as a corporate distribution, the tax consequences of which are described under “— U.S. Holders — Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A common stock should be added to the U.S. Holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.
Exercise, Lapse or Redemption of a Warrant
Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder will not recognize gain or loss upon the exercise of a warrant. The U.S. Holder’s tax basis in the share of our Class A common stock received upon exercise of the warrant will generally be an amount equal to the sum of the U.S. Holder’s initial investment in the warrant (i.e., the portion of the U.S. Holder’s purchase price for a unit that is allocated to the warrant, as described above under “— General Treatment of Units”) and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the Class A common stock received upon exercise of the warrant would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant. The deductibility of capital losses is subject to certain limitations.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Class A common stock received would generally equal the holder’s tax basis in the warrant exercised. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A common stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If, however, the cashless exercise were treated as a recapitalization, the holding period of the Class A common stock would include the holding period of the warrant.
It is also possible that a cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of warrants having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. Such gain or loss would be long-term or short-term depending on the U.S. Holder’s holding period in the warrants deemed surrendered In this case, a U.S. Holder’s tax basis in the Class A common stock received would equal the sum of the U.S. Holder’s initial investment in the warrants exercised (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “— General Treatment of Units”) and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the Class A common stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant.
Because of the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.
The U.S. federal income tax consequences of an exercise of a warrant occurring after our giving notice of an intention to redeem the warrant for $0.01 as described in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants — Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” or after our giving notice of an intention to redeem the warrant for $0.10 as described in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants — Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” are unclear under current law. In the case of a cashless exercise, the exercise may be treated either as if we redeemed such warrant for Class A common stock or as an exercise of the warrant. If the cashless exercise of a warrant for Class A common stock is treated as a redemption, then, such redemption generally should be treated as a tax-deferred recapitalization for U.S. federal income tax purposes, in which case a U.S. Holder should not recognize any gain or loss on such redemption, and accordingly, a U.S. Holder’s basis in the Class A common stock received should equal the U.S. Holder’s basis in the warrants redeemed and the holding period of the Class A common stock received should include the U.S. Holder’s holding period of the warrant. If the cashless exercise of a warrant is treated as the exercise of a warrant, the U.S. federal income tax consequences generally should be similar to those described above in the section under the heading “— U.S. Holders — Exercise, Lapse or Redemption of a Warrant.” Due to the lack of clarity under current law regarding the treatment of an exercise of a warrant after our giving notice of an intention to redeem the warrant, there can be no assurance as to which, if any, of the alternative tax consequences described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of the exercise of a warrant occurring after our giving notice of an intention to redeem the warrant as described above.
If we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”

Information Reporting and Backup Withholding
Information returns may be filed with the IRS with respect to dividends or other distributions we may pay to you and proceeds from the sale of your shares of Class A common stock or warrants. You will be subject to backup withholding on these payments if you fail to provide your taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld with respect to your shares of Class A common stock or warrants under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.
Non-U.S. Holders
Taxation of Distributions
In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described under “— Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “— Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Possible Constructive Distributions with respect to Warrants
The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a non-U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrants), including as a result of a distribution of cash or other property, such as securities, to the holders of shares of our Class A common stock, or as a result of the issuance of a stock dividend to holders of shares of our Class A common stock, in each case which is taxable to such non-U.S. Holders as described under “— Non-U.S. Holders — Taxation of Distributions” above. A non-U.S. Holder would be subject to U.S. federal income tax withholding under that section in the same manner as if such non-U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash.
Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants
A non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A common stock, which would include a dissolution and liquidation in the event we do not complete an initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus), or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:
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the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

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the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

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we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Class A common stock, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Class A common stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the shares of our Class A common stock. There can be no assurance that our Class A common stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.
If the third bullet point above applies to a non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A common stock or warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We cannot determine whether we will be a United States real property holding corporation in the future until we complete an initial business combination. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. If we are or have been a “United States real property holding corporation,” you are urged to consult your own tax advisors regarding the application of these rules.
Redemption of Class A Common Stock
The characterization for U.S. federal income tax purposes of the redemption of a non-U.S. Holder’s Class A common stock pursuant to the redemption provisions described in this prospectus under “Description of Securities — Common Stock” will generally correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Class A common stock, as described under “— U.S. Holders —  Redemption of Class A Common Stock” above, and the consequences of the redemption to the non-U.S.

Holder will be as described above under “— Non-U.S. Holders — Taxation of Distributions” and “— Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants,” as applicable.
Exercise, Lapse or Redemption of a Warrant
The characterization for U.S. federal income tax purposes of the exercise, lapse or redemption of a non-U.S. Holder’s warrant will generally correspond to the characterization described under “— U.S. Holders — Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise or redemption results in a taxable exchange, the tax consequences to the non-U.S. Holder would be similar to those described above in “— Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”
Information Reporting and Backup Withholding
We must report annually to the IRS the amount of dividends or other distributions we may pay to you on your shares of Class A common stock and the amount of tax we withhold on any such distributions regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.
The United States imposes backup withholding on dividends and certain other types of payments to United States persons. You will not be subject to backup withholding on dividends you receive on your shares of Class A common stock if you provide proper certification (usually on an IRS Form W-8BEN or Form W-8BEN-E) of your status as a non-United States person or you are a corporation or one of several types of entities and organizations that qualify for exemption (an “exempt recipient”).
Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of your shares of Class A common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if you sell your shares of Class A common stock or warrants through a United States broker or the United States office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to you unless you provide appropriate certification (usually on an IRS Form W-8BEN or Form W-8BEN-E) to the broker of your status as a non-United States person or you are an exempt recipient. Information reporting also would apply if you sell your shares of Class A common stock or warrants through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States.
Backup withholding is not an additional tax. Any amounts withheld with respect to your shares of Class A common stock or warrants under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends (including constructive dividends) in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

UNDERWRITING
Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus, we have agreed to sell to the underwriters named below, for whom BTIG, LLC is acting as representative, the following respective numbers of units:
Underwriters	Number of Units
BTIG, LLC
Total	20,000,000
The underwriting agreement provides that the underwriters are obligated to purchase all the units in this offering if any are purchased, other than those units covered by the over-allotment option described below.
We have granted to the underwriters a 45-day option to purchase on a pro rata basis up to 3,000,000 additional units at the initial public offering price, less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of units.
The underwriters propose to offer the units initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $      per unit.
The following table summarizes the compensation and estimated expenses we will pay:
	Per Unit(1)		Total(1)
	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Underwriting Discounts and Commissions paid by us	$0.60	$0.60	$12,000,000	$13,800,000

(1)
Includes $0.40 per unit, or $8,000,000 (or $9,200,000 if the over-allotment option is exercised in full) in the aggregate, payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only on completion of an initial business combination, in an amount equal to $0.40 multiplied by the number of shares of Class A common stock sold as part of the units in this offering, as described in this prospectus.

We estimate that our non-reimbursed out-of-pocket expenses for this offering will be approximately $750,000. We have agreed to pay for the FINRA-related fees of the underwriters’ legal counsel, not to exceed $20,000. In addition, we have agreed to pay the expenses of any investigations and background checks of officers, directors and director nominees, not to exceed $4,000 per person (in the case of a U.S. jurisdiction) or $5,000 per person (in the case of non-U.S. jurisdictions).
The representative has informed us that the underwriters do not intend to make sales to discretionary accounts.
We, our sponsor and our directors, officers and special advisor have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, without the prior written consent of BTIG, LLC for a period of 180 days after the date of this prospectus, any units, warrants, shares of common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of Class A common stock; provided, however, that we may (1) issue and sell the private placement warrants; (2) issue and sell the additional units to cover our underwriters’ over-allotment option (if any); (3) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the private placement warrants and the shares of Class A common stock issuable upon exercise of the warrants and the founder shares; and (4) issue securities in connection with our initial business combination. However, the foregoing shall not apply to the forfeiture by our sponsor of any founder shares pursuant to their terms or any transfer of founder shares to any current or future independent director of the company (as long as such current or future independent director transferee is subject to the letter agreement, filed herewith, or executes an agreement substantially identical to the letter agreement, as applicable to directors and officers at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). We, our sponsors, directors, officers and advisors may request that BTIG release any of the securities subject to these lock-up agreements from time to time, and BTIG, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time and without prior notice.
Pursuant to a letter agreement with us, our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) one year after the completion of our initial business combination; and (B) subsequent to our initial business combination (x) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20-trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property (except with respect to permitted transferees as described herein under “Principal Stockholders — Transfers of Founder Shares and Private Placement Warrants”). Any permitted transferees would be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares. This letter agreement may be amended (and the above described restrictions released) by us and our initial stockholders only with the consent of BTIG as provided in the underwriting agreement.
BTIG, in connection with any proposed release of the above described lock-up agreements, or in connection with providing a consent to any proposed amendment to the letter agreement, will consider, among other factors, the holder's reasons for requesting the release, the number of securities for which the release is being requested and market conditions at the time. If the restrictions under the above described lock-up agreements or letter agreement are waived or amended, as applicable, our units, warrants and Class A common stock may become available for resale into the market, subject to applicable law, which could reduce the market price of our securities.
The private placement warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under “Principal Stockholders — Transfers of Founder Shares and Private Placement Warrants”).
We have agreed to indemnify the underwriters against certain liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.
We expect our units to be listed on NYSE, under the symbol “BYN.U” and, once the shares of Class A common stock and warrants begin separate trading, to have our shares of Class A common stock and warrants listed on NYSE under the symbols “BYN,” and “BYN.WS,” respectively.
Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the representative.
The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A common stock or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A common stock or warrants will develop and continue after this offering.
Our sponsor has committed to purchase an aggregate of 9,250,000 warrants (or 10,450,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per warrant (for an aggregate of $9,250,000, or $10,450,000 if the underwriters’ over-allotment option is exercised in full), and BTIG has committed to purchase an aggregate of 1,000,000 warrants (which is not subject to increase if the underwriters’ over-allotment option is exercised), also at a price of $1.00 per warrant (for an aggregate of $1,000,000), in each case pursuant to a written agreement in a private placement that will close simultaneously with the closing of this offering. The terms of the private placement warrants sold to our sponsor and BTIG are identical to those of the public warrants, except as described in this prospectus.
The private placement warrants sold to BTIG have been deemed compensation by FINRA and are therefore subject to the lock-up restrictions imposed by FINRA Rule 5110(e), pursuant to which the private placement warrants and underlying securities will not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person, for a period of 180 days immediately following the commencement of sales in this offering, except as permitted under FINRA Rule 5110(e)(2), including to any member participating in the offering and the officers or partners, registered persons or affiliates thereof. In addition, for as long as the private placement warrants sold to BTIG in the private placement are held by BTIG or their designees or affiliates, they may not be exercised after five years from the commencement of sales in this offering. We have granted BTIG or its designees or affiliates certain registration rights relating to these securities. BTIG may not exercise its demand and “piggyback” registration rights after five and seven years after the effective date of the registration statement of which this prospectus forms a part and may not exercise its demand rights on more than one occasion.
If we do not complete our initial business combination within the allotted time frame, the trustee and the underwriters have agreed that: (1) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account; and (2) the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon (which interest shall be net of taxes payable) to the public stockholders.
In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.
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Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by the underwriters of units in excess of the number of units the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of units over-allotted by the underwriters is not greater than the number of units that they may purchase in the over-allotment option. In a naked short position, the number of units involved is greater than the number of units in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing units in the open market.

•
Syndicate covering transactions involve purchases of the units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of units to close out the short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. If the underwriters sell more units than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering.

•
Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of the units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. These transactions may be effected on NYSE or otherwise and, if commenced, may be discontinued at any time.
We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 60 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering, and we may pay the underwriters of this offering or any entity with which they are affiliated, a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make Internet distributions on the same basis as other allocations.
The units are offered for sale in the United States, Europe, Asia and other jurisdictions where it is lawful to make such offers.
Each of the underwriters has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the units directly or indirectly, or distribute this prospectus or any other offering material relating to the units, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the underwriting agreement.
European Economic Area
In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no units have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of units may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Representative for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of units shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any units in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
Each of the underwriters severally represents, warrants and agrees as follows:
(a)
has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the company; and

(b)
it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the units in, from or otherwise involving the United Kingdom.

Notice to Residents of Japan
The underwriters will not offer or sell any of our units directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Residents of Hong Kong
The underwriters and each of their affiliates have not (1) offered or sold, and will not offer or sell, in Hong Kong, by means of any document, our units other than (A) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (B) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32 of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance or (2) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere any advertisement, invitation or document relating to our units which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
Notice to Residents of Singapore
This prospectus or any other offering material relating to our units has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the units will be offered in Singapore pursuant to exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly our units may not be offered or sold, or be the subject of an invitation for subscription or purchase, nor may this prospectus or any other offering material relating to our units be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, (b) to a sophisticated investor, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.
Notice to Residents of Germany
Each person who is in possession of this prospectus is aware that no German sales prospectus (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz, the “Act”) of the Federal Republic of Germany has been or will be published with respect to our units. In particular, each underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering (offentliches Angebot) within the meaning of the Act with respect to any of our units otherwise then in accordance with the Act and all other applicable legal and regulatory requirements.
Notice to Residents of France
The units are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any units to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus or any other offering material relating to the units, and that such offers, sales and distributions have been and will be made in the Republic of France only to qualified investors (investisseurs qualifiés) in accordance with Article L.411-2 of the Monetary and Financial Code and decrét no. 98-880 dated October 1, 1998.
Notice to Residents of the Netherlands
Our units may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to, individuals or legal entities situated in The Netherlands who or which trade or invest in securities in the conduct of a business or profession (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, collective investment institution, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities; hereinafter, “Professional Investors”); provided that in the offer, prospectus and in any other documents or advertisements in which a forthcoming offering of our units is publicly announced (whether electronically or otherwise) in The Netherlands it is stated that such offer is and will be exclusively made to such Professional Investors. Individual or legal entities who are not Professional Investors may not participate in the offering of our units, and this prospectus or any other offering material relating to our units may not be considered an offer or the prospect of an offer to sell or exchange our units.
Notice to Prospective Investors in Switzerland
This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the securities. The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the securities shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the Cayman Islands
No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Notice to Canadian Residents
Resale Restrictions
The distribution of units in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the units in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.
Representations of Canadian Purchasers
By purchasing units in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:
•
the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 — Prospectus Exemptions, or Section 73.3 of the Securities Act (Ontario), as applicable;

•
the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations;

•
where required by law, the purchaser is purchasing as principal and not as agent; and

•
the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest
Canadian purchasers are hereby notified that BTIG, LLC is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.
Statutory Rights of Action
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Enforcement of Legal Rights
All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
Taxation and Eligibility for Investment
Canadian purchasers of units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS
Katten Muchin Rosenman LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to units, Class A common stock and warrants. In connection with this offering, Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel to the underwriters.
EXPERTS
The financial statements of Banyan Acquisition Corporation as of March 16, 2021 and for the period from March 10, 2021 (inception) through March 16, 2021 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Banyan Acquisition Corporation to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement of which this prospectus forms a part and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholder and Board of Directors of
Banyan Acquisition Corporation
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Banyan Acquisition Corporation (the “Company”) as of March 16, 2021, the related statements of operations, changes in stockholder's equity (deficit) and cash flows for the period from March 10, 2021 (inception) through March 16, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 16, 2021, and the results of its operations and its cash flows for the period from March 10, 2021 (inception) through March 16, 2021, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph – Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent on the completion of the proposed initial public offering described in Note 3 to the financial statements. The Company had a working capital deficiency as of March 16, 2021 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.
Basis for Opinion
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
Marcum LLP
We have served as the Company’s auditor since 2021.
Boston, Massachusetts
April 1, 2021, except for Note 7 as to which the date is August 6, 2021 and Note 9 as to which the date is December 1, 2021.

BANYAN ACQUISITION CORPORATION
BALANCE SHEETS
	September 30, 2021	March 16, 2021
	(unaudited)	(audited)
Assets
Current Assets:
Cash	$131,976	$25,000
Total Current Assets:	131,976	25,000
Deferred offering costs associated with the proposed public offering	454,801	90,611
Total Assets	$586,777	$115,611
Liabilities and Stockholder’s Equity
Current liabilities:
Accrued expenses	$4,703	$4,703
Accrued offering costs	281,713	90,611
Promissory note – related party	289,425	—
Total Liabilities	575,841	95,314
Commitments and Contingencies (Note 8)
Stockholder’s Equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 240,000,000 shares authorized; none issued and outstanding	—	—
Class B common stock, $0.0001 par value; 60,000,000 shares authorized; 6,900,000 shares issued and outstanding(1)	690	690
Additional paid-in capital	24,310	24,310
Accumulated deficit	(14,064)	(4,703)
Total Stockholder’s Equity	10,936	20,297
Total Liabilities and Stockholder’s Equity	$586,777	$115,611

(1)
On November 30, 2021, the Company surrendered 1,725,000 shares of Class B common stock as a result of updated terms of the proposed public offering. All share amounts and related information have been retroactively restated to reflect the surrender (see Note 9). Includes up to 900,000 Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 6).

The accompanying notes are an integral part of these financial statements.

BANYAN ACQUISITION CORPORATION
STATEMENTS OF OPERATIONS
	For the Period March 10, 2021 (Inception) Through
	September 30, 2021	March 16, 2021
	(unaudited)	(audited)
Formation, general and administrative expenses	$14,064	$4,703
Net loss	$(14,064)	$(4,703)
Basic and diluted weighted average shares outstanding(1)	6,000,000	6,000,000
Basic and diluted net loss per Class B common stock	$(0.00)	$(0.00)

(1)
On November 30, 2021, the Company surrendered 1,725,000 shares of Class B common stock as a result of updated terms of the proposed public offering. All share amounts and related information have been retroactively restated to reflect the surrender (see Note 9). Excludes up to 900,000 Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 6).

The accompanying notes are an integral part of these financial statements.

BANYAN ACQUISITION CORPORATION
STATEMENTS OF CHANGES IN Stockholder’s Equity (Deficit)
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Equity (Deficit)
	No. of shares	Amount
Balance – March 10, 2021 (inception)	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	6,900,000	690	24,310	—	25,000
Net loss	—	—	—	(4,703)	(4,703)
Balance – March 16, 2021 (audited)	6,900,000	690	24,310	(4,703)	20,297
Net loss	—	—	—	(9,361)	(9,361)
Balance – September 30, 2021 (unaudited)	6,900,000	$690	$24,310	$(14,064)	$10,936

(1)
On November 30, 2021, the Company surrendered 1,725,000 shares of Class B common stock as a result of updated terms of the proposed public offering. All share amounts and related information have been retroactively restated to reflect the surrender (see Note 9). Includes up to 900,000 Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 6).

The accompanying notes are an integral part of these financial statements.

BANYAN ACQUISITION CORPORATION
STATEMENTS OF CASH FLOWS
	For the Period from March 10, 2021 (Inception) through September 30, 2021	For the Period from March 10, 2021 (Inception) through March 16, 2021
	(unaudited)	(audited)
Cash flow from operating activities:
Net loss	$(14,065)	$(4,703)
Changes in operating assets and liabilities
Deferred offering cost	(173,087)	—
Accrued expenses	4,703	4,703
Net cash used in operating activities	(182,449)	—
Cash flows from financing activities:
Proceeds from Promissory note – related party	289,425	—
Proceeds from issuance of Class B common stock to Sponsor	25,000	25,000
Net cash provided by financing activities	314,425	25,000
Net Change in Cash	131,976	25,000
Cash – Beginning of the period	—	—
Cash – End of the period	$131,976	$25,000
Supplemental disclosure of non-cash financing activities:
Deferred offering costs included in accrued offering costs	$281,713	$90,611
The accompanying notes are an integral part of these financial statements.

BANYAN ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND
Banyan Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on March 10, 2021. The Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”).
The Company is not limited to a particular industry or geographic location for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of September 30, 2021, the Company had not commenced any operations. All activity for the period from March 10, 2021 (inception) through September 30, 2021 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.
The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of 20,000,000 units at $10.00 per unit (or 23,000,000 units if the underwriter’s option to purchase additional units is exercised in full) (“Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”) which is discussed in Note 3 (the “Proposed Public Offering”) and the sale of 10,250,000 warrants (or 11,450,000 warrants if the underwriter’s option to purchase additional units is exercised in full) at a price of $1.00 per warrant (“Private Placement Warrants”) in a private placement (the “Private Placement”) to Banyan Acquisition Sponsor LLC (the “Sponsor”) and BTIG, LLC (“BTIG”), that will close simultaneously with the Proposed Public Offering.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more operating businesses or assets that together have an aggregate fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the Company’s signing a definitive agreement in connection with its initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target business or assets sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.20 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Placement Warrants, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination

BANYAN ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The public stockholder will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.20 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations and which interest shall be net of taxes payable), calculated as of two business days prior to the completion of the Business Combination. The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 8). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”
The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange rules and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange rules, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5), and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all.
Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Amended and Restated Certificate of Incorporation of the Company provides that only Public Shares and not any Founder Shares are entitled to redemption rights. In addition, the Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until 15 months from the closing of the Proposed Public Offering (or up to 21 months from the closing of this offering if we extend the time to complete a business combination as described in this prospectus) to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all

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NOTES TO FINANCIAL STATEMENTS
operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses, which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their right to the deferred underwriting commission (see Note 8) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit $10.00.
The Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered (other than its independent registered public accounting firm) or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay franchise and income taxes. This liability will not apply with respect to claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and will not apply as to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern Consideration
As of September 30, 2021 and March 16, 2021, the Company had $131,976 and $25,000, respectively, in cash and a working capital deficiency of approximately $443,865 and $70,314, respectively. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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NOTES TO FINANCIAL STATEMENTS
Risks and Uncertainties
Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. The financial statements as of September 30, 2021 and for the period March 10, 2021 (inception) through September 30, 2021 are unaudited and in the opinion of management, include all adjustments, consisting of a normal recurring nature, necessary for a fair presentation. The results for the period from March 10, 2021 (inception) through September 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the

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NOTES TO FINANCIAL STATEMENTS
date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Common Stock Subject to Possible Redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as shareholder’s equity. The Company's common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. As of September 30, 2021, there were no shares of Class A common stock subject to possible redemption presented, at redemption value, as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheet.
Income taxes
The Company accounts for income taxes in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under the asset and liability, method as required by this accounting standard, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to the period when assets are realized or liability is settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in the operation of statement in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities. Deferred tax assets were deemed immaterial as of September 30, 2021 and March 16, 2021.
ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts. There were no unrecognized tax benefits as of September 30, 2021 and
March 16, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of September 30, 2021 and March 16, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The provision for income taxes was deemed to be de minimis for the period from March 10, 2021 (inception) to September 30, 2021.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2021 or March 16, 2021.

BANYAN ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
Deferred Offering Costs
Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.
Net Loss Per Common Share
Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture by the Sponsor. Weighted average shares were reduced for the effect of an aggregate of 900,000 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 6). At September 30, 2021 and March 16, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed Federally insured limits. Exposure to cash and cash equivalents credit risk is reduced by placing such deposits with major financial institutions and monitoring their credit ratings. At September 30, 2021 and March 16, 2021, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.
The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that

BANYAN ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.
Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.
Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.
Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.
Recent Accounting Pronouncements
In August 2020, the FASB issued ASU No. 2020-06, Debt with Conversion and other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40). The new guidance eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. This guidance is effective as of January 1, 2022 (early adoption is permitted effective January 1, 2021). The Company is currently evaluating the effect the updated standard will have on its financial position, results of operations or financial statement disclosure.
The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on the results of operations, financial condition, or cash flows, based on the current information.
NOTE 3 — PROPOSED PUBLIC OFFERING
Pursuant to the Proposed Public Offering, the Company intends to offer for sale up to 20,000,000 Units (or 23,000,000 Units if the underwriter’s over-allotment option is exercised in full) at a price of $10.00 per Unit. Each Unit is expected to consist of one share of Class A common stock and one-half of one warrant (“Public Warrant”). Each whole Public Warrant is anticipated to entitle the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).
The shares of common stock to be sold in the Proposed Public Offering will begin trading on or promptly after the effective date of the registration statement relating to the Proposed Public Offering (“Effective Date”).
NOTE 4 — PRIVATE PLACEMENT
The Company anticipates entering into an agreement with the Sponsor and BTIG pursuant to which the Sponsor will purchase an aggregate of 9,250,000 Private Placement Warrants (or 10,450,000 warrants if the underwriter’s over-allotment option is exercised in full) and BTIG will purchase an aggregate of 1,000,000 Private Placement Warrants (which is not subject to increase if the underwriters’ over-allotment option is exercised), also at a price of $1.00 per Private Placement Warrant (generating proceeds of approximately $10,250,000 in the aggregate or $11,450,000 in the aggregate if the underwriter’s over-allotment option is exercised in full), in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Placement Warrant is anticipated to be exercisable to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 6). A portion of the proceeds from the Private Placement Warrants will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination

BANYAN ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.
NOTE 5 — RELATED PARTY TRANSACTIONS
Founder Shares
In March 2021, the Sponsor purchased 8,625,000 shares of the Company’s Class B common stock (the “Founder Shares”) for an aggregate purchase price of $25,000 and an aggregate of 142,500 of such shares were subsequently transferred to our independent directors, executive officers and special advisor and other third parties. On November 30, 2021, the Sponsor surrendered 1,725,000 Founder Shares as a result of changes to the terms of the Proposed Public Offering, resulting in the Sponsor owning 6,900,000 Founder Shares (see Note 9). The Founder Shares include an aggregate of up to 900,000 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s overallotment is not exercised in full or in part, so that the number of Founder Shares will collectively represent approximately 23% of the Company’s issued and outstanding shares after the Proposed Public Offering.
The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.
Promissory Note — Related Party
In March 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and due at the earlier of March 1, 2022 and the consummation of the Proposed Public Offering. As of September 30, 2021 and March 16, 2021 there was $289,425 and $0 outstanding under the Promissory Note, respectively.
Related Party Loans
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants, at a price of $1.00 per warrant, of the post Business Combination entity. If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The warrants would be identical to the Private Placement Warrants. As of September 30, 2021 and
March 16, 2021, no Working Capital Loans were outstanding.
NOTE 6 — STOCKHOLDER’S EQUITY
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to

BANYAN ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
time by the Company’s board of directors. At September 30, 2021 and March 16, 2021, there were no shares of preferred stock issued or outstanding.
Class A Common Stock — The Company is authorized to issue 240,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At September 30, 2021 and March 16, 2021, there were no shares of Class A common stock issued or outstanding.
Class B Common Stock — The Company is authorized to issue 60,000,000 shares of Class B common stock with a par value of $0.0001 per share. On November 30, 2021, the Sponsor surrendered 1,725,000 shares of Class B common stock as a result of changes to the terms of the Proposed Public Offering. Share amounts and related information have been retrospectively restated for the share surrender (see Note 9). At September 30, 2021 and March 16, 2021, there were 6,900,000 shares of Class B common stock issued and outstanding, of which an aggregate of up to 900,000 shares are subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that such shares will collectively represent 23% of the Comfpany’s issued and outstanding common stock after the Proposed Public Offering.
With respect to any other matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by law, holders of our Founder Shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote. However, prior to the consummation of the Business Combination, holders of the Class B common stock will have the right to elect all of the Company’s directors and may remove members of the board of directors for any reason.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Proposed Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, subject to adjustment for stock splits, stock dividends, rights issuances, consolidations, reorganizations, recapitalizations and the like, in the aggregate, on an as-converted basis, 23% of the sum of the total number of all shares of common stock outstanding upon the completion of the Proposed Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and excluding any private placement warrants issued to our sponsor, its affiliates or any member of our management team upon conversion of working capital loans.
NOTE 7  —  WARRANT LIABILITY
The Company will account for the 20,250,000 warrants to be issued in connection with the Proposed Public Offering (the 10,000,000 Public Warrants and the 10,250,000 Private Placement Warrants assuming the underwriters’ over-allotment option is not exercised) in accordance with the guidance contained in
ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company will classify each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations.
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Accordingly, unless a unit holder purchases at least two units, they will not be able to receive or trade a whole warrant.

BANYAN ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
The Public Warrants will become exercisable on the later of (a) 12 months from the closing of the Proposed Public Offering and (b) 30 days after the completion of a Business Combination.
The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No Public Warrant will be exercisable, and the Company will not be obligated to issue any shares of Class A common stock upon exercise of a Public Warrant unless the share of Class A common stock issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants.
The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the public warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Class A common stock until the public warrants expire or are redeemed, as specified in the public warrant agreement; provided that if the Class A common stock is at the time of any exercise of a public warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of Class A common stock issuable upon exercise of the public warrants is not effective by the 60th business day after the closing of a Business Combination, public warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise public warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of warrants when the price per Class A common stock equals or exceeds $18.00.   Once the public warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of warrants when the price per Class A common stock equals or exceeds $10.00.   Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

BANYAN ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
•
at $0.10 per warrant

•
upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A common stock;

•
if, and only if, the last reported sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before the Company send the notice of redemption to the warrant holders; and

•
if the closing price of the Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share, the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price and the “Redemption of Warrants when the price per share of Class A common stock equals or exceeds $10.00” described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above under “Redemption of Warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants will be identical to the Public Warrants included in the Units being sold in the Proposed Public Offering, except that the Private Placement Warrants and the shares of Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees (except for a number of shares of Class A common stock as described above under Redemption of warrants for Class A common stock). If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.
NOTE 8 — COMMITMENTS AND CONTINGENCIES
Registration Rights
The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working

BANYAN ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering, requiring the Company to register such securities for resale. The holders will have the right to require us to register for resale these securities pursuant to a shelf registration under Rule 415 under the Securities Act. The holders of a majority of these securities will also be entitled to make up to three demands, plus short form registration demands, that we register such securities. In addition, the holders will be entitled to certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company will grant the underwriters a 45-day option from the date of the Proposed Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discount. The underwriters will be entitled to a cash underwriting discount of $0.20 per Unit, or $4,000,000 in the aggregate (or $4,600,000 in the aggregate if the underwriter’s over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, the underwriters will be entitled to a deferred fee of $0.40 per Unit, or $8,000,000 in the aggregate (or $9,200,000 in the aggregate if the underwriter’s over-allotment option is exercised in full). The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
NOTE 9 — SUBSEQUENT EVENTS
Management evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the financial statements were issued. Based upon this review, management did not identify any subsequent events other than as described above that would have required adjustment or disclosure in the financial statements, other than the following event.
On November 30, 2021, the Sponsor surrendered 1,725,000 Founder Shares as a result of changes to the terms of the Proposed Public Offering, resulting in the Sponsor owning 6,757,500 Founder Shares, inclusive of 900,000 Founder Shares subject to forfeiture if the underwriter’s over-allotment option is not exercised in full or in part. All share amounts and related information have been retrospectively restated for the share surrender.

20,000,000 Units
Banyan Acquisition Corporation

PRELIMINARY PROSPECTUS
           , 2021

Sole Bookrunner
BTIG

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:
Legal fees and expenses	$250,000
Accounting fees and expenses	160,000
SEC expenses	37,640
FINRA expenses	52,250
Travel and road show expenses	20,000
NYSE listing and filing fees	85,000
Printing and engraving expenses	40,000
Miscellaneous expenses	105,110
Total offering expenses	$750,000
Item 14.   Indemnification of Directors and Officers.
Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, or the DGCL. Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.
Section 145. Indemnification of officers, directors, employees and agents; insurance.
(a)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c)
To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)
Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)
Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)
The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)
A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)
For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a merger or consolidation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(i)
For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)
The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)
The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.
If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by applicable law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.
Our amended and restated certificate of incorporation also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.
The right to indemnification which will be conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.
The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our amended and restated bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by applicable law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.
Our amended and restated bylaws includes the provisions relating to advancement of expenses and indemnification rights consistent with those which will be set forth in our amended and restated certificate of incorporation. In addition, our amended and restated bylaws provides for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our amended and restated bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Any repeal or amendment of provisions of our amended and restated bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by applicable law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
We will enter into indemnification agreements with each of our officers and directors a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also expect to maintain standard policies of insurance under which coverage shall be provided to our officers and directors against loss arising from claims made by reason of breach of duty or other wrongful acts.
Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.
Item 15.   Recent Sales of Unregistered Securities.
On March 16, 2021, Banyan Acquisition Sponsor LLC, our sponsor, purchased an aggregate of 8,625,000 founder shares, par value $0.0001 per share, for an aggregate purchase price of $25,000, or approximately $0.003 per share and an aggregate of 142,500 of such shares were subsequently transferred to our directors, executive officers and special advisor and other third parties. On November 30, 2021, our sponsor forfeited certain founder shares such that our initial stockholders, consisting of our sponsor, independent directors and certain advisors, now collectively hold 6,900,000 founders shares. The number of founder shares issued was determined based on the expectation that the founder shares would represent 23% of the issued and outstanding shares of common stock upon completion of this offering. Such securities were issued in connection with our incorporation pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D.
In addition, our sponsor has committed to purchase an aggregate of 9,250,000 warrants (or 10,450,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per warrant (for an aggregate of $9,250,000 or $10,450,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), and BTIG has committed to purchase an aggregate of 1,000,000 warrants (which is not subject to increase if the underwriters’ over-allotment option is exercised), also at a price of $1.00 per warrant (for an aggregate of $1,000,000), in each case pursuant to a written agreement in a private placement that will close simultaneously with the closing of this offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
No underwriting discounts or commissions were paid with respect to such sales.
Item 16.   Exhibits and Financial Statement Schedules.
(a)   Exhibits.   The following exhibits are being filed herewith:
Exhibit	Description
1.1**	Form of Underwriting Agreement
3.1**	Certificate of Incorporation
3.2**	Form of Amended and Restated Certificate of Incorporation
3.3**	Bylaws
3.4**	Form of Amended and Restated Bylaws
4.1**	Specimen Unit Certificate
4.2**	Specimen Class A Common Stock Certificate
4.3**	Specimen Warrant Certificate (included in Exhibit 4.4)
4.4**	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1**	Opinion of Katten Muchin Rosenman LLP
10.1*	Amended and Restated Promissory Note, initially dated March 16, 2021, issued to Banyan Acquisition Sponsor LLC
10.2**	Form of Letter Agreement among the Registrant and its directors, officers and special advisor and Banyan Acquisition Sponsor LLC

Exhibit	Description
10.3**	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.4**	Form of Registration Rights Agreement between the Registrant and certain security holders
10.5**	Securities Subscription Agreement, dated March 16, 2021, between the Registrant and Banyan Acquisition Sponsor LLC
10.6**	Form of Warrants Purchase Agreement between the Registrant and Banyan Acquisition Sponsor LLC
10.7*	Form of Warrants Purchase Agreement between the Registrant and BTIG, LLC
10.8**	Form of Indemnity Agreement
10.9**	Form of Support Services Agreement by and between the Registrant and Banyan Acquisition Sponsor LLC
14**	Form of Code of Ethics and Business Conduct
23.1*	Consent of Marcum LLP
23.2**	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)
24**	Power of Attorney (included on signature page to the initial filing of this Registration Statement)
99.1**	Form of Audit Committee Charter
99.2**	Form of Compensation Committee Charter
99.3**	Form of Nominating and Corporate Governance Committee Charter
99.4**	Consent of Bruce Lubin
99.5**	Consent of Kimberley Gill Rimsza
99.6**	Consent of Otis Carter
99.7*	Consent of Peter Cameron

*
Filed herewith.

**
Previously filed.

(b)
Financial Statements.   See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon

Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)
For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois, on the second day of December, 2021.
BANYAN ACQUISITION CORPORATION
By:
/s/ Keith Jaffee

Name:   Keith Jaffee
Title:     Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
* Jerry Hyman	Chairman	December 2, 2021
/s/ Keith Jaffee Keith Jaffee	Chief Executive Officer and Director (Principal Executive Officer)	December 2, 2021
* George Courtot	Chief Financial Officer (Principal Financial and Accounting Officer)	December 2, 2021

By:
/s/ Keith Jaffee

Attorney-in-Fact